EXECUTION VERSION MASTER TRANSACTION AGREEMENT by and between AETNA INC. and HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY Dated as of October 22, 2017

i TABLE OF CONTENTS Page ARTICLE I. DEFINITIONS .................................................................................................. 3 Section 1.01. Definitions ............................................................................................. 3 ARTICLE II. TRANSFER AND ACQUISITION OF ASSETS .......................................... 20 Section 2.01. Purchase and Sale of the Transferred Assets ...................................... 20 Section 2.02. Excluded Assets .................................................................................. 21 Section 2.03. Procedures for Assets Not Transferrable ............................................ 23 Section 2.04. Assumption of the Assumed Liabilities .............................................. 24 Section 2.05. Excluded Liabilities ............................................................................ 24 Section 2.06. Place and Date of Closing ................................................................... 25 Section 2.07. Consideration ...................................................................................... 26 Section 2.08. Closing Deliveries ............................................................................... 28 Section 2.09. Adjustment to Initial Transfer Amount after Closing ......................... 31 Section 2.10. Post-Closing Adjustments ................................................................... 35 ARTICLE III. REPRESENTATIONS AND WARRANTIES OF SELLER ......................... 35 Section 3.01. Organization; Standing and Authority ................................................ 35 Section 3.02. Authorization....................................................................................... 36 Section 3.03. Sufficiency of Assets........................................................................... 36 Section 3.04. No Conflict or Violation ..................................................................... 36 Section 3.05. Consents and Approvals ...................................................................... 37 Section 3.06. Certain Contracts ................................................................................. 37 Section 3.07. Title to Assets ...................................................................................... 39 Section 3.08. Absence of Litigation .......................................................................... 39 Section 3.09. Compliance With Laws ....................................................................... 39 Section 3.10. Employee Matters ............................................................................... 40 Section 3.11. Permits ................................................................................................ 42 Section 3.12. Intellectual Property ............................................................................ 43 Section 3.13. Insurance Business .............................................................................. 44 Section 3.14. Producers; Sale Practices .................................................................... 44 Section 3.15. Real Property ....................................................................................... 45 Section 3.16. Ceded Reinsurance Contracts ............................................................. 45 Section 3.17. Tax....................................................................................................... 46 Section 3.18. Financial Statements; Books and Records .......................................... 47 Section 3.19. Specified Portfolio .............................................................................. 48 Section 3.20. No Undisclosed Liabilities .................................................................. 49 Section 3.21. Actuarial Report .................................................................................. 49 Section 3.22. Absence of Certain Changes or Events ............................................... 49 Section 3.23. Brokers and Finders ............................................................................ 49 Section 3.24. Data Protection and Privacy; IT Systems............................................ 49 Section 3.25. Distribution of Group Insurance Contracts ......................................... 50 Section 3.26. Administration of the Subject Contracts ............................................. 51

ii ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF PURCHASER ................ 51 Section 4.01. Organization, Standing ........................................................................ 51 Section 4.02. Authorization....................................................................................... 51 Section 4.03. No Conflict or Violation ..................................................................... 52 Section 4.04. Consents and Approvals ...................................................................... 52 Section 4.05. Absence of Litigation .......................................................................... 52 Section 4.06. Compliance With Laws ....................................................................... 52 Section 4.07. Financial Ability ................................................................................. 53 Section 4.08. Permits ................................................................................................ 54 Section 4.09. Brokers and Finders ............................................................................ 54 Section 4.10. Absence of Triggering Event .............................................................. 54 ARTICLE V. COVENANTS ................................................................................................ 54 Section 5.01. Conduct of Business ............................................................................ 54 Section 5.02. Pre-Closing Access to Information ..................................................... 56 Section 5.03. Post-Closing Access to Information.................................................... 56 Section 5.04. Confidentiality .................................................................................... 58 Section 5.05. Maintenance and Transfer of Books and Records .............................. 59 Section 5.06. Consents, Approvals and Filings ........................................................ 60 Section 5.07. Further Assurances .............................................................................. 61 Section 5.08. Privacy and Data Security Compliance; Use of Information .............. 61 Section 5.09. Non-Solicitation of Employees ........................................................... 62 Section 5.10. Use of Names ...................................................................................... 62 Section 5.11. Pre-Closing Management of Specified Portfolio ................................ 63 Section 5.12. Properties ............................................................................................ 66 Section 5.13. Non-Competition ................................................................................ 67 ARTICLE VI. EMPLOYEE MATTERS ................................................................................ 69 Section 6.01. Employee Matters ............................................................................... 69 Section 6.02. No Third Party Beneficiaries .............................................................. 75 ARTICLE VII. TAX MATTERS ............................................................................................. 75 Section 7.01. Allocation of Consideration ................................................................ 75 Section 7.02. Transfer Taxes ..................................................................................... 76 Section 7.03. Cooperation and Exchange of Information ......................................... 76 Section 7.04. Miscellaneous ...................................................................................... 76 ARTICLE VIII. CONDITIONS TO CLOSING ........................................................................ 77 Section 8.01. Conditions to Obligations of Each Party ............................................. 77 Section 8.02. Conditions to Obligations of Purchaser .............................................. 77 Section 8.03. Conditions to Obligations of Seller ..................................................... 78 ARTICLE IX. TERMINATION PRIOR TO CLOSING ....................................................... 78 Section 9.01. Termination of Agreement .................................................................. 78 Section 9.02. Termination Procedure ........................................................................ 79 Section 9.03. Survival ............................................................................................... 79

iii ARTICLE X. INDEMNIFICATION ..................................................................................... 80 Section 10.01. Survival ............................................................................................... 80 Section 10.02. Indemnification ................................................................................... 80 Section 10.03. Certain Limitations.............................................................................. 81 Section 10.04. Definitions ........................................................................................... 82 Section 10.05. Procedures for Third Party Claims ...................................................... 83 Section 10.06. Direct Claims ...................................................................................... 85 Section 10.07. Sole Remedy ....................................................................................... 85 Section 10.08. Certain Other Matters .......................................................................... 85 ARTICLE XI. GENERAL PROVISIONS ............................................................................. 86 Section 11.01. Publicity .............................................................................................. 86 Section 11.02. Expenses .............................................................................................. 86 Section 11.03. Notices................................................................................................. 86 Section 11.04. Entire Agreement ................................................................................ 87 Section 11.05. Severability ......................................................................................... 88 Section 11.06. Assignment .......................................................................................... 88 Section 11.07. Waivers and Amendments .................................................................. 88 Section 11.08. Disclosure Schedules .......................................................................... 88 Section 11.09. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial ..................................................................................................... 88 Section 11.10. Rules of Construction .......................................................................... 89 Section 11.11. Certain Limitations.............................................................................. 90 Section 11.12. No Third Party Beneficiaries .............................................................. 91 Section 11.13. Execution in Counterparts ................................................................... 91 Section 11.14. Equitable Remedies ............................................................................. 91 SCHEDULES Schedule I Assigned Contracts Schedule II Transferred Assets Schedule III Assumed Liabilities Schedule IV Pre-Closing Investment Guidelines Schedule V Transaction Accounting Principles Schedule VI Real Estate Seller Disclosure Schedule Purchaser Disclosure Schedule

iv EXHIBITS Exhibit A Form of Commutation Agreement Exhibit B Form of Reinsurance Agreement Exhibit C Form of Trust Agreement Exhibit D Form of Administrative Services Agreement Exhibit E Form of Transition Services Agreement Exhibit F Form of Intellectual Property Agreement Exhibit G Form of Distribution Agreement Exhibit H Form of Bill of Sale and Assignment and Assumption Agreement Exhibit I Form of Trademark License Agreement Exhibit J Form of Portland Location Assignment Agreement Exhibit K-1 Form of Plantation Sublease Exhibit K-2 Form of South Portland Sublease Exhibit K-3 Form of Omaha Sublease Exhibit L Form of Hartford License Agreement Exhibit M Form of Employee Leasing Agreement Exhibit N Form of Data Processing Side Letter

1 MASTER TRANSACTION AGREEMENT This Master Transaction Agreement (this “Agreement”), dated as of October 22, 2017, is entered into by and between Aetna Inc., a Pennsylvania corporation (“Seller”), and Hartford Life and Accident Insurance Company, a Connecticut insurance company (“Purchaser”). WITNESSETH: WHEREAS, Seller owns 100% of the issued and outstanding shares of capital stock of Aetna Life Insurance Company, an insurance company organized under the laws of the State of Connecticut (the “Ceding Company”); WHEREAS, Seller and its Affiliates (as hereinafter defined), including the Ceding Company and Aetna Health and Life Insurance Company, an insurance company organized under the laws of the State of Connecticut (“AHLIC”), are engaged, among other things, in the operation of the Business (as hereinafter defined) in the United States; and WHEREAS, the parties hereto desire to enter into this Agreement pursuant to which, on the terms and subject to the conditions set forth herein, at the Closing (as hereinafter defined), among other things: (a) the Ceding Company will enter into a commutation agreement with AHLIC substantially in the form attached hereto as Exhibit A (the “Commutation Agreement”), pursuant to which, on the terms and subject to the conditions set forth therein, the Ceding Company will recapture the portion of the Business reinsured by AHLIC effective as of immediately prior to the effectiveness of the Reinsurance Agreement (as defined below) (the “Pre-Closing Commutation”); (b) the Ceding Company will enter into a reinsurance agreement with Purchaser substantially in the form attached hereto as Exhibit B (the “Reinsurance Agreement”), pursuant to which, on the terms and subject to the conditions set forth therein, the Ceding Company shall cede to Purchaser, and Purchaser shall reinsure, all “Policy Liabilities” (as such term is defined in such attached form of the Reinsurance Agreement, the “Reinsured Liabilities”), on a 100% coinsurance basis; (c) the Ceding Company and Purchaser will enter into a trust agreement with the Trustee (as hereinafter defined) substantially in the form attached hereto as Exhibit C (the “Trust Agreement”), pursuant to which, on the terms and subject to the conditions set forth therein, Purchaser will establish and maintain a trust account (the “Trust Account”) with the Trustee for the benefit of the Ceding Company to secure Purchaser’s obligations to the Ceding Company under the Reinsurance Agreement; (d) the Ceding Company will enter into an administrative services agreement with Purchaser substantially in the form attached hereto as Exhibit D (the “Administrative Services Agreement”), pursuant to which, on the terms and subject to the conditions set forth therein,

2 Purchaser will provide to the Ceding Company administrative services with respect to the Business reinsured under the Reinsurance Agreement; (e) the Ceding Company and Purchaser will enter into a transition services agreement substantially in the form attached hereto as Exhibit E (the “Transition Services Agreement”), pursuant to which, on the terms and subject to the conditions set forth therein, the Ceding Company will, or will cause its Affiliates or third party service providers to, perform certain transition services with respect to the Business for Purchaser or its designated Affiliates; (f) Seller and Purchaser will enter into an intellectual property assignment and license agreement substantially in the form attached hereto as Exhibit F (the “Intellectual Property Agreement”), pursuant to which Seller and the Ceding Company will, on the terms and subject to the conditions set forth therein, transfer, assign and license the Transferred Intellectual Property to Purchaser, and Purchaser will license certain Transferred Intellectual Property back to Seller; (g) the Ceding Company, Carefree Insurance Services, Inc., a company organized under the laws of Florida and a Subsidiary of Seller, Purchaser and one or more Affiliates of Purchaser will enter into a distribution agreement substantially in the form attached hereto as Exhibit G (the “Distribution Agreement”), pursuant to which, on the terms and subject to the conditions set forth therein, the parties thereto will market and sell insurance policies to each other’s customers and joint customers; (h) subject to obtaining relevant third party consents, Purchaser and Seller or their applicable Affiliates will enter into a lease assignment agreement substantially in the form attached hereto as Exhibit J (the “Portland Location Assignment Agreement”), pursuant to which Purchaser or its applicable Affiliate(s) will accept assignment of the Assigned Lease on the terms and subject to the conditions set forth herein and therein; (i) subject to obtaining relevant third party consents, Purchaser and Seller or their applicable Affiliates will enter into sublease agreements substantially in the form attached hereto as Exhibit K, pursuant to which Seller or its applicable Affiliate(s) will sublease certain real property to Purchaser or its applicable Affiliate(s), on the terms and subject to the conditions set forth herein and therein; and (j) Seller and its applicable Affiliates will sell to Purchaser, and Purchaser will purchase from Seller and its Affiliates, the Transferred Assets (as hereinafter defined), and Seller and its applicable Affiliates will assign to Purchaser, and Purchaser will assume from Seller and its applicable Affiliates, the Assumed Liabilities and the Assigned Contracts (as hereinafter defined). NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements set forth herein, the parties hereto hereby agree as follows:

3 ARTICLE I. DEFINITIONS Section 1.01. Definitions. For purposes of this Agreement, the following terms have the respective meanings set forth below: “Accounting Date” has the meaning given to such term in Section 2.06. “Accounting Value” means, with respect to any Investment Asset as of any date of determination, the sum of: (i) the Book Value of such Investment Asset as of the applicable date of determination; plus (ii) all accrued but unpaid interest on such Investment Asset through the applicable date of determination. “Action” means any civil, criminal, administrative or other claim, action, suit, litigation, arbitration hearing, charge, complaint, demand, notice or other similar proceeding, in each case by or before any Governmental Authority or arbitral body. “Actuarial Report” has the meaning given to such term in Section 3.21. “Adjusted Required Asset Value” means, as of any applicable date of determination, an amount equal to (i) the Required Asset Value as of such date, plus (if positive) or minus (if negative) (ii) the sum of all Capital Gain or Loss Adjustments required with respect to the period from the Reference Date through the applicable date of determination, plus (if positive) or minus (if negative) (iii) the sum of all Reallocated Asset Value Adjustments required with respect to the period from the Reference Date through the applicable date of determination. The Capital Gain or Loss Adjustments and Reallocated Asset Value Adjustments required with respect to the period from the Reference Date to the date hereof are required to be set forth on Section 3.19(b) of the Seller Disclosure Schedule. All Capital Gain or Loss Adjustments and Reallocated Asset Value Adjustments required with respect to the period beginning on the date hereof and ending at the Closing will be determined in accordance with Section 5.11. “Administrative Services Agreement” has the meaning given to such term in the Recitals. “Affiliate” means, with respect to any Person at the time in question, any other Person controlling, controlled by or under common control with such Person. For purposes of the foregoing, “control,” including the terms “controlling,” “controlled by” and “under common control with,” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding anything to the contrary contained in this Agreement, none of the following nor any of their respective Subsidiaries shall be deemed to be an Affiliate of Seller or any of its Subsidiaries for purposes of this Agreement: (i) bswift LLC, a Delaware limited liability company, or Prodigy Health Group, Inc., a Delaware corporation; and (ii) (x) any joint venture, accountable care organization or similar arrangement for the establishment, management or operation of a provider collaboration, network or group in which Seller and its Affiliates collectively own 50% or less of the outstanding equity securities or

4 economic interest and (y) any other joint venture entity formed with health systems or health care providers to the extent such joint venture entity owns or operates a health plan. “Agreement” has the meaning given to such term in the Preamble. “AHLIC” has the meaning given to such term in the Recitals. “Allocable Amount” has the meaning given to such term in Section 7.01. “Applicable Law” means all laws, common law, rules, regulations, ordinances, codes, statutes, judgments, injunctions, Governmental Orders and decrees of all Governmental Authorities applicable to the Person, place and situation in question. “ASO Contracts” means: (i) the contracts pursuant to which the Ceding Company provides to plan sponsors of self-funded groups administrative or related services for the management of disability benefits prior to the Effective Time; and (ii) the contracts pursuant to which the Ceding Company provides to employers administrative services or software for the management of leaves of absence by employees and related rights and benefits under Applicable Law (including the Family and Medical Leave Act of 1993, as amended, the Americans with Disabilities Act of 1990, as amended, and similar U.S. state and municipal laws, and including as a result of long-term or short-term disability) and internal policies and practices of such employers, in each case of (i) and (ii) in connection with the Business. “Asset Consideration” has the meaning given to such term in Section 2.07(a)(ii). “Assigned Contracts” means: (i) those contracts and other agreements to which Seller or an Affiliate of Seller is a party and which are listed on Schedule I; (ii) any renewals or replacement of those contracts and other agreements to which Seller or an Affiliate of Seller is a party that are listed on Schedule I, to the extent such agreements or divisible sub-agreements thereof are entered into prior to the Closing in the ordinary course of business and in accordance with this Agreement; (iii) any vendor contracts and other vendor agreements to which Seller or an Affiliate of Seller is a party, to the extent such agreements or divisible sub-agreements thereof relate primarily or exclusively to the Business and are entered into between the date hereof and the Closing, in the ordinary course of business and in accordance with this Agreement; and (iv) each Business Employee Benefit Plan. “Assigned Lease” has the meaning given to such term in Section 2.01. “Assumed Liabilities” has the meaning given to such term in Section 2.04. “Bill of Sale and Assumption and Assignment Agreement” means a bill of sale and assumption and assignment agreement, substantially in the form attached hereto as Exhibit H, to be entered into by Seller and its applicable Affiliates, on the one hand, and Purchaser, on the other hand, at the Closing. “Board Materials” has the meaning given to such term in the definition of “Books and Records.”

5 “Books and Records” means all records (including computer generated, recorded or stored records) relating directly and primarily to the Business that are in the possession or control of Seller, or any of its Affiliates; provided, however, that “Books and Records” excludes (the following, collectively, the “Excluded Books and Records”): (1) Tax Returns, Tax records and all other data and information with respect to Taxes of Seller and its Affiliates (other than Tax records of individual insureds under Group Contracts); (2) files, records, data and information with respect to the employees of Seller or its Affiliates, any Employee or any Employee Benefit Plan (except data and information provided pursuant to this Agreement or the Employee Leasing Agreement, in either case, with respect to any Business Employee Benefit Plan and Employee, unless prohibited by Applicable Law); (3) any materials prepared for the boards of directors or similar governing bodies of Seller or any of its Affiliates (“Board Materials”); (4) any corporate minute books, stock records or similar corporate records of Seller or any of its Affiliates; (5) any materials that are legally privileged, it being understood that Seller shall use commercially reasonable efforts to obtain waivers or make other arrangements (including redacting information or entering into joint defense agreements) that would enable such item to be transferred to or shared with Purchaser without destroying such privilege; (6) any information the disclosure or transfer of which is prohibited or restricted by Applicable Law, including antitrust, Privacy and Data Security Laws or pursuant to a contract (it being understood that Seller shall identify the records that are prohibited or restricted to be disclosed or transferred under Applicable Law and the basis for such prohibition or restriction, and shall use commercially reasonable efforts to obtain waivers or make other arrangements (including redacting information) that would enable such item to be transferred to Purchaser without so contravening any such Applicable Law or obligation under contract) (7) any internal drafts, opinions, valuations, correspondence, documents or other materials produced by, or provided between or among, Seller, its Affiliates or their respective Representatives in connection with the sale of the Business (including the negotiation, evaluation and consummation of the transactions contemplated by this Agreement and the other Transaction Agreements) or the terms of engagement of Representatives with respect thereto; and (8) consolidated financial records (including general ledgers) of Seller or its Affiliates, consolidated regulatory filings made by Seller or its Affiliates and any related correspondence with Governmental Authorities, except to the extent the information contained therein specifically or separately identifies the Business and is not otherwise included in a Book and Record. For purposes of this definition, the term “primarily” means records that relate to the Business more than any other business area of Seller or any of its Affiliates. “Book Value” means, with respect to any Investment Asset as of any date of determination, the statutory book value thereof determined in accordance with SAP; provided that, until the Closing has occurred, the statutory book value of any asset that is transferred from AHLIC to the Ceding Company in connection with the Pre-Closing Commutation will be its statutory book value prior to such transfer. “Burdensome Condition” has the meaning given to such term in Section 5.06(c). “Business” means: (i) the Ceding Company’s business of issuing, underwriting, reinsuring, selling, entering into, distributing, marketing, delivering, pricing, servicing, canceling, terminating and administering, as applicable, Group Contracts in the United States; and (ii) prior to the Closing, AHLIC’s business of reinsuring certain Group Insurance Contracts

6 from the Ceding Company; provided, however, that the Business does not include any insurance business or administrative services sold by (a) the Ceding Company’s “Strategic Resource Company” business unit to (x) plan sponsors seeking coverage primarily for part-time, temporary, seasonal, interim, hourly or transient employees, or (y) plan sponsors seeking coverage to meet requirements under the Davis-Bacon Act of 1931, as amended, for governmental contractors; or (b) the Ceding Company’s “International” business unit to (x) plan sponsors located in Canada to cover fewer than 750 employees and beneficiaries located in the U.S., (y) plan sponsors (whether located in the United States or outside the United States) where the number of employees and beneficiaries located in the United States is fewer than (A) 25% of the total number of employees and beneficiaries on cover, or (B) 100 lives. “Business Day” means any day other than a Saturday, Sunday or a day on which banking institutions in New York, New York or Hartford, Connecticut are permitted or obligated by Applicable Law to be closed. “Business Employee” means each employee of Seller or any of its Affiliates who, to the Knowledge of Seller, provides, as of the Reference Date, 60 percent or more of his or her services to the Business; whose names are set forth on Section 6.01(a)(ii) of the Seller Disclosure Schedule, as such section of the Seller Disclosure Schedule may be updated in accordance with Section 6.01(a). For the avoidance of doubt, such section of the Seller Disclosure Schedule shall include such employees who as of the date hereof are actively employed as well as such employees who are on (i) a leave of absence (including temporary leave for purposes of jury or military duty, maternity or paternity leave, leave under the Family Medical Leave Act of 1993, approved personal leave or disability or medical leave) or (ii) vacation or paid time off). “Business Employee Benefit Plan” means each plan, program or agreement set forth on Section 3.10(b) of the Seller Disclosure Schedule. “Capital Gain or Loss Adjustment” has the meaning given to such term in Section 5.11(b)(ii). “Ceded Reinsurance Contracts” has the meaning given to such term in Section 3.16(a). “Ceding Commission” has the meaning given to such term in Section 2.07(a)(i). “Ceding Company” has the meaning given to such term in the Recitals. “Closing” has the meaning given to such term in Section 2.06. “Closing Date” has the meaning given to such term in Section 2.06. “Closing Required Asset Value” means the Adjusted Required Asset Value as of the Accounting Date calculated after taking into account all Capital Gain or Loss Adjustments and all Reallocated Asset Value Adjustments required pursuant to Section 5.11 or Section 3.19(b) from the Reference Date through the Closing.

7 “Closing Statement” means, as of any date of determination, a statement as of such date prepared in the same format as the Reference Closing Statement (assuming, for this purpose, the Closing occurred, and that the Reinsurance Agreement became effective, as of the end of the day on such date) and in accordance with the Transaction Accounting Principles. “COBRA” means Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code and any similar state law. “Code” means the Internal Revenue Code of 1986. “Commutation Agreement” has the meaning given to such term in the Recitals. “Competing Businesses” has the meaning given to such term in Section 5.13. “Competing Person” has the meaning given to such term in Section 5.13(e). “Condition Satisfaction” has the meaning given to such term in Section 2.06. “Confidentiality Agreement” has the meaning given to such term in Section 5.04(a). “Data Input Inaccuracies” means inaccuracies or omissions to the extent arising from (i) the inputting of factual data relating to the Group Contracts or (ii) the coding, compilation or aggregation of such factual data in connection with such inputting. “Deductible” has the meaning given to such term in Section 10.03(a). “Discretionary Turnover Allowance” has the meaning given to such term in Section 5.11(b)(i)(B). “Distribution Agreement” has the meaning given to such term in the Recitals. “Effective Time” means 12:00:01 a.m. on the first calendar day of the month in which the Closing occurs. “Employee” means each employee of Seller or any of its Affiliates whose name is set forth on Section 6.01(a)(i) of the Seller Disclosure Schedule, as such section of the Seller Disclosure Schedule may be updated in accordance with Section 6.01(a). For the avoidance of doubt, such section of the Seller Disclosure Schedule shall include such employees who as of the Closing Date are actively employed as well as such employees who are (i) on a leave of absence (including temporary leave for purposes of jury or military duty, maternity or paternity leave, leave under the Family Medical Leave Act of 1993, approved personal leave or disability or medical leave), (ii) on a vacation or paid time off or (iii) hired by Seller or any of its Affiliates in accordance with the terms and conditions of the Employee Leasing Agreement. “Employee Benefit Plan” means each written or unwritten plan, policy, program, agreement and arrangement, other than a Business Employee Benefit Plan, whether covering a single individual or a group of individuals, that is (a) an “employee benefit plan” within the

8 meaning of Section 3(3) of ERISA, (b) a stock bonus, stock purchase, stock option, restricted stock, stock appreciation right, incentive stock or similar equity-based plan or (c) any other employment, severance, deferred-compensation, retention, change in control, retirement, welfare benefit, bonus, incentive or fringe benefit plan, policy, program, agreement or arrangement, in each case, which is maintained, sponsored or contributed to by Seller or any of its Affiliates and in which any Employee participates or is eligible to participate or with respect to which Seller or any of its Affiliates has any liability with respect to any Employee. “Employee Leasing Agreement” has the meaning given to such term in Section 2.08(a)(xv). “Employee Lease Term” has the meaning given to such term in the Employee Leasing Agreement. “Enforceability Exceptions” has the meaning given to such term in Section 3.02. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended. “Estimated Asset Value Statement” has the meaning given to such term in Section 2.07(d)(iii). “Estimated Closing Required Asset Value” has the meaning given to such term in Section 2.07(d)(i). “Estimated Closing Statement” has the meaning given to such term in Section 2.07(c)(iii). “Estimated Required Balance” has the meaning given to such term in Section 2.07(d)(iii). “Excluded Assets” has the meaning given to such term in Section 2.02. “Excluded Benefits Liabilities” means any Liabilities in respect of the Employee Benefit Plans and any other benefit plans, programs, policies, arrangement or agreements maintained or contributed to by, or with respect to which Seller or its Affiliates may have any liability, other than the Business Employee Benefit Plans or as set forth in Section 6.01(i). “Excluded Books and Records” has the meaning given to such term in the definition of “Books and Records.” “Excluded Liabilities” has the meaning given to such term in Section 2.05. “Excluded Taxes” has the meaning given to such term in Section 2.05(c). “Fair Market Value” means: (i) in the case of cash and cash equivalents, the face amount thereof; (ii) in the case of securities listed on an exchange or in an over-the-counter market (other than securities that constitute cash equivalents as described in clause (i) above), the

9 final bid price on such exchange or market (provided that such bid price includes all accrued and unpaid interest on such security through the date of determination; otherwise the amount of such accrued and unpaid interest shall be added to such bid price); and (iii) in the case of any other asset, the fair market value or valuation thereof (including accrued but unpaid interest), as determined in accordance with GAAP; provided that (a) the Fair Market Value of any Investment Asset for which a price is available through Bloomberg’s “BVAL” valuation service shall be the sum of (x) the 4:00 p.m. Eastern Time bid price set for that Investment Asset by such valuation service on the applicable date of determination plus (y) all accrued and unpaid interest on such asset through the applicable date of determination, and (b) the Fair Market Value of any Investment Asset for which a price is not available through Bloomberg’s “BVAL” valuation service but is available through IDC’s valuation service shall be the sum of (x) the 4:00 p.m. Eastern Time bid price set for that Investment Asset by IDC’s valuation service on the applicable date of determination plus (y) all accrued and unpaid interest on such asset through the applicable date of determination. Notwithstanding the foregoing, the Fair Market Value of any Investment Asset that is sold by the Ceding Company or AHLIC to a third party during the Interim Period for a price that differs from the amount determined pursuant to the prior sentence shall be the gross proceeds received by the Ceding Company or AHLIC, as applicable, in such sale, including, for the avoidance of doubt, the amount of such gross proceeds that is attributable to accrued but unpaid interest on such Investment Asset. “Final Allocation” has the meaning given to such term in Section 7.01. “Final Asset Value Statement” has the meaning given to such term in Section 2.09(f). “Final Closing Required Asset Value” has the meaning given to such term in Section 2.09(f). “Final Closing Required Asset Value Statement” has the meaning given to such term in Section 2.09(f). “Final Closing Statement” has the meaning given to such term in Section 2.09(f). “FMV Ex-Accrued” means, with respect to any Investment Asset as of any date of determination, the Fair Market Value thereof as of such date, excluding the amount of all accrued but unpaid interest on such Investment Asset through such date; provided that, notwithstanding the foregoing, (a) the FMV Ex-Accrued of any Investment Asset for which a price is available through Bloomberg’s “BVAL” valuation service shall be the 4:00 p.m. Eastern Time bid price set for that Investment Asset by such valuation service on the applicable date of determination, and (b) the FMV Ex-Accrued of any Investment Asset for which a price is not available through Bloomberg’s “BVAL” valuation service but is available through IDC’s valuation service shall be the 4:00 p.m. Eastern Time bid price set for that Investment Asset by IDC’s valuation service on the applicable date of determination. Notwithstanding the foregoing, the FMV Ex-Accrued of any Investment Asset that is sold by the Ceding Company or AHLIC to a third party in the period from the Reference Date through the Closing Date for a price (excluding accrued but unpaid interest) that differs from the amount determined pursuant to the prior sentence shall be the gross proceeds received by the Ceding Company or AHLIC, as

10 applicable, in such sale, less the amount of such gross proceeds that is attributable to accrued but unpaid interest on such Investment Asset. “GAAP” means generally accepted accounting principles in the United States. “Governmental Approval” has the meaning given to such term in Section 3.05. “Governmental Authority” means any governmental, legislative, judicial, administrative or regulatory authority, agency, commission, board, body, court, self-regulatory body or entity or any instrumentality thereof, including any Tax Authority, whether United States federal, state, local or non-U.S. “Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority. “Group Contracts” means the Group Insurance Contracts and the ASO Contracts. “Group Insurance Contracts” means (i) the contracts, policies, certificates, binders, slips, covers or other agreements of employer and employee paid (a) group life insurance, including group term life insurance, voluntary spouse and dependent term life insurance, group universal life insurance, supplemental life insurance and accidental death and dismemberment insurance, (b) group disability insurance, including long-term and short-term disability insurance and statutory disability insurance and New York Paid Family Leave, and (c) individual or group life insurance issued or established as a result of the exercise of any conversion or other portability option or feature under any of the contracts, policies, certificates, binders, slips, covers or other agreements described in clause (i)(a) above, (ii) all funding or premium deposit agreements used to fund the group long-term disability or group life insurance contracts described in clause (i) above, (iii) all reserve buy out agreements for disability insurance and life insurance and (iv) all retained asset accounts relating to the agreements described in clause (i) above, in each case of clause (i) through (iv) that are issued or assumed by the Ceding Company prior to the Effective Time in connection with the Business and including all supplements, riders, endorsements and ancillary agreements issued or written in connection therewith and extensions thereto. “Hannover Consent” means the consent and waiver, dated as of October 11, 2017, by Hannover Life Reassurance Company of America of Section 13.1 of that certain Yearly Renewable Term Reinsurance Agreement by and between the Ceding Company and Hannover Life Reassurance Company of America, effective January 1, 2017. “Hartford License Agreement” has the meaning given to such term in Section 2.08(a)(xiv). “Hartford Fire” means Hartford Fire Insurance Company, an insurance company organized under the laws of the State of Connecticut. “HCERA” has the meaning given to such term in Section 3.10(g). “Health Plan” has the meaning given to such term in Section 3.10(g).

11 “IMR” means interest maintenance reserve, calculated in accordance with SAP. “Indemnifiable Losses” has the meaning given to such term in Section 10.04(iii). “Indemnitee” has the meaning given to such term in Section 10.04(i). “Indemnitor” has the meaning given to such term in Section 10.04(ii). “Indemnity Payment” has the meaning given to such term in Section 10.04(iv). “Independent Accountant” has the meaning given to such term in Section 2.09(e). “Initial Asset Value Statement” has the meaning given to such term in Section 2.09(a). “Initial Closing Required Asset Value Statement” has the meaning give to such term in Section 2.09(a). “Initial Closing Statement” has the meaning given to such term in Section 2.09(a). “Insurance Regulator” means, with respect to any jurisdiction, the Governmental Authority charged with the supervision of insurance companies in such jurisdiction. “Intellectual Property” means, in any and all jurisdictions, any: (i) Trademarks; (ii) copyrights, rights in copyrightable subject matter in published and unpublished works of authorship and database rights, (iii) registrations and applications to register or renew the registration of any of the foregoing, (iv) patents and patent applications, including all reissues, divisionals, renewals, extensions, provisionals, continuations and continuations-in-part thereof, (v) rights in Trade Secrets, and (vi) intellectual property rights embodied in Software. “Investment Assets” means any interest in any bonds, notes, debentures, mortgage loans, real estate, instruments of indebtedness, stocks, joint venture or partnership interests, and all other equity interests, certificates issued by or interests in trusts, derivatives or other assets acquired or held for investment purposes, including without limitation, any assignment instruments relating thereto. “Investment Guidelines” means the investment policies and guidelines applicable to the investment activities of the Ceding Company (in respect of the Business) as in effect as of the date hereof, a true and complete copy of which is set forth in Section 1.01(a) of the Seller Disclosure Schedule. “Intellectual Property Agreement” has the meaning given to such term in the Recitals. “IT Systems” means the hardware, Software, data, databases, data communication lines, network and telecommunications equipment, Internet-related information technology infrastructure, wide area network and other information technology equipment, owned, leased or licensed by Seller or any of its Affiliates and used in the Business.

12 “Knowledge” means, unless otherwise expressly provided herein, the actual knowledge, after reasonable inquiry of direct reports, of those individuals listed (a) with respect to Seller, on Section 1.01(b) of the Seller Disclosure Schedule, and (b) with respect to Purchaser, on Section 1.01(b) of the Purchaser Disclosure Schedule. “Leases” has the meaning given to such term in Section 3.15. “Lease Consents” has the meaning given to such term in Section 5.12(b). “Leave Recipient” has the meaning given to such term in Section 6.01(b). “Legal Hold” means any requirement to preserve documents and records in connection with any pending or reasonably contemplated litigation or arbitration (or other form of dispute resolution), non-party subpoena, regulatory inquiry or investigation by a Governmental Authority or other legal process or proceedings (i) for which Seller provides notice to Purchaser or (ii) arising out of, relating to or in respect of any Indemnifiable Loss for which a Purchaser Indemnified Person seeks indemnification pursuant to Article X. For purposes of this definition, the term “documents” is defined as synonymous with the term “documents or electronically stored information” in Federal Rule of Civil Procedure 34(a)(1)(A). “Liabilities” means, with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise. “Lien” means any pledge, security interest, mortgage, lien, attachment, right of first refusal, or option, including any restriction on receipt of income or exercise of any other attribute of ownership, except such restrictions as may be contained in any Applicable Law relating to insurance. “Listed Sales Employee” has the meaning given to such term in Section 6.01(c). “Material Adverse Effect” means a material adverse effect on (A) the financial condition, business, assets (when compared to liabilities) or results of operations of the Business, but excluding any such effect to the extent resulting from or arising out of: (i) changes occurring after the date of this Agreement in general political, economic or securities, currency, capital, credit or financial market conditions (including changes in interest rates and changes in equity prices in general); (ii) any occurrence or condition generally affecting participants in any jurisdiction or geographic area in any segment of the industries or markets in which the Business is operated; (iii) any change or proposed change in GAAP, SAP or Applicable Law, or the interpretation or enforcement thereof; (iv) natural or man-made catastrophe events, hostilities, acts of war or terrorism, or any escalation or worsening thereof; (v) any pandemic or similar outbreak; (vi) the negotiation, execution and delivery of, or compliance with the terms of, or the taking of any action required by, this Agreement or the other Transaction Agreements, the failure to take any action prohibited by this Agreement or the other Transaction Agreements, or the public announcement of, or consummation of, any of the transactions contemplated hereby or

13 thereby (including the effect thereof on the relationships (contractual or otherwise) of the Ceding Company and its Affiliates with policyholders, clients, customers, employees, suppliers, vendors, service providers, members or Governmental Authorities); (vii) the identity of or facts related to Purchaser or its Affiliates or the effect of any action taken by Purchaser or its Affiliates, or taken by Seller or any of its Affiliates at the request of Purchaser or with Purchaser’s prior consent (including the effect thereof on the relationships (contractual or otherwise) of the Ceding Company and its Affiliates with policyholders, clients, customers, employees, suppliers, vendors, service providers, members or Governmental Authorities); (viii) any downgrade or threatened downgrade in the rating assigned to Seller or any of its Affiliates by any rating agency (provided, that this clause (viii) shall not by itself exclude the underlying cause of any such downgrade or threatened downgrade); (ix) the fair market value of, or any change or development in the fair market value of, any of the Investment Assets of the Ceding Company or any of the Investment Assets that are to be transferred to Purchaser or the Trust Account pursuant to the terms of any Transaction Agreement; or (x) any failure of the Business to meet any financial projections or targets (provided, that this clause (x) shall not by itself exclude the underlying causes of any such failure); except, in the cases of clauses (i) through (iii), to the extent such effect disproportionately affects the Business relative to other Persons engaged in businesses similar to the Business; or (B) the ability of Seller or any of its Affiliates to perform any of their respective material obligations under this Agreement or any of the other Transaction Agreements or to consummate the material transactions contemplated by this Agreement and the other Transaction Agreements (including the ability to consummate the Closing prior to the Outside Date). “Material Contract” has the meaning given to such term in Section 3.06(a). “Milliman” has the meaning given to such term in Section 3.21. “Monthly Asset Value Statement” has the meaning given to such term in Section 5.11(a)(i). “Munich Consent” means the consent and waiver, dated as of October 21, 2017, by Munich American Reassurance Company of Section 17.4 of that certain Yearly Renewal Term Reinsurance Agreement by and between the Ceding Company and Munich American Reassurance Company, effective January 1, 2017. “New Award” has the meaning given to such term in Section 6.01(m). “Non-Assignable Asset” has the meaning given to such term in Section 2.03. “Non-Assigned Leases” has the meaning given to such term in Section 3.15. “Non-Occupied Properties” has the meaning given to such term in Section 5.12(a). “Notice of Disagreement” has the meaning given to such term in Section 2.09(c). “Occupied Properties” has the meaning given to such term in Section 5.12(a). “Omaha Sublease” has the meaning given to such term in Section 2.08(a)(xiii).

14 “One Common Solution” means the comprehensive vendor integration Software platform for the Business. “Open Source Software” means all Software that is distributed as “free software,” “open source software,” or under a similar licensing or distribution model, including the GNU General Public License, GNU Lesser General Public License, Mozilla Public License, BSD Licenses, the Artistic License, the Netscape Public License, the Sun Community Source License, the Sun Industry Standards License, the Apache License, and any license identified as an open source license by the Open Source Initiative (www.opensource.org). “Operating Permits” has the meaning given to such term in Section 3.11. “Outside Date” has the meaning given to such term in Section 9.01(b). “PPACA” has the meaning given to such term in Section 3.10(g). “Permit” means any license, permit, order, approval, consent, registration, membership, authorization or qualification under any Applicable Law or with any Governmental Authority or under any industry or non-governmental self-regulatory organization. “Permitted Liens” means: (a) materialmen’s, mechanics’, construction, carriers’, workmen’s and repairmen’s liens and other similar liens arising in the ordinary course of business; (b) Liens for Taxes, assessments and governmental charges or levies which are not yet due or delinquent, which are being contested in good faith and for which appropriate reserves are maintained in accordance with GAAP or SAP, as applicable; (c) easements, rights-of-way, encroachments, restrictions, conditions and other similar Liens which, individually or in the aggregate, do not materially impair the use or value of the applicable real property or materially interfere with the ordinary conduct of the Business; (d) statutory landlords’ liens and liens granted to landlords under any lease; (e) Liens contemplated by this Agreement or any Transaction Agreement, and any custodian or similar liens contemplated or permitted thereunder; (f) in the case of the Assigned Lease, Liens affecting the interest of the lessor; (g) licenses of Intellectual Property made in the ordinary course of business (excluding any source code escrow agreements or any other agreement requiring the deposit of source code or related materials for any such Developed Software); (h) Liens incurred or pledges or deposits made in compliance with workers’ compensation, unemployment insurance or other social security laws or regulations; and (i) any other Liens that do not materially impair the value of or interfere with or prohibit the current use or operation of the relevant asset in the Business. “Person” means any individual, corporation, partnership, firm, joint venture, association, limited liability company, limited liability partnership, joint-stock company, trust, unincorporated organization, governmental, judicial or regulatory body, business unit, division or other entity. “Personal Data” has the same meaning as the term “personal data,” “personal information,” or the equivalent under the applicable Privacy and Data Security Law. “Plantation Sublease” has the meaning given to such term in Section 2.08(a)(xi).

15 “Portland Location” has the meaning given to such term in Section 3.15. “Portland Location Assignment Agreement” has the meaning given to such term in the Recitals. “Pre-Closing Commutation” has the meaning given to such term in the Recitals. “Pre-Closing Investment Guidelines” means the investment policies and guidelines applicable to the investment activities of the Ceding Company and AHLIC with respect to the Specified Portfolio as set forth on Schedule IV. “Pre-Closing Period” means a Tax period (or portion thereof) that ends on or before the Closing Date “Primary Contract” has the meaning given to such term in Section 3.06(vi). “Privacy and Data Security Law” means any Applicable Laws relating to data privacy, data security, cybersecurity, or data protection, including with respect to the collection, storage, transmission, transfer (including cross-border transfers), processing, breach notification, unauthorized access, encryption, security, safeguarding, loss, disclosure and use of Personal Data. “Producer” means any producer, broker, agent, general agent, managing general agent, master broker agency, broker general agency, financial specialist or other Person responsible for marketing or producing Group Insurance Contracts prior to the Closing Date. “Pro Forma Financial Statements” has the meaning given to such term in Section 3.18(b). “Properties” has the meaning given to such term in Section 5.12. “Purchase Price” has the meaning given to such term in Section 2.07(a). “Purchaser” has the meaning given to such term in the Preamble. “Purchaser 401(k) Plan” has the meaning given to such term in Section 6.01(f). “Purchaser Disclosure Schedule” has the meaning given to such term in Article IV. “Purchaser FSA” has the meaning given to such term in Section 6.01(k). “Purchaser Indemnified Persons” has the meaning given to such term in Section 10.02(a). “Purchaser Material Adverse Effect” means a material adverse effect on the ability of Purchaser or any of its Affiliates to perform its respective obligations under this Agreement or any Transaction Agreement or to consummate the material transactions

16 contemplated by this Agreement or any of the other Transaction Agreements. For the avoidance of doubt and without limiting the foregoing, “Purchaser Material Adverse Effect” includes a material impairment on the ability of Purchaser to obtain any Governmental Approval required to be obtained by Purchaser in connection with the consummation of the transactions contemplated by the Transaction Agreements, notwithstanding the compliance by Purchaser with the terms of this Agreement (including Section 5.06). “Purchaser Permits” has the meaning given to such term in Section 4.08(a). “Purchaser Specified Representations” means the representations and warranties made in Section 4.01, Section 4.02, Section 4.07(a) and Section 4.09. “Reallocated Asset Value Adjustment” has the meaning given to such term in Section 5.11(c). “Reallocated Investment Asset” means any Investment Asset or portion thereof that is designated for inclusion in the Specified Portfolio during the period from the Reference Date through the Closing Date pursuant to terms of Section 5.11 or Section 3.19(b) and was, immediately prior to such designation, held by the Ceding Company or AHLIC but not allocated to the Specified Portfolio. “Reference Closing Statement” means the pro forma balance sheet of the Business as of the Reference Date set forth, for illustrative purposes, in Section 2.07(c)(i) of the Seller Disclosure Schedule (assuming, for this purpose, the Closing occurred, and that the Reinsurance Agreement became effective, as of the Reference Date). “Reference Date” means June 30, 2017. “Registered” means issued by, registered or filed with, renewed by or the subject of a pending application before, any Governmental Authority, social media service provider or Internet domain name registrar. “Reinsurance Agreement” has the meaning given to such term in the Recitals. “Reinsured Liabilities” has the meaning given to such term in the Recitals. “Representative” means, with respect to any Person, such Person’s Affiliates and the officers, directors, employees, agents, investment bankers, attorneys, financial advisers, accountants, actuaries or other representatives of such Person or any of its Affiliates. “Required Asset Value” means, as of any date of determination, the amount that would be required to be set forth on the line item labeled “Investments, cash, cash equivalents & accrued inv. Income” in the column labeled “Target Unit Items to be transferred” on a Closing Statement prepared as of such date. For the avoidance of doubt, “Required Asset Value” shall not include any assets required to support any new interest maintenance reserve that will be required to be established upon the transfer of Investment Assets from AHLIC to the Ceding Company in connection with the Pre-Closing Commutation.

17 “Restricted Entities” has the meaning given to such term in Section 5.13. “Restricted Period” has the meaning given to such term in Section 5.13. “Retained Books and Records” has the meaning given to such term in Section 5.05(a). “Review Period” has the meaning given to such term in Section 2.09(b). “SAP” means, as to any regulated insurance company, the statutory accounting practices prescribed or permitted by the Governmental Authority responsible for the regulation of insurance companies in the jurisdiction in which such company is domiciled. “Section 409A” has the meaning given to such term in Section 3.10(e). “Selection Waterfall” has the meaning given to such term in Section 5.11(a)(iii). “Seller” has the meaning given to such term in the Preamble. “Seller 401(k) Plan” has the meaning given to such term in Section 6.01(g). “Seller Confidentiality Agreement” has the meaning given to such term in Section 5.04(d). “Seller Disclosure Schedule” has the meaning given to such term in Article III. “Seller Forfeited Equity Award” has the meaning given to such term in Section 6.01(m). “Seller FSA” has the meaning given to such term in Section 6.01(k). “Seller Indemnified Persons” has the meaning given to such term in Section 10.02(b). “Seller Retention Bonus Liabilities” has the meaning given to such term in Section 6.01(q). “Seller Specified Representations” means the representations and warranties made in Section 3.01, Section 3.02 and Section 3.20. “Seller Trademarks” has the meaning given to such term in Section 5.10(b). “Shared Service Functions and Assets” means the shared service functions and assets listed on Section 1.01(c) of the Seller Disclosure Schedule. “Software” means all computer software, including but not limited to application software, system software, firmware, middleware, mobile digital applications, assemblers, applets, compilers and binary libraries, including all source code and object code versions of any and all of the foregoing, in any and all forms and media, and all related documentation.

18 “South Portland Sublease” has the meaning given to such term in Section 2.08(a)(xii). “Specified Portfolio” has the meaning given to such term in Section 2.07(c)(ii). “Statutory Statements” has the meaning given to such term in Section 3.18(a). “Straddle Period” means a Tax period that begins on or before the Closing Date and ends after the Closing Date, provided that in the case of any Straddle Period, Taxes allocable to the Pre-Closing Period shall equal: (i) in the case of Taxes imposed on a periodic basis (such as real or personal property Taxes), the product of the amount of such Taxes for the Straddle Period and a fraction, the numerator of which is the number of calendar days in the Straddle Period that elapsed through the date hereof and the denominator of which is the number of calendar days in the entire Straddle Period, and (ii) in the case of Taxes not described in clause (i), the amount computed as if such taxable period ended as of the close of business on the date hereof. “Subleases” means the South Portland Sublease, the Plantation Sublease and the Omaha Sublease. “Subsidiary” of any Person at the time in question means another Person (other than a joint venture formed with health care providers) more than 50% of the total combined voting power of all classes of capital stock or other voting interests of which, or more than 50% of the equity securities of which, is at such time owned directly or indirectly by such first Person. “Tax” or “Taxes” means any and all federal, state, provincial, foreign or local income, gross receipts, premium, capital stock, franchise, profits, withholding, social security, Medicare, unemployment, disability, real property, ad valorem/personal property, stamp, goods and services, harmonized sales, excise, occupation, sales, use, transfer, value added, alternative minimum, estimated or other tax, fee, duty, levy, custom, tariff, impost, assessment or charge of the same or of a similar nature to any of the foregoing, including any interest, penalty or addition thereto. “Tax Authority” means, with respect to any Tax, any government or political subdivision thereof that imposes such Tax, and any agency charged with the collection, assessment, determination or administration of such Tax for such government or subdivision. “Tax Contest” has the meaning given to such term in Section 7.03. “Tax Return” means any return, report, declaration, claim for refund or other return or statement, including any schedule or attachment thereto, and any amendment thereof, required to be filed or furnished in connection with the determination, assessment or collection of any Tax. “Third Party Claim” has the meaning given to such term in Section 10.04(v). “Threshold Amount” has the meaning given to such term in Section 10.03(a).

19 “Trademark License Agreement” has the meaning given to such term in Section 5.10(a). “Trademarks” means trademarks, service marks, Internet domain names, trade dress, trade names, logos, slogans, social media identifiers, handles and tags, and any other indicia of origin, registrations and applications with respect to the foregoing, and the goodwill associated therewith and symbolized thereby. “Trade Secrets” means all confidential information deriving economic value from not being generally known or readily ascertainable, and that is the subject of reasonable efforts to maintain confidentiality, including, as applicable, inventions, processes, designs, formulae, models, tools, algorithms, Software architectures, trade secrets, know-how, ideas, research and development, data and databases and confidential information. “Transaction Accounting Principles” means the methodologies, procedures, judgments, practices, principles and estimates used to compute and prepare the Reference Closing Statement and described in Schedule V. “Transaction Agreements” means this Agreement, the Reinsurance Agreement, the Trust Agreement, the Administrative Services Agreement, the Transition Services Agreement, the Bill of Sale and Assignment and Assumption Agreement, the Intellectual Property Agreement, the Distribution Agreement, the Trademark License Agreement, the Commutation Agreement, the Portland Location Assignment Agreement, the Plantation Sublease, the South Portland Sublease, the Omaha Sublease, the Employee Leasing Agreement and the Data Processing Side Letter. “Transfer Date” has the meaning given to such term in Section 6.01(c). “Transfer Offers” has the meaning given to such term in Section 6.01(a). “Transfer Taxes” has the meaning given to such term in Section 7.02. “Transferred Assets” has the meaning given to such term in Section 2.01. “Transferred Employee” has the meaning given to such term in Section 6.01(c). “Transferred Intellectual Property” has the meaning given to such term in Section 2.01. “Transferred Portfolio” has the meaning give to such term in Section 2.07(d)(ii). “Transition Services Agreement” has the meaning given to such term in the Recitals. “Triggering Event” has the meaning given to such term in the form of the Reinsurance Agreement attached hereto as Exhibit B.

20 “True-Up Amount” means an amount (which may be positive or negative) equal to (i) the final Accounting Value of the Transferred Portfolio as set forth in the Final Asset Value Statement minus (ii) the Final Closing Required Asset Value. “Trust Account” has the meaning given to such term in the Recitals. “Trust Agreement” has the meaning given to such term in the Recitals. “Trustee” means a U.S. bank or other financial institution or another Person mutually agreed upon by Seller and Purchaser. “WARN Act” has the meaning given to such term in Section 6.01(e). “Workability” means the integrated leave, disability and premium life waiver administration Software platform for the Business that includes One Common Solution, as well as the following functionality: (a) absence management, (b) web portal, (c) mobile and claims payment systems, (d) tax reporting, and (e) data analytics. ARTICLE II. TRANSFER AND ACQUISITION OF ASSETS Section 2.01. Purchase and Sale of the Transferred Assets. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing (except with respect to the Business Employee Benefit Plans and the Assigned Lease (subject to the terms of Section 2.08(d)), at the date of termination of the Employee Lease Term), Seller shall, and shall cause its Affiliates to, sell, convey, assign, transfer and deliver to Purchaser, free and clear of all Liens other than Permitted Liens, and Purchaser shall purchase, acquire, assume and accept from Seller and its Affiliates, pursuant to agreements, notifications, or other instruments in such form, reasonably satisfactory to Purchaser, all of Seller’s and each such Affiliate’s right, title and interest in and to the following assets, properties, rights and contracts (other than the Excluded Assets and excluding, for the avoidance of doubt, any cash or Investment Assets that are transferred to Purchaser or to the Trust Account in connection with the transactions contemplated by the Reinsurance Agreement or pursuant to the terms of Sections 2.07, 2.09 and 2.10), in each case that exist as of the Closing Date (such assets, properties, rights and contracts to be purchased, acquired, assumed and accepted by Purchaser being referred to herein as the “Transferred Assets”): (a) the Assigned Contracts; (b) (i) the Intellectual Property (other than intellectual property rights embodied in Software, and the Trademarks and domain names licensed to Purchaser pursuant to the Trademark License Agreement) owned by Seller or any of its Affiliates and primarily used in the Business, including the Intellectual Property listed on Schedule II(b); (ii) Workability, including the Intellectual Property embodied therein, other than Software that is generally commercially available and set forth on Section 2.01(b)(ii) of the Seller Disclosure Schedule; and

21 (iii) all other Software that is necessary to operate Workability, in each case other than (A) Software that is generally commercially available, (B) Open Source Software, and (C) the Seller Software licensed to Purchaser pursuant to the Intellectual Property Agreement ((i), (ii) and (iii) collectively, the “Transferred Intellectual Property”); (c) all furniture, fixtures, equipment (including computer hardware), supplies and other tangible personal property of the Business, in each case to the extent listed on Schedule II(c); (d) the Books and Records, the transfer of which shall be subject to Section 5.05; (e) all advertising, marketing, sales and promotional materials relating directly and primarily to the Business; (f) all rights and claims under any and all warranties extended by suppliers, vendors, contractors, manufacturers and licensors to the extent in relation to any of the Transferred Intellectual Property and hardware assets included in the Transferred Assets; (g) subject to the terms of Section 2.08(d), the real estate lease listed on Schedule II(g) (the “Assigned Lease”) and all installations, fixtures, improvements and benefits in connection therewith; (h) the phone numbers listed on Schedule II(h); and (i) all other assets of the Business listed on Schedule II(i). Section 2.02. Excluded Assets. Notwithstanding anything contained in this Agreement (including Section 2.01) to the contrary and except to the extent of rights expressly provided in certain Transaction Agreements, neither Seller nor any of its Affiliates is selling, transferring, conveying or delivering (or causing to be sold, transferred, conveyed or delivered), and Purchaser is not purchasing, assuming or accepting any assets, properties, rights and contracts of Seller or any of its Affiliates, or any interests therein, other than the Transferred Assets (all such assets, properties, rights and contracts of Seller or any of its Affiliates, or any interests therein, other than the Transferred Assets being referred to herein as the “Excluded Assets”). Without limiting the generality of the foregoing, all of the following shall constitute Excluded Assets: (a) all cash and cash equivalents, including checking accounts, bank accounts, certificates of deposit and securities, of Seller or any of its Affiliates; (b) all intercompany receivables and other amounts due from Seller or its Affiliates; (c) all contracts to which Seller or any Affiliate thereof is a party or is otherwise bound other than the Assigned Contracts; (d) any real estate leases, real estate title, or any installations, fixtures, and other improvements at Seller’s or any of its Affiliates’ leased real estate, whether or not used for the benefit of the Business, in each case other than the Assigned Lease or as contemplated by Section 2.01(g);

22 (e) all furniture, fixtures, equipment (including computer hardware), machinery and other tangible personal property of Seller or any of its Affiliates that are not listed on Schedule II(c); (f) all Permits of Seller or its Affiliates; (g) Seller’s or any of its Affiliates’ rights under any policies of insurance or any benefits, proceeds, or premium refunds payable or paid thereunder or with respect thereto; (h) all rights of Seller or any of its Affiliates to file for or receive any refunds, credits or similar benefits for Taxes levied and imposed upon, or in connection with, the Transferred Assets or the conduct or operation of the Business allocable to any Pre-Closing Period or to the portion of the Straddle Period ending on the Closing Date; (i) the Excluded Books and Records; (j) all rights of Seller or any of its Affiliates under the Transaction Agreements; (k) all rights of Seller or any of its Affiliates to indemnification from any Person with respect to any of the Excluded Liabilities; (l) all prepaid Taxes allocable to taxable periods or portions thereof ending on or before the Closing Date; (m) all Intellectual Property owned by Seller or any of its Affiliates (including all rights in and to the Seller Trademarks), other than the Transferred Intellectual Property; (n) all Intellectual Property licensed to Seller or any of its Affiliates, other than Intellectual Property licensed pursuant to an Assigned Contract; (o) all of Seller’s or any of its Affiliates’ e-mail addresses, URLs, websites, website content, and telephone numbers, other than as contemplated by Section 2.01(h); (p) all bank accounts and lockboxes used in the Business; (q) all assets in respect of any Employee Benefit Plan; (r) any assets arising out of, and any associated claims arising out of, the Excluded Liabilities; (s) any legal or beneficial interest in the capital stock and other equity interests of Seller or its Affiliates; (t) the accounts and notes receivable not included in the Transferred Assets; (u) any assets transferred or otherwise disposed of by Seller or any of its Affiliates (other than any intercompany transfers or sales) in compliance with Section 5.01(a) prior to the Closing;

23 (v) all accounting systems owned or used by Seller or any of its Affiliates, whether or not used in connection with the operation of the Business, including those that comprise the Shared Service Functions and Assets; (w) any assets utilized by Seller or any of its Affiliates in connection with businesses other than the Business, including those that comprise the Shared Service Functions and Assets; and (x) the Shared Service Functions and Assets. Section 2.03. Procedures for Assets Not Transferrable. (a) Notwithstanding anything to the contrary contained in this Agreement, if any asset, property, right or contract intended to be included in the Transferred Assets (other than with respect to the Assigned Lease, which is addressed in Section 5.12) is not assignable, transferable or able to be subleased or licensed (as applicable) (each a “Non-Assignable Asset”) to Purchaser without the consent or waiver of any Person (other than Seller, Purchaser or any of their respective Affiliates or Governmental Authority), and such consent or waiver has not been obtained on or prior to the Closing Date, this Agreement and the other Transaction Agreements shall not constitute an assignment, transfer, sublease or license (as applicable) thereof unless and until such consent is obtained; provided, that this Section 2.03(a) shall not affect whether any such asset, property, right or contract will be deemed a “Transferred Asset” or “Assigned Contract” under this Agreement. In each such case, Seller shall, and shall cause its Affiliates to, use commercially reasonable efforts to obtain, prior to the Closing, any consent or waiver from any third party (other than a Governmental Authority) that is required for Seller or its applicable Affiliates to sell, transfer, assign, convey and deliver the Transferred Assets and Assigned Contracts to Purchaser or to provide the services to be provided under the Transition Services Agreement. Purchaser shall, and shall cause each of its Affiliates to, cooperate with Seller and its Affiliates at Seller’s request to assist Seller and its Affiliates in obtaining such consents or waivers. Each of Seller and Purchaser shall bear its own and its Affiliates’ internal costs to obtain such consents and waivers, and the costs payable to third parties for obtaining such consents and waivers (which, for the avoidance of doubt, shall not include any increased fees under the terms of any Assigned Contract from and after the Closing) shall be borne equally by Seller and Purchaser. (b) If any such consent or waiver referred to in Section 2.03(a) cannot be obtained prior to the Closing, then, to the extent permitted by Applicable Law and the terms of any relevant contracts with third parties, Seller shall, and shall cause its applicable Affiliates to, until the earlier of (i) the time at which such consent or waiver is obtained, and (ii) the expiration or termination of the term or duration of any such Non-Assignable Asset (the length of such term or duration being as it exists as of the Closing): (A) hold the Non-Assignable Assets, from and after the Closing, in trust for the benefit of Purchaser, and all benefits and obligations existing thereunder shall be for Purchaser’s account; and (B) take or cause to be taken such actions in its name or otherwise as Purchaser may reasonably request so as to provide Purchaser with the benefits of such Non-Assignable Assets, to enforce (for the benefit of Purchaser or one its Affiliates and to the extent it is commercially reasonable to do so) any of Seller’s or Seller’s Affiliates’ respective rights relating to such Non-Assignable Assets and to effect the collection of

24 money or other consideration that becomes due and payable under such Non-Assignable Asset, and shall promptly pay over to Purchaser all money or other consideration received by it in respect of such Non-Assignable Asset, provided that Purchaser shall indemnify Seller and Seller’s Affiliates for any Liabilities arising out of any action or omission by Purchaser relating to such Non-Assignable Asset (other than any such action or omission by Purchaser at the request or direction of Seller). Purchaser shall timely pay, perform or otherwise discharge (in accordance with the respective terms and subject to the respective conditions thereof, and in the name of Seller or its applicable Affiliate) all of the covenants and obligations of Seller or its applicable Affiliate incurred after the Closing with respect to such Non-Assignable Asset (including, for the avoidance of doubt, any increases in fees, costs or expenses required to be paid by Seller under the terms thereof), provided that Seller shall indemnify Purchaser for any Liabilities arising out of any action or omission by Seller relating to such Non-Assignable Asset (other than any such action or omission by Seller at the request or direction of Purchaser). Purchaser and Seller shall mutually cooperate to provide any other reasonable alternative arrangements as may be reasonably required to implement the purpose and intent of this Agreement and the other Transaction Agreements so that Purchaser and its Affiliates will have access to the rights and benefits contemplated by such Non-Assignable Asset from and after the Closing. Upon obtaining the requisite consent of any applicable Person, any previously Non- Assignable Asset and any Leases that were not assigned, transferred, subleased or licensed (as applicable) at the Closing (in accordance with the first sentence of this Section 2.03(a)) shall be promptly transferred, assigned, subleased or licensed (as applicable) by the Seller or its applicable Affiliate(s) to Purchaser for no additional consideration. Section 2.04. Assumption of the Assumed Liabilities. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, Seller shall, and shall cause its Affiliates to, assign to Purchaser, and Purchaser shall assume, satisfy and discharge when due, any and all Liabilities of Seller or any of its Affiliates relating to the Transferred Assets (other than the Excluded Liabilities and excluding, for the avoidance of doubt, (i) all Reinsured Liabilities reinsured by Purchaser under and pursuant to the Reinsurance Agreement, which will be governed by the terms of the Reinsurance Agreement, to the extent arising on or after the Closing Date, (ii) any Liabilities that result from a breach by Seller or its Affiliates of any Assigned Contract arising out of an action or omission occurring prior to the Closing) (all such Liabilities to be so assumed, satisfied or discharged being referred to herein as the “Assumed Liabilities”), including the following: (a) all Liabilities arising under the Assigned Contracts; (b) all Liabilities for Taxes relating to the Transferred Assets other than Excluded Taxes; (c) all Liabilities assumed by Purchaser pursuant to Articles VI and VII; and (d) all Liabilities listed on Schedule III. Notwithstanding the foregoing, the Liabilities of Seller or any of its Affiliates relating to the Business Employee Benefit Plans and the Assigned Lease shall not be assumed or assigned to Purchaser until the termination of the Employee Lease Term, after which time Purchaser shall (with respect to the Assigned Lease, subject to the terms of Section 2.08(d)) assume, satisfy and discharge when due, any and all Liabilities of Seller or any of its Affiliates thereunder. Section 2.05. Excluded Liabilities. Notwithstanding anything to the contrary contained in this Agreement, Purchaser will not assume or be liable for, and Seller and its applicable Affiliates will retain and remain responsible for, all of Seller’s and such Affiliates’ Liabilities

25 (fixed or contingent, known or unknown) (other than the Assumed Liabilities and excluding, for the avoidance of doubt, all Reinsured Liabilities reinsured by Purchaser under and pursuant to the Reinsurance Agreement, which will be governed by the terms of the Reinsurance Agreement), regardless of when asserted (collectively, the “Excluded Liabilities”). Without limiting the foregoing, the Excluded Liabilities include the following: (a) all of Seller’s and its Affiliates’ Liabilities under the Transaction Agreements; (b) the Excluded Benefits Liabilities; (c) any Liability for or in respect of the payment of all Taxes of Seller or any of its Affiliates, and of any Taxes arising out of or relating to the ownership or use of the Transferred Assets or the conduct of the Business for a Pre-Closing Period, other than as provided in Section 7.02 and Taxes arising out of or relating to actions that Purchaser requests Seller to take prior to Closing (the “Excluded Taxes”); (d) all Liabilities arising out of, in connection with or under contracts to which Seller or any of its Affiliates is a party other than Liabilities relating to periods (or portions thereof) beginning from or after the Closing under the Assigned Contracts, the Assigned Lease and any other contracts included in the Transferred Assets (which such Liabilities shall be Assumed Liabilities); (e) Seller Retention Bonus Liabilities; and (f) Liabilities of Seller or any of its Affiliates related to any Permitted Liens on the Transferred Assets. Section 2.06. Place and Date of Closing. Unless another date, time or place is agreed to in writing by the parties hereto, the closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York 10019, at 10:00 a.m., New York City time, on the third Business Day after the date on which the last of the conditions set forth in Article VIII to be satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing) shall have been so satisfied or waived in accordance with this Agreement (the “Condition Satisfaction”); provided, however, that if the Condition Satisfaction occurs less than ten Business Days prior to the first Business Day of the next calendar month, then the Closing shall take place on the first Business Day of the calendar month immediately following the calendar month in which the Condition Satisfaction occurs. The Closing shall be deemed effective as of the Effective Time. For purposes of preparing the Estimated Closing Statement, Estimated Asset Value Statement, Initial Closing Statement, Initial Asset Value Statement, Final Closing Statement and Final Asset Value Statement and calculating any amounts required to be calculated therefrom, such statements shall be prepared as of the close of the last calendar day of the month immediately preceding the month in which the Closing occurs (the “Accounting Date”). The actual date and time at which the Closing occurs is referred to herein as the “Closing Date.”

26 Section 2.07. Consideration. (a) The consideration with respect to the transactions contemplated by this Agreement will be an aggregate amount in cash equal to $1,450,000,000 (the “Purchase Price”), comprised of: (i) $1,382,000,000, constituting the ceding commission to be paid to the Ceding Company in connection with the Reinsurance Agreement (the “Ceding Commission”), which amount shall constitute consideration for the reinsurance arrangements contemplated by the Reinsurance Agreement; and (ii) $68,000,000 (the “Asset Consideration”) representing the aggregate purchase price for the Transferred Assets. (b) At the Closing, Purchaser shall pay to Seller or an Affiliate of Seller (as designated by Seller), by wire transfer of immediately available funds to such account or accounts of Seller or its Affiliates as Seller may designate in writing at least two Business Days prior to the Closing Date, an amount equal to the Asset Consideration. (c) Reference and Estimated Closing Statement; Specified Portfolio. (i) Section 2.07(c)(i) of the Seller Disclosure Schedule contains, for illustrative purposes, a pro forma Closing Statement assuming, for this purpose, that the Closing occurred, and the Reinsurance Agreement became effective, as of the Reference Date (the “Reference Closing Statement”). (ii) Section 2.07(c)(ii) of the Seller Disclosure Schedule contains a schedule of cash and Investment Assets held by the Ceding Company or AHLIC in respect of the Business as of the Reference Date (such portfolio, as it may have been or will be adjusted or changed between the Reference Date and the Closing Date in accordance with Sections 3.19 and 5.11, the “Specified Portfolio”), which portfolio had an aggregate Accounting Value as of the Reference Date equal to the Required Asset Value as of the Reference Date. (iii) Not less than five Business Days prior to the anticipated Closing Date, Seller shall prepare and deliver to Purchaser an estimated Closing Statement as of the anticipated Accounting Date (the “Estimated Closing Statement”). The Estimated Closing Statement shall be prepared in accordance with the Transaction Accounting Principles applied in a manner consistent with the preparation of the Reference Closing Statement and be in the same format as the Reference Closing Statement. (d) Determination of Transferred Portfolio.

27 (i) Not less than two Business Days prior to the anticipated Closing Date, Seller shall prepare and deliver to Purchaser a calculation of the Closing Required Asset Value, which calculation will be based on the Required Asset Value reflected in the Estimated Closing Statement and will take into account all Capital Gain or Loss Adjustments and all Reallocated Asset Value Adjustments required pursuant to Section 5.11 or Section 3.19(b) through the Closing Date (the “Estimated Closing Required Asset Value”). (ii) The “Transferred Portfolio” will be determined as follows: (A) if the Accounting Value of the Specified Portfolio as of the Closing Date equals the Closing Required Asset Value, the Transferred Portfolio will comprise all, and only, the cash and Investment Assets in the Specified Portfolio as of immediately prior to the Closing; (B) if the Accounting Value of the Specified Portfolio as of the Closing Date is less than the Closing Required Asset Value, the Transferred Portfolio will comprise (x) all of the cash and Investment Assets in the Specified Portfolio as of immediately prior to the Closing and (y) cash or other Investment Assets selected by Seller in accordance with the Pre-Closing Investment Guidelines that have an aggregate Fair Market Value equal to the amount of such shortfall; and (C) if the Accounting Value of the Specified Portfolio as of the Closing Date is greater than the Closing Required Asset Value, Seller will select for removal from the Specified Portfolio cash or Investment Assets that have an aggregate Accounting Value equal to such excess in accordance with the Selection Waterfall. The cash and Investment Assets remaining in the Specified Portfolio after such removal will be the Transferred Portfolio. (iii) Concurrently with the delivery by Seller to Purchaser of the calculation of the Estimated Closing Required Asset Value pursuant to clause (i) of this Section 2.07(d), Seller will also deliver to Purchaser (A) a schedule showing the cash and Investment Assets in the Transferred Portfolio and its estimated calculation of the aggregate Accounting Value of the cash and Investment Assets in the Transferred Portfolio as of immediately prior to the Closing (the “Estimated Asset Value Statement”), and (B) a calculation of Seller’s estimate of the Required Balance (as defined in the Reinsurance Agreement) as of the Closing Date based on amounts set forth on the Estimated Closing Statement and calculated using the aggregate FMV-Ex Accrued and the aggregate Book Value of the Transferred Portfolio (the “Estimated Required Balance”).

28 (e) Payment of Ceding Commissions and Initial Transfer Amounts. At the Closing, upon the terms set forth in this Agreement and the Reinsurance Agreement: (i) in addition to the payment Purchaser is required to make to Seller pursuant to Section 2.07(b) above, Purchaser shall pay to Seller, by wire transfer of immediately available funds to an account or accounts designated in writing to Purchaser by Seller at least two Business Days prior to the Closing Date, an amount equal to the Ceding Commission; and (ii) Seller shall cause the Ceding Company (or AHLIC on behalf of the Ceding Company) to deposit into the Trust Account, on behalf of Purchaser, the cash and Investment Assets in the Transferred Portfolio; provided that: (A) if on the Closing Date the aggregate Fair Market Value of the cash and Investment Assets in the Transferred Portfolio exceeds the Estimated Required Balance, then Seller shall cause the Ceding Company (or AHLIC on behalf of the Ceding Company) to transfer to Purchaser cash or Investment Assets from the Transferred Portfolio selected by Purchaser with a Fair Market Value equal to such excess and shall cause the Ceding Company (or AHLIC on behalf of the Ceding Company) to transfer the remainder of the cash and Investment Assets in the Transferred Portfolio to the Trust Account; and (B) if on the Closing Date the aggregate Fair Market Value of the cash and Investment Assets in the Transferred Portfolio is less than the Estimated Required Balance, Purchaser shall, at the Closing, transfer to the Trust Account Authorized Investments (as defined in the Trust Agreement) having a Fair Market Value as of the Closing Date equal to such shortfall. Section 2.08. Closing Deliveries. (a) Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, in addition to the payments contemplated by Section 2.07 above, Seller shall, and shall cause its applicable Affiliates to, enter into and deliver to Purchaser: (i) a copy of the Commutation Agreement duly executed by the Ceding Company and AHLIC; (ii) a counterpart to the Reinsurance Agreement duly executed by the Ceding Company; (iii) a counterpart to the Trust Agreement duly executed by the Ceding Company;

29 (iv) a counterpart to the Administrative Services Agreement duly executed by the Ceding Company; (v) a counterpart to the Transition Services Agreement duly executed by the Ceding Company; (vi) a counterpart to the Intellectual Property Agreement duly executed by Seller and the Ceding Company; (vii) a counterpart to the Distribution Agreement duly executed by each of the Ceding Company and Carefree Insurance Services, Inc.; (viii) a counterpart to the Bill of Sale and Assignment and Assumption Agreement duly executed by Seller and the Ceding Company; (ix) a counterpart to the Trademark License Agreement duly executed by Seller and the Ceding Company; (x) a counterpart to the Portland Location Assignment Agreement, duly executed by the Ceding Company; (xi) a counterpart to the sublease in the form attached hereto as Exhibit K-1 (the “Plantation Sublease”), duly executed by the Ceding Company; (xii) a counterpart to the sublease in the form attached hereto as Exhibit K-2 (the “South Portland Sublease”), duly executed by the Ceding Company; (xiii) a counterpart to the sublease in the form attached hereto as Exhibit K-3 (the “Omaha Sublease”), duly executed by Aetna Health Management, LLC; (xiv) a counterpart to the license agreement in the form attached hereto as Exhibit L (the “Hartford License Agreement”), duly executed by the Ceding Company; (xv) a counterpart to the Employee Leasing Agreement in the form attached hereto as Exhibit M (the “Employee Leasing Agreement”), duly executed by Seller; (xvi) a counterpart to the Data Processing Side Letter duly executed by the Ceding Company; (xvii) a certificate of Seller duly executed by an authorized officer of Seller, dated as of the Closing Date, certifying as to Seller’s compliance with the conditions set forth in Section 8.02(a) and Section 8.02(b); and

30 (xviii) such other agreements, instruments and documents as are contemplated by this Agreement or the other Transaction Agreements to be executed and delivered by Seller or any of its Affiliates on the Closing Date. (b) Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, in addition to the payments contemplated by Section 2.07 above, Purchaser shall, and shall cause its applicable Affiliates to, enter into and deliver to Seller: (i) a counterpart to the Reinsurance Agreement duly executed by Purchaser; (ii) a counterpart to the Trust Agreement duly executed by Purchaser; (iii) a counterpart to the Administrative Services Agreement duly executed by Purchaser; (iv) a counterpart to the Transition Services Agreement duly executed by Purchaser; (v) a counterpart to the Intellectual Property Agreement duly executed by Hartford Fire; (vi) a counterpart to the Distribution Agreement duly executed by Purchaser; (vii) a counterpart to the Bill of Sale and Assignment and Assumption Agreement duly executed Purchaser; (viii) a counterpart to the Trademark License Agreement duly executed by Hartford Fire; (ix) a counterpart to a side letter in the form attached hereto as Exhibit N (the “Data Processing Side Letter”), duly executed by Purchaser, acknowledging that the Ceding Company, its Affiliates (as defined in the Transition Services Agreement) and their respective subcontractors have processed, and will continue to process, data relating to the Business in Alaska, Hawaii, India and the Philippines; (x) a counterpart to the Portland Location Assignment Agreement, duly executed by Hartford Fire; (xi) a counterpart to the Plantation Sublease, duly executed by Hartford Fire; (xii) a counterpart to the South Portland Sublease, duly executed by Hartford Fire; (xiii) a counterpart to the Omaha Sublease, duly executed by Hartford Fire; (xiv) a counterpart to the Hartford License Agreement, duly executed by Hartford Fire;

31 (xv) a counterpart to the Employee Leasing Agreement, duly executed by Purchaser; (xvi) a certificate of Purchaser duly executed by an authorized officer of Purchaser, dated as of the Closing Date, certifying as to Purchaser’s compliance with the conditions set forth in Section 8.03(a), Section 8.03(b) and 8.03(c); and (xvii) such other agreements, instruments and documents as are contemplated by this Agreement or the other Transaction Agreements to be executed and delivered by Seller or any of its Affiliates on the Closing Date. (c) Purchaser and Seller shall each use their reasonable best efforts to obtain, at or prior to the Closing, a counterpart to the Trust Agreement duly executed by the Trustee. (d) Notwithstanding the delivery by Seller or Purchaser of any counterpart to the Portland Location Assignment Agreement or any Sublease pursuant to Section 2.08(a) or Section 2.08(b), as applicable, such counterparts shall not be effective at the Closing but shall instead be held in escrow and not become effective with respect to such agreement unless and until, and shall become effective with respect to such agreement only if (i) the applicable Lease Consent is obtained on or prior to December 31, 2017 and (ii) the Employee Lease Term has expired or been terminated. If the foregoing conditions to the effectiveness of the counterparts to the Portland Location Assignment Agreement or any such Sublease are not satisfied, then, upon the expiration or termination of the Employee Lease Term, the applicable agreement to which such counterparts relate shall be deemed not to have been executed by the parties thereto and shall be void and have no force or effect. If the Portland Location Assignment Agreement is deemed not to have been executed in accordance with the prior sentence, then: (i) the Assigned Lease shall be deemed not to be a Transferred Asset or Assigned Contract hereunder; (ii) Seller shall have no Liability to any Purchaser Indemnified Person by virtue of the fact that the Assigned Lease is not a Transferred Asset or Assigned Contract hereunder; and (iii) the Liabilities of Seller and its Affiliates under the Assigned Lease shall not be Assumed Liabilities hereunder; provided, that the foregoing shall not affect either party’s obligations under Article V, including Section 5.12, or any rights to indemnification under Article X arising out of any breach by the other party of its obligations under Article V. Section 2.09. Adjustment to Initial Transfer Amount after Closing. (a) Within 90 days following the Closing Date, Seller shall prepare and deliver to Purchaser: (i) a Closing Statement as of the Accounting Date (the “Initial Closing Statement”), which shall be prepared in accordance with the Transaction Accounting Principles applied consistently with their application in connection with the preparation of the Reference Closing Statement and be in the same format as the Reference Closing Statement; (ii) Seller’s determination of the Accounting Value of the Transferred Portfolio as of the Accounting Date (the “Initial Asset Value Statement”); and (iii) Seller’s calculation of the Closing Required Asset Value based on the amounts set forth on the Initial Closing Statement and the Initial Asset Value Statement and taking into account all Capital Gain or Loss Adjustments and all Reallocated Asset Value Adjustments required from the Reference Date through the Closing Date (the

32 “Initial Closing Required Asset Value Statement”). Each of the Initial Closing Statement, Initial Asset Value Statement and the Initial Closing Required Asset Value Statement will be accompanied by reasonably detailed supporting documentation relating to the amounts and calculations therein. Each of the amounts set forth on the Estimated Closing Statement, the Initial Closing Statement and the Final Closing Statement shall not include any interest maintenance reserve related to the transfer of Investment Assets from AHLIC to the Ceding Company in connection with the Pre-Closing Commutation; provided, that the foregoing shall not affect the inclusion of such amounts in the calculation of the “Closing Date IMR Amount” under the Reinsurance Agreement. (b) During the 60 days immediately following Purchaser’s receipt of the Initial Closing Statement, the Initial Asset Value Statement and the Initial Closing Required Asset Value Statement (the “Review Period”), Purchaser and its Representatives shall be permitted to review Sellers’s working papers and any working papers of Seller’s independent accountants directly relating to the preparation of the Initial Closing Statement, the Initial Asset Value Statement and the Initial Closing Required Asset Value Statement, as well as all of the Books and Records and other relevant information or documents relating to the operations and finances of the Business with respect to the period up to and including the Closing Date, and Seller shall make available the individuals in its or its Affiliates’ employ who are responsible for and knowledgeable about the information used in, and the preparation or calculation (as applicable) of, the Initial Closing Statement, the Initial Asset Value Statement and the Initial Closing Required Asset Value Statement in order to respond to the inquiries of Purchaser; provided, however, that the independent accountants of Seller shall not be obligated to make any working papers available to Purchaser unless and until Purchaser has signed a customary confidentiality and hold harmless agreement relating to such access to working papers in form and substance reasonably acceptable to such independent accountants. (c) If Purchaser disagrees with the Initial Closing Statement, the Initial Asset Value Statement or the Initial Closing Required Asset Value Statement (including any amount or computation set forth therein) in any respect and on any basis (including that the representations and warranties in Section 3.18(d) or the covenants in Section 5.11 were breached), Purchaser may, on or prior to the last day of the Review Period, deliver a notice to Seller setting forth, in reasonable detail, each disputed item or amount and the basis for Purchaser’s disagreement therewith (the “Notice of Disagreement”). The Notice of Disagreement shall set forth, with respect to each disputed item, Purchaser’s position as to the correct amount or computation that should have been included in the Initial Closing Statement, the Initial Asset Value Statement or the Initial Closing Required Asset Value Statement. If Purchaser does not deliver a Notice of Disagreement with respect to the Initial Closing Statement, the Initial Asset Value Statement or the Initial Closing Required Asset Value Statement to Seller by the end of the Review Period, the Initial Closing Statement, the Initial Asset Value Statement or the Initial Closing Required Asset Value Statement, as applicable, shall become final and binding on the parties. (d) During the 20 Business Days immediately following the delivery of a Notice of Disagreement, Seller and Purchaser shall seek in good faith to resolve any disagreement that they may have with respect to the matters specified in the Notice of Disagreement.

33 (e) If, at the end of such 20 Business Day period, Seller and Purchaser have been unable to resolve all disagreements that they may have with respect to the matters specified in the Notice of Disagreement, then Seller and Purchaser shall submit all matters that remain in dispute with respect to the Notice of Disagreement (along with a copy of the applicable Initial Closing Statement, the Initial Asset Value Statement and the Initial Closing Required Asset Value Statement marked to indicate those line items that are in dispute) to PricewaterhouseCoopers LLP or, if PricewaterhouseCoopers LLP is unwilling or unable to serve, another independent certified public accounting firm in the United States of international recognition mutually agreeable to Seller and Purchaser and that is not the auditor or independent accounting firm of any of the parties (the “Independent Accountant”), to make a determination with respect to all matters in dispute. (f) Seller and Purchaser shall use commercially reasonable efforts to cause the Independent Accountant to render a determination within 30 days after the submission of such matters to the Independent Accountant or as soon as practicable thereafter. Seller, on the one hand, and Purchaser, on the other hand, shall promptly (and in any event within five Business Days) after the Independent Accountant’s engagement, each submit to the Independent Accountant their respective computations of the disputed items identified in the Notice of Disagreement and information, arguments and support for their respective positions, and shall concurrently deliver a copy of such materials to the other party. Each party shall then be given an opportunity to supplement the information, arguments and support included in its initial submission with one additional submission to respond to any arguments or positions taken by the other party in such other party’s initial submission, which supplemental information shall be submitted to the Independent Accountant (with a copy thereof to the other party) within 10 Business Days after the first date on which both parties have submitted their respective initial submissions to the Independent Accountant. The Independent Accountant shall thereafter be permitted to request additional or clarifying information from the parties, and each of the parties shall cooperate and shall cause their Representatives to cooperate with such requests of the Independent Accountant. The Independent Accountant shall determine, based solely on the materials so presented by the parties and upon information received in response to such requests for additional or clarifying information and not by independent review, only those issues in dispute specifically set forth in the Notice of Disagreement and shall render a written report to Seller and Purchaser in which the Independent Accountant shall, after considering all matters set forth in the Notice of Disagreement, determine what adjustments, if any, should be made to the amounts and computations set forth in the Initial Closing Statement, Initial Asset Value Statement and the Initial Closing Required Asset Value Statement solely as to the disputed items. Such written report shall set forth, in reasonable detail, the determination of the Independent Accountant with respect to each of the disputed line items specified in the Notice of Disagreement and the revisions, if any, to be made to the Initial Closing Statement, the Initial Asset Value Statement or the Initial Closing Required Asset Value Statement resulting therefrom, together with supporting calculations. With respect to each disputed line item, such determination shall be made in accordance with the Transaction Accounting Principles and the terms of this Agreement and, if not in accordance with the position of either Seller or Purchaser, shall not be in excess of the highest amount proposed by either party, nor less than the lowest amount proposed by either party, in the Notice of Disagreement, the Initial Closing Statement, the Initial Asset Value Statement or the Initial Closing Required Asset Value Statement with

34 respect to such disputed line item. For the avoidance of doubt, the Independent Accountant shall not review any line items or make any determination with respect to any matter other than those matters in the Notice of Disagreement that remain in dispute. The Independent Accountant’s final written determination shall, absent fraud or manifest error, be conclusive and binding upon Seller and Purchaser, shall not be subject to review by a court or other tribunal and shall have the same force and effect as an arbitration award governed by the Federal Arbitration Act, 9 U.S.C. §1 et. seq. The “Final Closing Statement” means the Initial Closing Statement as made final and binding either pursuant to Section 2.09(c) or after it has been modified to reflect any revisions thereto made through the mutual agreement of Purchaser and Seller or through the determination of the Independent Accountant pursuant to this Section 2.09(f). The “Final Asset Value Statement” means the Initial Asset Value Statement as made final and binding either pursuant to Section 2.09(c) or after it has been modified to reflect any revisions thereto made through the mutual agreement of Purchaser and Seller or through the determination of the Independent Accountant pursuant to this Section 2.09(f). The “Final Closing Required Asset Value Statement” means the Initial Closing Required Asset Value Statement as made final and binding either pursuant to Section 2.09(c) or after it has been modified to reflect any revisions thereto made through mutual agreement of Purchaser and Seller or through the determination of the Independent Accountant pursuant to this Section 2.09(f), and the “Final Closing Required Asset Value” is the Closing Required Asset Value as set forth on the Final Closing Required Asset Value Statement. (g) The cost of the Independent Accountant’s review and determination shall be shared equally by Seller and Purchaser. During the review by the Independent Accountant, Seller and Purchaser shall each make available to the Independent Accountant such individuals and such information, books, records and work papers, as may be reasonably required by the Independent Accountant to fulfill its obligations under Sections 2.09(e) and 2.09(f); provided, however, that the independent accountants of Seller or Purchaser shall not be obligated to make any working papers available to the Independent Accountant unless and until the Independent Accountant has signed a customary confidentiality and hold harmless agreement relating to such access to working papers in form and substance reasonably acceptable to such independent accountants. In acting under this Agreement, the Independent Accountant shall be entitled to the privileges and immunities of an arbitrator. Notwithstanding anything to the contrary contained in this Agreement, the provisions of this Section 2.09 represent the sole and exclusive method for determining the Final Closing Statement, the Final Asset Value Statement, the Final Closing Required Asset Value Statement and the Final Closing Required Asset Value. (h) Seller shall, following the Closing through the date that the Final Closing Statement, the Final Asset Value Statement and the Final Closing Required Asset Value Statement become final and binding on the parties in accordance with the last three sentences of Section 2.09(f), take all actions necessary to maintain and preserve all accounting books, records, policies and procedures on which the Initial Closing Statement, Initial Asset Value Statement and Initial Closing Required Asset Value Statement are based or on which the Final Closing Statement, Final Asset Value Statement or Final Closing Required Asset Value Statement are to be based so as not to impede or delay the final determination of the amounts set forth therein.

35 Section 2.10. Post-Closing Adjustments. (a) The following adjustments will be made based on the amounts set forth on the Final Closing Statement, Final Asset Value Statement and Final Closing Required Asset Value Statement: (i) Purchaser shall pay to the Ceding Company the True-Up Amount, if positive; or (ii) Seller shall cause the Ceding Company to pay into the Trust Account the absolute value of the True-Up Amount, if negative. (b) Payment of any amounts due under Section 2.10(a) shall be made within five Business Days after the date on which all three of the Final Closing Statement, the Final Asset Value Statement and Final Closing Required Asset Value Statement have become such in accordance with the last three sentences of Section 2.09(f) by wire transfer of immediately available funds. ARTICLE III. REPRESENTATIONS AND WARRANTIES OF SELLER Except as set forth in the corresponding sections or subsections of the disclosure schedule delivered to Purchaser by Seller concurrently with the execution and delivery of this Agreement (the “Seller Disclosure Schedule”) (it being understood and agreed by the parties hereto that disclosure of any item in any section or subsection of the Seller Disclosure Schedule shall be deemed disclosure with respect to any other section or subsection of the Seller Disclosure Schedule to which the relevance of such item is reasonably apparent, notwithstanding the omission of a reference or cross-reference thereto), Seller hereby makes the following representations and warranties to Purchaser, as of the date hereof and as of the Closing Date, as follows: Section 3.01. Organization; Standing and Authority. (a) Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. The Ceding Company is an insurance company duly organized, validly existing and in good standing under the laws of the State of Connecticut. AHLIC is an insurance company duly organized, validly existing and in good standing under the laws of the State of Connecticut. (b) Each of Seller, the Ceding Company and AHLIC (i) have all corporate or other applicable organizational power and authority to carry on the activities it currently conducts in connection with the Business as it is now being conducted and to own, lease and operate its properties and assets and (ii) is duly qualified to do business as a foreign or alien corporation or other legal entity, as the case may be, in good standing in each jurisdiction in which the conduct of the Business makes such qualification necessary, except, in the case of clause (ii), where the failure to be so qualified, would not, individually or in the aggregate, reasonably be expected to

36 have a Material Adverse Effect. This Section 3.01(b) does not relate to Permits from Insurance Regulators and Operating Permits, which are addressed in Section 3.11. Section 3.02. Authorization. Seller or the applicable Affiliate of Seller (as applicable) has all requisite corporate or other applicable organizational power to enter into, consummate the transactions contemplated by and carry out its obligations under, each of the Transaction Agreements to which it is or is contemplated to become a party. The execution and delivery by Seller or the applicable Affiliate of Seller (as applicable) of each of the Transaction Agreements to which it is or is contemplated to become a party, and the consummation by Seller or the applicable Affiliate of Seller (as applicable) of the transactions contemplated by each of the Transaction Agreements to which it is or is contemplated to become a party, have been duly authorized by all requisite corporate or other similar organizational action on the part of Seller or the applicable Affiliate of Seller (as applicable). Each of the Transaction Agreements to which Seller or the applicable Affiliate of Seller (as applicable) is or is contemplated to become a party has been, or upon execution and delivery thereof will be, duly executed and delivered by Seller or the applicable Affiliate of Seller (as applicable). Assuming due authorization, execution and delivery by the other parties hereto or thereto, each of the Transaction Agreements to which Seller or the applicable Affiliate of Seller (as applicable) is or is contemplated to become a party constitutes, or upon execution and delivery thereof will constitute, the legal, valid and binding obligation of Seller or the applicable Affiliate of Seller (as applicable), enforceable against it in accordance with its terms, subject in each case to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium, rehabilitation, liquidation, fraudulent conveyance, preferential transfer or similar laws now or hereafter in effect relating to or affecting creditors’ rights and remedies generally and subject, as to enforceability, to the effect of general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law) (the “Enforceability Exceptions”). Section 3.03. Sufficiency of Assets. Except as set forth in Section 3.03 of the Seller Disclosure Schedule and subject to the receipt of all Governmental Approvals, the assets, rights, properties, Employees, Intellectual Property and services transferred or made available to Purchaser and its Affiliates pursuant to this Agreement, the other Transaction Agreements and the Assigned Contracts will, as of the Closing, comprise assets, rights, properties, Employees, Intellectual Property and services that are sufficient to permit Purchaser to operate the Business immediately following the Closing Date in substantially the same manner as the Business is being operated as of the date hereof. This Section 3.03 does not address any Permit needed for the Purchaser to write new or renewal insurance policies with respect to the Business after the Closing Date. Section 3.04. No Conflict or Violation. Provided that all consents, approvals, authorizations and other actions described in Section 3.05 of the Seller Disclosure Schedule have been obtained or taken, the execution and delivery by Seller or the applicable Affiliate of Seller (as applicable) of, and the consummation by Seller or the applicable Affiliate of Seller (as applicable) of the transactions contemplated by, the Transaction Agreements to which Seller or the applicable Affiliate of Seller (as applicable) is or is contemplated to become a party do not and will not (a) violate or conflict with the organizational documents of Seller or the applicable Affiliate of Seller (as applicable), (b) subject to the Governmental Approvals referred to in Section 3.05, conflict with or violate any Applicable Law or Governmental Order applicable to

37 Seller or the applicable Affiliate of Seller (as applicable) or by which any of them or any of their respective properties, assets or rights is bound or subject, (c) result in any breach of, or constitute a default (or event which, with the giving of notice or lapse of time or both, would constitute a default) under, or give to any Person any rights of termination, acceleration or cancellation of, or result in the creation of any Lien (other than Permitted Liens) on any of the assets, properties or rights of Seller or the applicable Affiliate of Seller (as applicable) pursuant to, any contract, or any note, bond, loan or credit agreement, mortgage or indenture to which Seller or such applicable Affiliate of Seller is a party or by which any of them or any of their respective properties, assets or rights is bound or subject or (d) result in a breach or violation of any of the terms or conditions of, result in a default under, or otherwise cause an impairment or revocation of, any material Permit used in the Business, except, in the case of clauses (b), (c) and (d) of this Section 3.04, for any such conflicts, violations, breaches, defaults, terminations, accelerations, cancellations or creations that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Section 3.05. Consents and Approvals. Except in connection, or in compliance, with the approvals, filings and notifications required by Applicable Laws that are set forth in Section 3.05 of the Seller Disclosure Schedule, the execution and delivery by Seller or the applicable Affiliate of Seller (as applicable) of the Transaction Agreements to which it is or is contemplated to become a party do not and will not, and the consummation by Seller or the applicable Affiliate of Seller (as applicable) of the transactions contemplated by the Transaction Agreements to which it is or is contemplated to become a party will not, require any consent, approval, license, permit, order, qualification or authorization of, or registration with or other action by, or any filing with or notification to, any Governmental Authority (each, a “Governmental Approval”) to be obtained or made by or with respect to Seller or such applicable Affiliate of Seller (as applicable), except for any Governmental Approvals the failure to obtain or make which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Section 3.06. Certain Contracts. (a) Section 3.06(a) of the Seller Disclosure Schedule lists each Material Contract to which Seller or any of its Affiliates is a party or by which it is bound as of the date hereof. The term “Material Contract” means all of the following types of contracts (other than any Ceded Reinsurance Contract or any Group Contract) in effect on the date hereof: (i) the Assigned Contracts; (ii) any contract that (A) contains a restriction on the ability of the Business to solicit specified customers or prospective customers for the purchase, renewal, lapse or amendment of any Group Contract or (B) limits in any way the ability of the Business to compete or engage in the conduct of the Business or in the marketing, selling and administration of any Group Contract, in each case, that would be legally binding on Purchaser or any of its Affiliates following the consummation of the transactions contemplated hereby;

38 (iii) mortgages, indentures, loan or credit agreements, security agreements and other agreements and instruments relating to the borrowing of money or extension of credit directly by or to Seller or an Affiliate thereof in respect of the Business or the direct or indirect guarantee by Seller or an Affiliate thereof for the benefit of the Business of any obligation for borrowed money of any other Person, in each case other than Investment Assets held in the ordinary course of business consistent with the Investment Guidelines; (iv) any retention agreements providing for payments to any Employee; (v) any contract restricting or granting rights to use or practice rights under the Transferred Intellectual Property; (vi) any contract that is primarily related to the Business but is not an Assigned Contract (each, a “Primary Contract”) pursuant to which any third Person provides support, maintenance or other services for IT Systems; (vii) any Primary Contract pursuant to which any material operational function of the Business is outsourced to or otherwise performed by a third Person; (viii) any Primary Contract pursuant to which one or more independent contractors provides services to the Business; (ix) any contract that relates to the acquisition or disposition of any business or operation included in the Business, or any other contract that includes an ongoing material indemnification obligation or guarantee of the Ceding Company in respect of the Business, but in either case only where any such contract contains any material obligation of Seller or any of its Affiliates that remains unperformed (other than any obligation to indemnify the buyer thereunder for breaches of provisions that have expired or which are not subject to any survival period); or (x) any other Primary Contract. (b) Section 3.06(b) of the Seller Disclosure Schedule lists each vendor with which, as of the date hereof, there is a direct contractual or other relationship to provide rights, services, functions or goods, as applicable, directly to the Business or which charge the Business directly for such rights, services, functions or goods, as applicable (each such vendor, a “Vendor”). For the avoidance of doubt, Section 3.06(b) of the Seller Disclosure Schedule does not list vendors for which the Business is allocated a share of the cost as part of a corporate or enterprise cost allocation. (c) True and complete copies in all material respects of each of the Material Contracts, including in each case all amendments and addenda thereto, have been made available to Purchaser on the Project DeLorean Intralinks site or by email prior to the date hereof. Each of the Material Contracts is in full force and effect and is the valid and binding obligation of Seller

39 and each Affiliate of Seller party thereto, and, to the Knowledge of Seller as of the date hereof, each other party thereto, subject to the Enforceability Exceptions. None of Seller or any Affiliate of Seller that is party thereto, nor, to the Knowledge of Seller as of the date hereof, any other Person that is a party thereto, is (or, with the giving of notice or the lapse of time or both, will be), in any material respect, in violation or breach of or default under any of the Material Contracts. None of Seller or any Affiliate of Seller that is party thereto has received written or, to the Knowledge of Seller, oral notice of cancellation of any Material Contract. Section 3.07. Title to Assets. Seller or one of its Affiliates is the record and beneficial owner of, and holder of good and valid title to, all of the Transferred Assets, free and clear of all Liens other than Permitted Liens. Purchaser will acquire good and valid title to the Transferred Assets, free and clear of Liens, except for Permitted Liens or any Liens arising from acts of Purchaser (other than entering into any Transaction Agreement), (a) in the case of Transferred Assets other than the Business Employee Benefit Plans and the Assigned Lease, at the Closing, and (b) in the case of the Business Employee Benefit Plans, upon the termination of the Employee Lease Term, and (c) in the case of the Assigned Lease, upon the termination of the Employee Lease Term and the effectiveness of the Portland Location Assignment Agreement. Section 3.08. Absence of Litigation. Except as disclosed in Section 3.08 of the Seller Disclosure Schedule, as of the date hereof, there are no Actions relating to the Business (other than claims under or in connection with Group Contracts in the ordinary course of business) pending or, to the Knowledge of Seller, threatened in writing against (i) the Ceding Company or (ii) Seller or any of its other Affiliates with respect to the Business that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. Section 3.09. Compliance With Laws. (a) Except as disclosed in Section 3.09(a)(i) of the Seller Disclosure Schedule, Seller and its Affiliates (solely with respect to, and to the extent related to, the Business) are, and since December 31, 2014 have been, in compliance in all respects with all Applicable Laws, including Privacy and Data Security Laws, except for such instances of non-compliance that would not, individually or in the aggregate, have a material adverse impact on the Business. Except as set forth in Section 3.09(a)(ii) of the Seller Disclosure Schedule, as of the date hereof, since December 31, 2014, none of Seller or any of its Affiliates (solely with respect to, and to the extent related to, the Business) has received any written notice or other written or, to the Knowledge of Seller, oral communication from any Governmental Authority or has paid or incurred any penalty or fine imposed by a Governmental Authority, in each case, regarding any actual or alleged violation of, or failure to comply with, Applicable Law in connection with the Business (other than actual or alleged violations which have been resolved). (b) Except as set forth in Section 3.09(b) of the Seller Disclosure Schedule, as of the date hereof, all material deficiencies or violations with respect to the Business in all reports of examinations of the affairs of the Ceding Company or AHLIC (including financial, market conduct and similar examinations) issued by any Insurance Regulator to the Ceding Company or AHLIC for any period ending on or after December 31, 2014, have been resolved to the reasonable satisfaction of the Insurance Regulator that noted such deficiencies or violations.

40 (c) Except as set forth in Section 3.09(c) of the Seller Disclosure Schedule, as of the date hereof, there are no Governmental Orders in effect against or involving Seller or any of its Affiliates under which Seller or any of its Affiliates has any continuing obligation relating to the Business and none of Seller or any of its Affiliates (solely with respect to, and to the extent related to, the Business) is a party to any material contract with any Governmental Authority (other than any Group Contract with respect to which a Governmental Authority is a policyholder or contractholder) in each case to the extent relating to the Business. (d) Except as set forth in Section 3.09(d) of the Seller Disclosure Schedule, since December 31, 2014, Seller or an Affiliate thereof has filed all material reports, statements, documents, registrations, filings or submissions required to be filed with any Governmental Authority (solely with respect to, and to the extent related to, the Business). All such registrations, filings and submissions were in compliance in all material respects with Applicable Law when filed or as amended or supplemented, and, as of the date hereof, no material deficiencies have been asserted by any Governmental Authority with respect to such registrations, filings or submissions that have not been satisfied. Section 3.10. Employee Matters. (a) Section 3.10(a) of the Seller Disclosure Schedule sets forth a list of all material written Employee Benefit Plans as of the date hereof and a description of any material Employee Benefit Plan that is not in written form. (b) Section 3.10(b) of the Seller Disclosure Schedule sets forth a list of all Business Employee Benefit Plans as of the date hereof. As of the date hereof, there are no material claims or disputes pending, or to the Knowledge of Seller, threatened with respect to any Business Employee Benefit Plan, other than routine claims for benefits in the ordinary course of business. (c) No Business Employee Benefit Plan and, except as set forth on Section 3.10(c) of the Seller Disclosure Schedule, none of the Employee Benefit Plans is subject to Title IV of ERISA and no Employee participates or is eligible to participate in an Employee Benefit Plan or Business Employee Benefit Plan that is subject to Title IV of ERISA. None of the Employee Benefit Plans or Business Employee Benefit Plans is a “multiemployer plan” (as defined in section 3(37) of ERISA) and no Employee participates or is eligible to participate in an Employee Benefit Plan or Business Employee Benefit Plan that is a multiemployer plan. Purchaser shall have no Liabilities in respect of any Employee Benefit Plan, except as expressly set forth in Section 6.01(j) below. (d) No Business Employee Benefit Plan and, except as disclosed in Section 3.10(d) of the Disclosure Schedule, no Employee Benefit Plan provides medical, dental, or life insurance coverage or any other welfare benefits after termination of employment. (e) Each Employee Benefit Plan (i) complies in form in all material respects with all requirements of Applicable Laws and has been administered in all material respects in accordance with its terms and all Applicable Laws, and (ii) is otherwise in compliance in all material respects with all Applicable Laws. Each Business Employee Benefit Plan (i) complies in form in all material respects with all requirements of Applicable Laws and has been

41 administered in all material respects in accordance with its terms and all Applicable Laws, and (ii) is otherwise in compliance in all material respects with all Applicable Laws. With respect to each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code, such plan, and its related trust, has received a determination letter (or opinion letters in the case of any prototype plans) from the IRS that it is so qualified and that its trust is exempt from tax under Section 501(a) of the Code and, to the Knowledge of the Seller, no event has occurred which will or could reasonably be expected to cause any such Employee Benefit Plan to fail to comply with such requirements. Each Employee Benefit Plan and Business Employee Benefit Plan is either (i) exempt from Section 409A of the Code (“Section 409A”) or (ii) has, in all material respects, been maintained and operated in documentary and operational compliance in accordance with Section 409A and the regulations and guidance issued thereunder. (f) Except as set forth on Section 3.10(f) of the Seller Disclosure Schedule, neither consummation of the transactions contemplated by this Agreement nor this Agreement (whether separately or together with any other action) will accelerate the time of vesting or the time of payment, or increase the amount, of compensation due to any Employee. None of the payments contemplated by the Employee Benefit Plans or any Business Employee Benefit Plan to or with respect to Employees would, in the aggregate, constitute excess parachute payments (as defined in section 280G of the Code (without regard to subsection (b)(4) thereof)). As of the date hereof, each of Seller and its Affiliates is in compliance, in all material respects, with all Applicable Laws regarding employment, labor and wage and hour matters, disability, immigration, health and safety, harassment, non-discrimination in employment, workers’ compensation, and unemployment compensation (solely with respect to, and to the extent related to, the Business). To the Knowledge of the Seller, each independent contractor and consultant, in each case, providing personal services to the Seller and its Affiliates (solely with respect to, and to the extent related to, the Business) has been properly classified as an independent contractor for purposes of and consistent with good faith interpretations of, all Applicable Laws, including Applicable Laws with respect to employee benefits, and to the Knowledge of the Seller, each Employee has been properly classified consistent with good faith interpretations under the Fair Labor Standards Act (solely with respect to, and to the extent related to, the Employees). The Seller and its Affiliates are not a party to, bound by or in the process of negotiating any collective bargaining agreement or similar labor-related contract (solely with respect to, and to the extent related to, the Business). As of the date hereof, no labor organization or group of current Employees has made a pending demand (solely with respect to, and to the extent related to, the Business) for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to the Knowledge of the Seller, threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority (in each case solely with respect to, and to the extent related to, the Business). To the Knowledge of the Seller, as of the date hereof, there are no material organizing activities, strikes, work stoppages, slowdowns, lockouts, arbitrations or grievances, or other material labor disputes, pending or threatened against or involving any Employees (solely with respect to, and to the extent related to, the Business). (g) Each Employee Benefit Plan that is a “group health plan” as defined in Section 733(a)(1) of ERISA (a “Health Plan”) (i) is currently in compliance in all material respects with the Patient Protection and Affordable Care Act, Pub. L. No. 111-148 (“PPACA”), the Health

42 Care and Education Reconciliation Act of 2010, Pub. L. No. 111-152 (“HCERA”), and the regulations and guidance issued thereunder (collectively, with PPACA and HCERA, the “Healthcare Reform Laws”), and (ii) has been in compliance in all material respects with all applicable Healthcare Reform Laws since January 1, 2015. (h) Neither Seller nor any of its Affiliates is a party to any employment agreement with any Employee, other than retention agreements that are listed in Section 3.06(a)(iv) of the Disclosure Schedule and offer letters. (i) Section 3.10(i) of the Seller Disclosure Schedule sets forth a list of all individual independent contractors providing personal services to the Business as of the date hereof. (j) Except as set forth on Section 3.10(j) of the Seller Disclosure Schedule, none of the Employees is a foreign national is in the United States pursuant to a United States H1-B visa or similar employer-sponsored work permit. (k) Seller has performed a criminal background check on each Employee in a reasonable manner consistent with prudent hiring practices. Seller requires each Employee to annually complete an attestation regarding criminal conduct. To the Knowledge of Seller, none of the Employees are disqualified from performing services for the Business by reason of a criminal conviction. Section 3.11. Permits. (a) (i) The Ceding Company and AHLIC holds all Permits from all Insurance Regulators that are necessary for the current operation and conduct of the Business; and (ii) each of Seller and its Affiliates (solely with respect to, and to the extent related to, the Business) holds all other material Permits from all other Governmental Authorities that are necessary for the current operation and conduct of the Business and to own or use its assets and properties to the extent relating to the Business (collectively, the “Operating Permits”), except where the failure to hold an Operating Permit would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as would not be reasonably likely to have a Material Adverse Effect, all such Operating Permits are valid and in full force and effect in accordance with their terms. Each of the Ceding Company and AHLIC is, and since December 31, 2014 has been, in compliance in all material respects with all such Operating Permits. (b) As of the date hereof, since December 31, 2014, Seller and its Affiliates have not received any written notice, or, to the Knowledge of Seller, oral communication from any Governmental Authority regarding any actual, alleged, or potential material violation of, or failure to comply with, the terms or requirements of any such Operating Permit (solely with respect to, and to the extent related to, the Business). As of the date hereof, none of Seller or any of its Affiliates is the subject of any pending or, to the Knowledge of Seller, threatened action seeking the revocation, withdrawal, suspension, termination, cancellation, nonrenewal, modification or impairment of any such Operating Permit (solely with respect to, and to the extent related to, the Business).

43 Section 3.12. Intellectual Property. (a) Section 3.12(a) of the Seller Disclosure Schedule sets forth, as of the date hereof, a true, complete and correct list of (i) all Transferred Intellectual Property that is Registered, indicating for each item: (A) the current owner; (B) the jurisdiction where the application or registration is located; and (C) the application or registration number, and (ii) proprietary Software and material unregistered Trademarks that are Transferred Intellectual Property. (b) Seller or an Affiliate thereof are the exclusive owners of the Transferred Intellectual Property free and clear of all Liens other than Permitted Liens. As of the Closing Date, Purchaser or its designee will be the exclusive owners of the Transferred Intellectual Property, free and clear of all Liens other than Permitted Liens. (c) Except as set forth in Section 3.12(c) of the Seller Disclosure Schedule (i) to the Knowledge of Seller, the operation of the Business has not been and is not infringing, violating or misappropriating the Intellectual Property of any third party, (ii) no third party has asserted in a writing received by Seller or any of its Affiliates, or to the Knowledge of Seller asserted orally, that its conduct of the Business has infringed, violated or misappropriated the Intellectual Property of any third party and there are no such claims pending or, to the Knowledge of Seller, threatened, (iii) and, to the Knowledge of Seller, as of the date hereof, no third party has infringed, violated or misappropriated or is now infringing, violating or misappropriating any Transferred Intellectual Property. Notwithstanding anything to the contrary set forth in this Agreement, this Section 3.12(c) contains all of the representations and warranties provided by Seller with respect to the non-infringement, non-violation and non-misappropriation of Intellectual Property. (d) Seller and its Affiliates have taken commercially reasonable actions to maintain the enforceability of the Transferred Intellectual Property under all Applicable Law (including (i) making and maintaining in full force and effect all necessary filings, registrations and issuances and (ii) maintaining the secrecy of all Trade Secrets). (e) Seller has maintained and currently maintains complete source code for all current and the immediately prior (i.e., n-1) versions and releases of all Software developed by or for Seller and included within the Transferred Intellectual Property (“Developed Software”). All Developed Software is designed and documented in a reasonable manner, consistent with accepted industry practices. Except as would not be material to the Business, no Developed Software contains any viruses, worms, back doors, spyware, adware, malware, time-bombs or key-locks (as such terms are commonly understood in the software industry). (f) Except as set forth on Section 3.12(f) of the Seller Disclosure Schedule, no Transferred Intellectual Property that is Software contains any Open Source Software, including any software governed by an “open source” license that may (i) require, as a condition to the use of such Software, that Seller disclose, license or distribute to third parties any of the source code for such Software, (ii) requires derivative works of such Software to be licensed under the same “open source” license as the original work or otherwise requires its licensing thereof for the purpose of making derivative works, (iii) imposes any restriction on the consideration to be charged for the distribution of such Software, or (iv) creates, or purports to create, obligations for

44 Seller with respect to the Intellectual Property rights owned by Seller or grants, or purports to grant, to any third party any rights or immunities under Intellectual Property rights owned by Seller. Section 3.13. Insurance Business. (a) Except as set forth in Section 3.13 of the Seller Disclosure Schedule, since December 31, 2014 any application, form of insurance policy, certificates of insurance, riders, endorsements, advertising material, rate, rule or producer compensation utilized by the Seller and its Affiliates (solely with respect to, and to the extent related to, the Business), the use or issuance of which requires filing or approval, has been appropriately filed, and, if required, approved by the Insurance Regulator of any state in which such application forms, forms of insurance policies, advertising materials and rates and rules are required to be filed and (as applicable) approved or not objected to by such authorities within the period provided for approval or objection, except for failures to effect such filings or secure such approvals, which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All such application forms, forms of insurance policies, advertising materials and rates or rules are utilized in compliance in all material respects with all Applicable Laws and within the scope of the approvals (if any) received with respect thereto. No material deficiencies have been asserted by any Governmental Authority with respect to any such filings or compliance with the filings or approvals issued by the Insurance Regulators which have not been cured or otherwise resolved. (b) The underwriting standards and ratings applied by the Ceding Company since such date with respect to Group Contracts have conformed in all material respects to those contained in the underwriting manuals utilized by the Ceding Company, as in effect at the times such Group Contracts were underwritten. (c) Since December 31, 2014, Seller and any applicable Affiliates have timely paid in all material respects all guaranty fund assessments that have been due, claimed or asserted by, or are the subject of any voluntary contribution commitment to, any state guaranty fund or association or any Insurance Regulator in any jurisdiction in which Seller or any applicable Affiliate operates the Business arising out of or resulting from such operation of the Business by Seller and its Affiliates. Except for regular periodic assessments in the ordinary course of business or assessments based on developments that are publicly known within the insurance industry, no material claim or assessment is pending or, to the Knowledge of Seller, threatened against Seller or any Affiliate with respect to the Business by any state insurance guaranty association in connection with such association’s fund relating to insolvent insurers. (d) The Business does not include (i) any policies issued to a plan sponsor located outside the United States and its territories, or (ii) any policies issued to plan sponsors located in the United States to cover primarily employees located outside the United States. Section 3.14. Producers; Sale Practices. (a) Except as set forth in Section 3.14(a) of the Seller Disclosure Schedule, to the Knowledge of Seller, from December 31, 2014 to the date hereof, each Producer, at any time that

45 it wrote, sold or produced Group Insurance Contracts for Seller or any of its Affiliates, was duly licensed, authorized and appointed (for the Group Insurance Contract written, sold or produced by such Producer) in the particular jurisdiction in which such Producer wrote, sold or produced such Group Insurance Contract and, to the Knowledge of Seller, from December 31, 2014 to the date hereof, no such Producer violated any term or provision of Applicable Law relating to the writing, sale or production of Group Insurance Contracts, in each case except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. (b) Except as set forth in Section 3.14(b) of the Seller Disclosure Schedule, since December 31, 2014, none of Seller or the Ceding Company has received any written notice or communication from any Governmental Authority that a Producer is in material violation of any Applicable Law applicable to the writing, sale, production or marketing of any Group Insurance Contract. Section 3.15. Real Property. The Transferred Assets do not include any real property other than the real property that is leased pursuant to the Assigned Lease. Section 3.15 of the Seller Disclosure Schedule lists, as of the date hereof, all real property, including the real property located at 222 SW Columbia Street, Portland, Oregon (the “Portland Location”), (a) which are owned by Seller or an Affiliate of Seller or (b) in which Seller or an Affiliate of Seller has a leasehold interest and, in each case, in which Seller intends will be occupied by Purchaser or an Affiliate thereof from and after the day immediately following the expiration or termination of the Employee Lease Term (such leases in subclause (b) of this Section 3.15 (but expressly excluding the Assigned Lease) are collectively referred to as the “Non-Assigned Leases”; together with the Assigned Lease, collectively, the “Leases”). True and complete copies in all material respects of each of the Leases, including in each case all amendments and addenda thereto, have been made available to Purchaser on the Project DeLorean Intralinks site or by email prior to the date hereof. Seller or an Affiliate thereof has a valid and enforceable leasehold interest under the Leases, subject to Permitted Liens and to the Enforceability Exceptions and neither Seller nor any such Affiliate has received any written notice of any default under the Leases, and, to the Knowledge of Seller, no event has occurred and no condition exists that, with notice or lapse of time or both, would constitute a default by Seller or any such Affiliate under the Leases, except, in each case, for such invalidity, unenforceability or defaults that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Section 3.16. Ceded Reinsurance Contracts. (a) Section 3.16(a) of the Seller Disclosure Schedule lists each reinsurance agreement to which the Ceding Company or AHLIC is a party and under which the Ceding Company or AHLIC reinsured or retroceded risk under any of the Group Insurance Contracts that were in effect as of the date hereof (the “Ceded Reinsurance Contracts”). (b) Each of the Ceded Reinsurance Contracts constitutes a valid and binding obligation of the Ceding Company or AHLIC and, to the Knowledge of Seller, each other party thereto, enforceable against the Ceding Company or AHLIC and, to the Knowledge of Seller, each other party thereto in accordance with its terms, subject to the Enforceability Exceptions. Except as set forth in Section 3.16(b) of the Seller Disclosure Schedule, as of the date hereof,

46 neither the Ceding Company nor AHLIC has delivered notice or received written or, to the Knowledge of Seller, oral notice of early termination of any such Ceded Reinsurance Contract. There exists no material breach or event of default with respect to any Ceded Reinsurance Contract on the part of the Ceding Company or AHLIC or, to the Knowledge of Seller, as of the date hereof, any other party thereto, in each case that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. (c) Since December 31, 2014, there has not been any dispute with respect to any material amounts recoverable or payable by the Ceding Company pursuant to any Ceded Reinsurance Contract. All amounts owed under any Ceded Reinsurance Contracts have been timely paid in accordance with their terms. Section 3.17. Tax. (a) There are no outstanding audits or other administrative or judicial actions by any Governmental Authority with regard to, or related to, the Tax treatment of the Business or the Transferred Assets, nor to the Knowledge of Seller, as of the date hereof, is any such audit or other administrative or judicial action pending or threatened. (b) Seller and its Affiliates have timely paid all material Taxes which will have been required to be paid on or prior to the date hereof in respect of the Business or the ownership of the Transferred Assets. (c) All material Taxes required to have been withheld, collected or remitted with respect to the Business or the Transferred Assets have been withheld, collected or remitted, as applicable, to the applicable Governmental Authority in accordance with Applicable Law. (d) Seller and its Affiliates have materially complied with all Tax reporting, withholding, and disclosure requirements applicable to the Ceded Insurance Contracts under the Code, Treasury Regulations, and forms issued by the Internal Revenue Service and under any corresponding or similar provision of state or local law. (e) Seller and its Affiliates have duly and timely (including any applicable extensions) filed all material Tax Returns required to have been filed by them in respect of the Business or the ownership of the Transferred Assets, and all such Tax Returns are accurate and complete in all material respects as they relate to the Business or the Transferred Assets. (f) All material deficiencies asserted in writing or assessments made in writing with respect to the Business or the ownership of the Transferred Assets by a Tax authority have been paid in full, except to the extent they are being contested in good faith through appropriate proceedings. (g) There are no material Liens for Taxes (other than Permitted Liens) upon the Transferred Assets. (h) Seller and each of its Affiliates are not and have not been a party to any “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4 with respect to the Business or the Transferred Assets.

47 (i) There is no written claim pending from any Tax authority in any jurisdiction where the Seller does not file Tax Returns in respect of the Business that the Business is or may be subject to taxation by that jurisdiction. (j) The reserves reflected with respect to the Ceded Insurance Contracts on the consolidated federal income Tax Return filed by the affiliated group of which Seller is a member for the year ending December 31, 2014, and since such date, have been determined in all material respects in the manner required by the Code and other Applicable Law, and to the extent relevant to the determination and maintenance thereof, have been determined and maintained in all material respects in accordance with SAP. (k) The Tax treatment of each Ceded Insurance Contract is not, and, since the time of issuance, has not been, materially less favorable to the purchaser, policyholder or intended beneficiaries thereof, than the Tax treatment and purported to qualify for at the time of issuance. Section 3.18. Financial Statements; Books and Records. (a) Seller has previously delivered to Purchaser true, correct and complete copies of (i) the audited annual statutory financial statements of each of the Ceding Company and AHLIC, together with the report of each such company’s independent auditors thereon, as of and for the years ended December 31, 2015 and December 31, 2016 and (ii) the unaudited statutory financial statements of each of the Ceding Company and AHLIC as of and for the quarter ended June 30, 2017 (collectively, the “Statutory Statements”), in each case, as filed with the Insurance Regulator of such entity’s jurisdiction of domicile. The Statutory Statements were prepared in accordance with applicable SAP consistently applied throughout all such periods and, except as set forth in Section 3.18(a) of the Seller Disclosure Schedule, fairly present in all material respects the financial position, admitted assets, liabilities, capital, and surplus of the Ceding Company and AHLIC (as applicable) at December 31, 2015, December 31, 2016 and June 30, 2017, and the results of operations, changes in surplus, and cash flows of the Ceding Company and AHLIC (as applicable) for the periods covered thereby, subject, in the case of the quarterly Statutory Statements as of and for the quarter ended June 30, 2017, to normal year-end adjustments and the absence of full footnote disclosures and other presentation items. Section 3.18(a) of the Seller Disclosure Schedule sets forth a complete list of all permitted practices used by each such company in the preparation of the Statutory Statements. (b) The reserves, including incurred but not reported (IBNR), for payment of benefits, losses, claims, expenses, and other similar purposes (including claims litigation) with respect to the Group Contracts reflected in the Statutory Statements, the Reference Closing Statement, and the Pro Forma Financial Statements, as of their respective dates: (a) were computed in all material respects in accordance with generally accepted actuarial standards, consistently applied and developed by the Ceding Company applying consistent practices, assumptions and methodologies used as of their respective dates; (b) met the requirements of SAP and other Applicable Law; and (c) were based on actuarial information and data and inventories and policies and contracts that were accurate in all material respects; provided that this Section 3.18(b) shall not be deemed to be a representation or warranty of Seller that the reserves of the Ceding Company or AHLIC (to the extent relating to the Business) are or will be adequate or sufficient for the purposes for which they were established.

48 (c) Seller has previously delivered to Purchaser a true, correct and complete copy of the unaudited pro forma balance sheets of the Business as of December 31, 2015 and December 31, 2016 and an unaudited pro forma statement of profits and losses for the annual period ended December 31, 2016 (“Pro Forma Financial Statements”). The Pro Forma Financial Statements were prepared in good faith from the Books and Records using methodologies, estimates and adjustments to give effect to assumptions that provide a reasonable basis for presenting the financial position, direct profits and direct losses of the Business in accordance with GAAP, applied consistently with the historical practices of Seller, as of December 31, 2015 and December 31, 2016. (d) The Reference Closing Statement was prepared in accordance with the Transaction Accounting Principles and fairly presents, in all material respects in accordance with the Transaction Accounting Principles, the assets and liabilities of the Business as of the Reference Date. (e) The Books and Records (i) have been maintained in all material respects in accordance with Applicable Law and (ii) are in material compliance with any and all record keeping maintenance requirements in applicable Group Contracts. No Board Materials relating to the Business exist except those certain Board Materials identified and made available by Seller for inspection and review by Purchaser prior to the date hereof. (f) Seller and the Ceding Company maintain a system of internal control over financial reporting sufficient to provide reasonable assurance regarding the reliability of the financial reporting of the Ceding Company with respect to the Business and the preparation of financial statements for external purposes in accordance with GAAP, applied consistently with the historical practices of Seller, or SAP, as applicable. There are no material weaknesses or significant deficiencies in the internal controls over financial reporting of Seller or the Ceding Company with respect to the Business. Section 3.19. Specified Portfolio. (a) During the period from the Reference Date to the date hereof, (i) no Investment Assets that were in the Specified Portfolio as of the Reference Date have been sold except: (A) sales of Investment Assets that were determined by Seller (in accordance with SAP and Seller’s and its Affiliates’ past practices), to have become, or to be reasonably likely to become, impaired, all of which sales are set forth on Section 3.19(a)(i)(A) of the Seller Disclosure Schedule; and (B) sales of Investment Assets set forth in Section 3.19(a)(i)(B) of the Seller Disclosure Schedule, which collectively did not exceed the Discretionary Turnover Allowance; and (ii) all additions to the Specified Portfolio were made in accordance with the Pre-Closing Investment Guidelines. (b) Section 3.19(b)(i) of the Seller Disclosure Schedule sets forth, as of the date hereof, the Capital Gain or Loss Adjustments for each of the sales of Investment Assets set forth in Section 3.19(a)(i)(B) of the Seller Disclosure Schedule. Section 3.19(b)(ii) of the Seller Disclosure Schedule sets forth a list of each of the Reallocated Investment Assets that were added to the Specified Portfolio between the Reference Date and the date of this Agreement, and the Reallocated Asset Value Adjustments, if any, that were required with respect to such

49 Reallocated Investment Assets during such period. The representations and warranties in this Section 3.19 have been made assuming, for this purpose, that the terms of Section 5.11 (other than the definition of “Selection Waterfall” included therein) applied with respect to the period between the Reference Date and the date of this Agreement. Section 3.20. No Undisclosed Liabilities. The Business has no Liabilities required to be disclosed or reserved for on a balance sheet of the Ceding Company prepared in accordance with applicable SAP, except (i) Liabilities set forth in Section 3.20 of the Seller Disclosure Schedule, (ii) Liabilities disclosed or reserved for in the Statutory Statements and (iii) Liabilities that (x) were incurred after December 31, 2016 in the ordinary course of business consistent with past practice and (y) have not had and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Section 3.21. Actuarial Report. Seller has delivered to Purchaser true, complete and correct copies of the actuarial report, dated as of June 7, 2017 (as adjusted by a memorandum dated August 28, 2017) prepared by Milliman Inc. (“Milliman”) with respect to the Business as of December 16, 2016 (the “Actuarial Report”). The information and factual data furnished by Seller and its Affiliates in writing to Milliman with respect to the Business in connection with the preparation of the Actuarial Report (and any supplements or addenda thereto) were (a) obtained from the Books and Records, (b) generated from the same underlying sources and systems that were utilized by Seller or its applicable Affiliates to prepare the Pro Forma Statements to the extent applicable and (c) to the Knowledge of Seller, did not include any material Data Input Inaccuracies. As of the date hereof, Milliman has not issued to Seller or its Affiliates any new or revised report with respect to the Business or any errata with respect to the Actuarial Report nor has it notified Seller or any of its Affiliates that the Actuarial Report is inaccurate in any material respect. Section 3.22. Absence of Certain Changes or Events. Except as expressly contemplated or required by this Agreement or as set forth in Section 3.22 of the Seller Disclosure Schedule, since December 31, 2016 (a) Seller and its Affiliates have operated and conducted the Business in all material respects in the ordinary course of business; (b) there has not been any event, occurrence, condition or change that has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and (c) neither Seller nor any of its Affiliates has taken any action or failed to take any action that, if taken or failed to have been taken after the date hereof, would violate Section 5.01. Section 3.23. Brokers and Finders. Except for Barclays Capital Inc. and one or more of its Affiliates, whose fees will be paid by Seller, no broker, investment banker, financial adviser or other person is entitled to any broker’s, finder’s, financial adviser’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller or any of its Affiliates. Section 3.24. Data Protection and Privacy; IT Systems. (a) Since December 31, 2014, Seller and its Affiliates with respect to the Business have been and are in compliance in all material respects with any and all contractual requirements, including applicable terms of use and privacy policies, pertaining to the protection,

50 privacy, security, collection, storage, use, disclosure, disposal, maintenance and transmission of Personal Data. (b) Since December 31, 2014, to the Knowledge of Seller, none of Seller and its Affiliates, or any third Person working on behalf of any of them, has experienced an incident of unauthorized access, disclosure, use, destruction or loss of any Personal Data that Seller or its Affiliates (or a third Person on behalf of any of them) collects, stores, uses or transmits in the conduct of the Business that required the delivery of notice to affected individuals pursuant to Privacy and Data Security Laws. (c) Section 3.24(c) of the Seller Disclosure Schedule identifies (i) all IT Systems that are included in the Transferred Assets and (ii) all Vendors that provide “cloud”, support, hosting, servicing, interfacing, connectivity, security, and redundancy services to the Business. All IT Systems that are included in the Transferred Assets or access to which will be provided pursuant to the Transition Services Agreement (x) are in good repair and operating condition and in all material respects adequate and suitable for the purposes for which they are being used or held for use, and (y) have not, since December 31, 2014, experienced bugs, failures, breakdowns, unauthorized access or use, or substandard performance, malfunction or failure of any unplanned downtime that caused any material disruption or interruption in or to the operation of the Business, and (z) to the Knowledge of Seller, do not contain any “malware” that would reasonably be expected to interfere with the ability of the Purchaser to conduct the Business. Seller and its Affiliates have implemented, currently maintain, and comply with commercially reasonable business continuity and backup and disaster recovery plans and procedures with respect to the IT Systems that are included in the Transferred Assets or access to which will be provided pursuant to the Transition Services Agreement. Section 3.25. Distribution of Group Insurance Contracts. (a) Seller hereby represents and warrants that (a) the Service Standards which are attached to the Distribution Agreement as Exhibit A are based upon and are consistent in all material respect with the Ceding Company’s service standards generally applicable on an individual plan basis to specified services provided to plans in connection with large Group Insurance Contracts, except (i) as modified to reflect that the Service Standards are applicable to specified categories of Group Insurance Contracts in the aggregate, rather than on an individual plan basis; or (ii) as expressly agreed by the Parties to apply solely to Group Insurance Contracts administered on Purchaser’s systems; and (b) since December 31, 2015 all Group Insurance Contracts issued by Seller or its Affiliates, in the aggregate, have been administered in material compliance with the service standards upon which such Service Standards are based. (b) Seller hereby represents and warrants that Seller and its Affiliates calculated the compensation payable by Seller or its Affiliates to the Sales Force (as such term is defined in the Form of Distribution Agreement) in respect of the distribution of Group Insurance Contracts during the calendar year 2017 in a manner consistent with the terms of Exhibit D to the attached Form of Distribution Agreement, except in such instances as would not, individually or in the aggregate, have a material adverse impact on the Business.

51 Section 3.26. Administration of the Subject Contracts. The Service Standards that are attached to the form of Administrative Services Agreement as Exhibit II are based upon and are consistent in all material respects with the Ceding Company’s service standards generally applicable on an individual plan basis to specified services provided to plans in connection with the Subject Contracts (as such term is defined in the form of Administrative Services Agreement attached hereto as Exhibit D). Since December 31, 2015, Seller and its Affiliates in the aggregate have administered the Subject Contracts in material compliance with the service standards upon which such Service Standards are based. In addition, since December 31, 2015, Seller and its Affiliates have administered the Subject Contracts in material compliance with all agreements with customers who purchased the Subject Contracts, including requirements to maintain the administration of the Subject Contracts in the United States. ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF PURCHASER Except as set forth in the corresponding sections or subsections of the disclosure schedule delivered to Seller by Purchaser concurrently with the execution and delivery of this Agreement (the “Purchaser Disclosure Schedule”) (it being understood and agreed by the parties hereto that disclosure of any item in any section or subsection of the Purchaser Disclosure Schedule shall be deemed disclosure with respect to any other section or subsection of the Purchaser Disclosure Schedule to which the relevance of such item is reasonably apparent, notwithstanding the omission of a reference or cross-reference thereto), Purchaser hereby makes the following representations and warranties to Seller, as of the date hereof and as of the Closing Date as follows: Section 4.01. Organization, Standing. Purchaser is an insurance company duly incorporated, validly existing and in good standing under the laws of Connecticut. Section 4.02. Authorization. Purchaser or the applicable Affiliate of Purchaser (as applicable) has all requisite corporate or other applicable organizational power to enter into, consummate the transactions contemplated by and carry out its obligations under, each of the Transaction Agreements to which it is or is contemplated to become a party. The execution and delivery by Purchaser or the applicable Affiliate of Purchaser (as applicable) of each of the Transaction Agreements to which it is or is contemplated to become a party and the consummation by Purchaser or the applicable Affiliate of Purchaser (as applicable) of the transactions contemplated by each of the Transaction Agreements to which it is or is contemplated to become a party have been duly authorized by all requisite corporate or other similar organizational action on the part of Purchaser or the applicable Affiliate of Purchaser (as applicable). Each of the Transaction Agreements to which Purchaser or the applicable Affiliate of Purchaser (as applicable) is or is contemplated to become a party has been, or upon execution and delivery thereof will be, duly executed and delivered by Purchaser or the applicable Affiliate of Purchaser (as applicable). Assuming due authorization, execution and delivery by the other parties hereto or thereto, each of the Transaction Agreements to which Purchaser or the applicable Affiliate of Purchaser (as applicable) is or is contemplated to become a party constitutes, or upon execution and delivery thereof will constitute, the legal, valid and binding

52 obligation of Purchaser or the applicable Affiliate of Purchaser (as applicable), enforceable against it in accordance with its terms, subject in each case to the Enforceability Exceptions. Section 4.03. No Conflict or Violation. Provided that all consents, approvals, authorizations and other actions described in Section 4.04 have been obtained or taken, the execution and delivery by Purchaser or the applicable Affiliate of Purchaser (as applicable) of, and the consummation by Purchaser or the applicable Affiliate of Purchaser (as applicable) of the transactions contemplated by, the Transaction Agreements to which Purchaser or the applicable Affiliate of Purchaser (as applicable) is or is contemplated to become a party do not and will not (a) violate or conflict with the organizational documents of Purchaser or the applicable Affiliate of Purchaser (as applicable), (b) subject to the Governmental Approvals referred to in Section 4.04, conflict with or violate any Applicable Law or Governmental Order applicable to Purchaser or the applicable Affiliate of Purchaser (as applicable) or by which any of them or any of their respective properties, assets or rights is bound or subject to, (c) result in any breach of, or constitute a default (or event which, with the giving of notice or lapse of time or both, would constitute a default) under, or give to any Person any rights of termination, acceleration or cancellation of or result in the creation of any Lien (other than Permitted Liens) on any of the assets, properties or rights of Purchaser or any of its Affiliates pursuant to, any contract or any note, bond, loan or credit agreement, mortgage or indenture to which Purchaser or any of its Affiliates is a party or by which any of them or any of their respective properties or assets is bound or subject, or (d) result in a breach or violation of any of the terms or conditions of, result in a default under, or otherwise cause an impairment or revocation of, any material Permit of Purchaser or its Affiliates; except, in the case of clauses (b), (c) and (d) of this Section 4.03, for any such conflicts, violations, breaches, defaults, terminations, accelerations, cancellations or creations that, individually or in the aggregate, would not reasonably be expected to have a Purchaser Material Adverse Effect. Section 4.04. Consents and Approvals. The execution and delivery by Purchaser or the applicable Affiliate of Purchaser (as applicable) of the Transaction Agreements to which it is or is contemplated to become a party do not, and the consummation by Purchaser or the applicable Affiliate of Purchaser (as applicable) of the transactions contemplated by the Transaction Agreements to which it is or is contemplated to become a party will not, require any Governmental Approval to be obtained or made by or with respect to Purchaser or the applicable Affiliate of Purchaser (as applicable), except for any Governmental Approvals the failure to obtain or make which, individually or in the aggregate, would not reasonably be expected to have a Purchaser Material Adverse Effect. Section 4.05. Absence of Litigation. There are no Actions pending or, to the Knowledge of Purchaser, threatened in writing against Purchaser or any of its Affiliates or any of their respective assets, properties or businesses that (i) question the legality of the transactions contemplated by any of the Transaction Agreements or (ii) as of the date hereof, individually or in the aggregate, would reasonably be expected to have a Purchaser Material Adverse Effect. Section 4.06. Compliance With Laws. (a) Purchaser and its Affiliates are not in violation of any Applicable Laws (including any Applicable Laws regulating the insurance business) or Governmental Orders applicable to

53 them or their respective assets, properties or businesses, except for violations that, individually or in the aggregate, would not reasonably be expected to have a Purchaser Material Adverse Effect. (b) All material deficiencies or violations with respect to the respective insurance businesses of Purchaser and its Affiliates that are party to any Transaction Agreement in all reports of examinations of the affairs of Purchaser or any such Affiliate with respect to such businesses (including financial, market conduct and similar examinations) issued by any Insurance Regulator for any period ending on a date on or after December 31, 2014, have been resolved to the reasonable satisfaction of the Insurance Regulator that noted such deficiencies or violations, except as would not reasonably be expected to have a Purchaser Material Adverse Effect. (c) Neither Purchaser nor its Affiliates, nor any of their respective properties, assets or rights, is a party to, or bound by, any Governmental Order, except for those Governmental Orders that, individually or in the aggregate, would not reasonably be expected to have a Purchaser Material Adverse Effect. (d) Purchaser and each Affiliate of Purchaser that is party to a Transaction Agreement has filed all reports, statements, documents, registrations, filings or submissions required to be filed by Purchaser or such Affiliate with any Governmental Authority to the extent they relate to their respective insurance businesses, except for any failures to file that, individually or in the aggregate, would not reasonably be expected to have a Purchaser Material Adverse Effect. All such registrations, filings and submissions were in compliance in all material respects with Applicable Law when filed or as amended or supplemented, and no deficiencies have been asserted by any Governmental Authority with respect to such registrations, filings or submissions that have not been satisfied, except for any non-compliance or failures to file that, individually or in the aggregate, would not reasonably be expected to have a Purchaser Material Adverse Effect. Section 4.07. Financial Ability. (a) Purchaser has, and will have at the Closing, all funds necessary to: (i) pay all amounts required to be paid or deposited by Purchaser and its Affiliates pursuant to Article II; and (ii) consummate the transactions contemplated by this Agreement and the other Transaction Agreements. (b) Purchaser has previously delivered to Seller copies of (i) the audited annual statutory financial statements of Purchaser as of and for the years ended December 31, 2015 and December 31, 2016 and (ii) the unaudited interim statutory financial statements of the Purchaser as of and for the six-month period ending June 30, 2017. The foregoing statutory financial statements were prepared in all material respects in accordance with SAP and fairly present, in all material respects in accordance therewith, the admitted assets, liabilities and capital and surplus of Purchaser at their respective dates and the results of operations, changes in surplus and cash flows of Purchaser at and for the periods indicated, subject, in the case of the financial statements referenced in clause (ii) above, to normal year-end adjustments.

54 Section 4.08. Permits. (a) Purchaser and each of its Affiliates executing any Transaction Agreement holds, or as of the Closing Date will hold, all registrations, filings, licenses, permits, approvals or authorizations issued or granted by Governmental Authorities that are necessary to consummate the transactions contemplated by the Reinsurance Agreement, for the current operation and conduct of the Business and to own or use its assets and properties to the extent relating to the Business (collectively, the “Purchaser Permits”) except for such failure to hold Purchaser Permits as would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect. (b) Since December 31, 2014, none of Purchaser or any of its Affiliates executing any Transaction Agreement has received any written notice or communication from any Governmental Authority regarding any actual, alleged, or potential violation of, or failure to comply with, the terms or requirements of any such Purchaser Permit, except as would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect. As of the date hereof, none of Purchaser or any of its Affiliates executing any Transaction Agreement is the subject of any pending or, to the Knowledge of Purchaser, threatened action seeking the revocation, withdrawal, suspension, termination, cancellation, nonrenewal, modification or impairment of any such Purchaser Permit except as would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect. Section 4.09. Brokers and Finders. Except for Merrill Lynch, Pierce, Fenner & Smith Inc., whose fees will be paid by Purchaser, no broker, investment banker, financial adviser or other person is entitled to any broker’s, finder’s, financial adviser’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Purchaser or any of its Affiliates. Section 4.10. Absence of Triggering Event. As of the date hereof and assuming, for this purpose, that the Reinsurance Agreement became effective immediately prior to the date hereof, to the Knowledge of Purchaser, no Triggering Event (as defined in the Reinsurance Agreement) shall have occurred thereunder. ARTICLE V. COVENANTS Section 5.01. Conduct of Business. Between the date hereof and the Closing Date, and, with respect to Section 5.01(c)-(h), between the date hereof and the end of the Employee Lease Term, subject to the terms of the Employee Leasing Agreement, except (a) as required under any Applicable Law, (b) as otherwise contemplated by or necessary to effectuate the Transaction Agreements (including compliance with Sections 5.06(a) and 5.11), (c) for matters identified in Section 5.01 of the Seller Disclosure Schedule or (d) with the consent of Purchaser (which consent may not be unreasonably withheld, delayed or conditioned), Seller shall, and shall cause its Affiliates to, in each case solely with respect to, and to the extent relating to, the Business, use commercially reasonable efforts to (x) conduct the Business in the ordinary course of business,

55 (y) maintain current significant business relationships and goodwill with policyholders, customers, suppliers and service providers of and to the Business, and with the Governmental Authorities with jurisdiction over the Business, and (z) not do any of the following: (a) other than in the ordinary course of business and other than with respect to Investment Assets, sell, voluntarily terminate, transfer, assign, lease, sublease, license or otherwise dispose of any Transferred Assets; (b) sell, terminate, transfer or otherwise dispose of any of the cash or Investment Assets in the Specified Portfolio other than as contemplated by Section 5.11; (c) increase the base salary (or wages), target cash incentive compensation opportunity, benefits (including severance benefits) paid or payable to any Employee, except for annual salary or wage adjustment increases in the ordinary course of business and consistent with increases applicable to similarly situated employees of the Seller and its Affiliates or as required by the terms of any Employee Benefit Plan in existence as of the date hereof; (d) (A) establish or adopt, enter into, change, terminate, or amend in any material respect any Employee Benefit Plan or any retention or severance agreement with respect to any Employee, (B) take any action to accelerate any material rights or benefits under any Employee Benefit Plan with respect to any Employee (except to the extent required as of the date hereof by any such plan), or (C) grant any new equity or equity–based awards to any Employee; (e) establish, adopt, enter into, change or amend any Business Employee Benefit Plan or take any action to accelerate any material rights or benefits under any Business Employee Benefit Plan; (f) hire or engage any Employee or independent contractor providing personal services with respect to the Business, in each case, who will earn annual base salary in excess of $150,000; (g) terminate, other than for cause, the employment or engagement of any Employee or independent contractor providing personal services with respect to the Business; (h) transfer or reallocate, or permit the transfer or reallocation of, the employment or services of any employee or independent contractor providing personal services to Seller or its Affiliates into or out of the Business; (i) enter into, amend in any material respect, waive any rights under, or assign or transfer any Assigned Contract or Material Contract; (j) make any material change in the accounting, actuarial, investment, reserving, underwriting or claims administration policies, practices, or principles of (and solely to the extent relating to) the Business, except as may be required by GAAP, SAP, Applicable Law or internal accounting policies existing as at December 31, 2016; (k) make or change any material Tax election in respect of the Business, adopt or materially change any accounting method in respect of the Business, file any material amended

56 Tax Return in respect of the Business, or materially modify the method by which Seller and its Affiliates determine reserves with respect to the Ceded Insurance Contracts; (l) voluntarily grant any Lien (other than Permitted Liens) on any Transferred Assets; (m) abandon, modify, waive, terminate or allow to lapse any material Permit of Seller or the Ceding Company to the extent relating to the Business; or (n) enter into a binding agreement to take any of the foregoing actions. Section 5.02. Pre-Closing Access to Information. (a) Between the date of this Agreement and the Closing Date, subject to Applicable Law and subject to the rules applicable to visitors at Seller’s offices generally, Seller shall afford to Purchaser and its Representatives reasonable access, upon reasonable advance notice and during normal business hours, to such contracts, documents and information of or relating to the assets, liabilities, business, operations and other aspects of the Business as Purchaser may reasonably request; provided, however, that Seller shall not be obligated to provide such access or information if Seller determines, in its reasonable judgment, that doing so would violate Applicable Law or a contract, agreement or obligation of confidentiality owing to a third party, jeopardize the protection of an attorney-client privilege, or expose Seller or any of its Affiliates to risk of liability for disclosure of sensitive or personal information; provided, further, that Seller shall not be obligated to provide such access to its offices if Seller determines, in its reasonable judgment, that such contracts, documents and information can be provided electronically or in another reasonably accessible location. Purchaser agrees that it will hold, and will cause its Representatives to hold, any information so obtained in confidence to the extent required by, and in accordance with, the provisions of the Confidentiality Agreement and Section 5.04. Notwithstanding anything to the contrary set forth herein, none of Seller, its Affiliates or their respective Representatives shall be required to disclose or provide access to Excluded Books and Records to Purchaser or, prior to the Closing Date, any of its Representatives or any information that Seller reasonably determines to be competitively sensitive. (b) Without limiting the foregoing, from the date hereof until the Closing, Seller shall deliver to Purchaser complete copies of the audited or unaudited statutory financial statements of the Ceding Company, together with any notes, exhibits or schedules thereto, that are filed with the Insurance Regulator for the applicable company’s jurisdiction of domicile between the date hereof and the Closing, as promptly as practicable after the filing of such statements with such Insurance Regulator. Section 5.03. Post-Closing Access to Information. (a) For a period of five years following the Closing Date, Seller shall: (i) allow Purchaser, upon reasonable prior notice and during normal business hours, through its Representatives, the right, at Purchaser’s expense, to examine and make copies of any Excluded Books and Records which were retained by Seller or its Affiliates pursuant to this Section 5.03; and (ii) allow Purchaser to interview Seller’s and its Affiliates’ Representatives for any

57 reasonable business purpose relating to the Business, including in connection with Seller’s pre- Closing employment of the Transferred Employees or Purchaser’s preparation or examination of regulatory and statutory filings and financial statements and the conduct of any litigation relating to the Business (other than any litigation or dispute between Seller or its Affiliates, on the one hand, and Purchaser or its Affiliates, on the other hand), or the conduct of any regulatory authority, policyholder, reinsurer or other dispute resolution or any other Third Party Claim (whether or not such Third Party Claim is the subject of an indemnification claim by a Purchaser Indemnified Person or Seller Indemnified Person), whether pending or threatened; provided, however, that Seller shall not be obligated to provide such access to its offices if Seller determines, in its reasonable judgment, that such Excluded Books and Records can be provided electronically or in another reasonably accessible location. Access to such Representatives and Excluded Books and Records shall be at Purchaser’s expense and shall not unreasonably interfere with Seller’s or its Affiliates’ or any of their respective successor companies’ business operations. (b) For a period of five years following the Closing Date, Purchaser shall: (i) allow Seller, upon reasonable prior notice and during normal business hours, through its Representatives, the right, at Seller’s expense, to examine and make copies, at Seller’s expense, of any Books and Records which were transferred to Purchaser or its Affiliates at or after the Closing and of which neither Seller nor any of its Affiliates retained a copy; and (ii) allow Seller to interview Purchaser’s Representatives, upon reasonable prior notice and during normal business hours, for any reasonable business purpose relating to the Business, including in connection with Seller’s preparation or examination of regulatory and statutory filings and financial statements, and the conduct of any litigation relating to the Business (other than any litigation or dispute between Seller or its Affiliates, on the one hand, and Purchaser or its Affiliates, on the other hand), or the conduct of any regulatory, contract holder, reinsurer or other dispute resolution or any other Third Party Claim (whether or not such Third Party Claim is the subject of an indemnification claim by a Purchaser Indemnified Person or Seller Indemnified Person), whether pending or threatened; provided, however, that Purchaser shall not be obligated to provide such access to its offices if Purchaser determines, in its reasonable judgment, that such Books and Records can be provided electronically or in another reasonably accessible location. Access to such Representatives and Books and Records shall be at Seller’s expense and shall not unreasonably interfere with the business operations of Purchaser or its Affiliates. (c) Except as otherwise prohibited by Applicable Law and subject to clause (d) and (e) below, Purchaser shall, with respect to the Books and Records, and Seller and its Affiliates shall, with respect to the Excluded Books and Records and the Retained Books and Records, in each case, to which the other party is entitled to access pursuant to the foregoing provisions of this Section 5.03(a) and (b) and Section 5.05: (i) comply in all material respects with all Applicable Laws relating to the preservation and retention of records; (ii) apply preservation and retention policies that are no less stringent than those generally applied by such party; and (iii) without limitation to the foregoing, for at least five years after the Closing Date, preserve and retain all original Books and Records, Retained Books and Records, and Excluded Books and Records, as the case may be, and thereafter dispose of such originals only after it shall have given the other party 90 days’ prior written notice of such disposition and the opportunity (at such other party’s expense) to remove and retain such information.

58 (d) Notwithstanding any other provision of this Agreement, a party hereto shall not be obligated to provide such access to any Books and Records, Retained Books and Records, or Excluded Books and Records or information if such party determines, in its reasonable judgment, that doing so would violate Applicable Law (except that copies thereof shall be furnished to the requesting party or its Representatives to the extent permitted under Applicable Law) or a contract, agreement or obligation of confidentiality owing to a third party, or jeopardize the protection of an attorney-client privilege; provided, that the party contemplated to provide access shall use commercially reasonable efforts to obtain waivers or make other arrangements (including redacting information or entering into joint defense agreements) that would enable otherwise required disclosure to the other party or its Representatives to occur without so jeopardizing privilege or contravening such Applicable Law, contract or obligation of confidentiality. (e) Notwithstanding any other provision of this Agreement to the contrary, Purchaser shall, and shall cause its Affiliates to, retain and preserve all Books and Records (in whatever form maintained) transferred to Purchaser that are subject to a Legal Hold in effect as of the Closing, until such time as Seller notifies Purchaser in writing that such Books and Records may be destroyed. Seller shall use commercially reasonable efforts to notify Purchaser within 30 days of the termination of any applicable Legal Hold. Purchaser shall provide Seller and its Affiliates with access to any Books and Records subject to this Section 5.03(e); provided that access to Books and Records subject to Legal Holds shall be limited in time only by the terms of the applicable Legal Hold; provided, however, that Purchaser shall not be obligated to provide access to its offices for such purposes if Purchaser determines, in its reasonable judgment, that such Books and Records can be provided electronically or in another reasonably accessible location. Section 5.04. Confidentiality. (a) The terms of the confidentiality agreement, dated June 12, 2017 (the “Confidentiality Agreement”), between Seller and The Hartford Financial Services Group Inc. shall continue in full force and effect until the Closing, at which time the confidentiality obligations under the Confidentiality Agreement shall terminate. (b) Notwithstanding the foregoing, nothing in the Confidentiality Agreement shall restrict, prohibit or delay the ability of Seller or Purchaser to exercise its rights or perform its obligations under the Transaction Agreements. If, for any reason, the transactions contemplated by this Agreement are not consummated, the Confidentiality Agreement shall nonetheless continue in full force and effect in accordance with its terms. (c) From and after the Closing: (i) Seller shall, and shall cause its Representatives to, maintain in confidence any written, oral or other information to the extent relating to the Business obtained by virtue of Seller’s ownership of the Business prior to the Closing, including the Retained Books and Records; and (ii) Purchaser shall, and shall cause its Representatives to, maintain in confidence any written, oral or other information of or relating to Seller or its Affiliates (other than information relating to the Business) obtained by virtue of its ownership of the Business from and after the Closing, except, in each case, to the extent that the applicable party is required to disclose such information by judicial or administrative process or pursuant to

59 Applicable Law (provided that, except in connection with any required disclosure pursuant to any Applicable Law relating to Taxes and any filings required by the applicable securities laws, such party has given the other party written notice of such potential disclosure and, to the extent reasonably requested by such other party, cooperated with such other party in seeking an appropriate order or other remedy protecting such information from disclosure) or such information can be shown to have been in the public domain through no fault of the applicable party. (d) Effective as of the Closing, Seller shall (i) enforce, on behalf of and at the request of Purchaser, Seller’s rights, powers and privileges under any in-force confidentiality agreements with third Persons other than Purchaser regarding the potential sale of the Business executed prior to the date hereof (each, a “Seller Confidentiality Agreement”) in connection with any material breach thereof by such third persons, provided that Purchaser shall reimburse Seller for its costs and expenses (including reasonable legal fees and expenses) incurred in connection with such enforcement, and (ii) submit written requests to all third Persons who executed a Seller Confidentiality Agreement that such other Persons promptly deliver to Purchaser or otherwise destroy all proprietary or confidential material furnished to such Person by or on behalf of Seller or its Affiliates in accordance with the terms of such Seller Confidentiality Agreement. Section 5.05. Maintenance and Transfer of Books and Records. (a) Through the Closing Date, Seller shall, and shall cause its Affiliates to, maintain the Books and Records in all material respects in the same manner and with the same care that the Books and Records have been maintained for the 12-month period prior to the execution of this Agreement. Books and Records of the type identified in Section 5.05(a) of the Seller Disclosure Schedule, including, for the avoidance of doubt, Books and Records that (i) are necessary for Seller to provide services under the Transition Services Agreement (to the extent that such Books and Records cannot reasonably be duplicated and a copy retained by Seller or its applicable Affiliate(s)); or (ii) are not permitted to be disclosed or transferred under applicable Law (such Books and Records, the “Retained Books and Records”), shall not be transferred at the Closing but will instead be made available by Seller to Purchaser, at Seller’s expense, from and after the Closing in accordance with the guidelines set forth in Section 5.05(a) of the Seller Disclosure Schedule. Notwithstanding anything to the contrary in this Agreement, Seller and its Affiliates shall not be required to transfer the Retained Books and Records at the Closing or on the Closing Date, and Seller and its Affiliates shall be entitled to retain copies of any Books and Records transferred to Purchaser at the Closing or on the Closing Date. Seller shall, and shall cause its Affiliates to, provide Purchaser and its Representatives reasonable access to such Retained Books and Records, and once any Retained Books and Records are no longer necessary for the provision of services under the Transition Services Agreement or are permitted to be transferred, as applicable, Seller shall cause such Retained Books and Records to be delivered to Purchaser (or a Person designated by Purchaser) or, at Purchaser’s option, to be destroyed. (b) At the Closing, Seller shall cause all Books and Records (except the Retained Books and Records) in the possession or control of Seller or any of its Affiliates to be delivered to Purchaser (or a Person designated by Purchaser) in accordance with the requirements and guidelines set forth in Section 5.05(b) of the Seller Disclosure Schedule.

60 Section 5.06. Consents, Approvals and Filings. (a) Subject to the terms and conditions hereof, Seller and Purchaser shall each use their reasonable best efforts, and shall cooperate fully with each other, (i) to comply as promptly as practicable with all requirements of Governmental Authorities applicable to the transactions contemplated by the Transaction Agreements and (ii) to obtain as promptly as practicable all Governmental Approvals necessary in connection with the consummation of the transactions contemplated by the Transaction Agreements; provided that, Purchaser shall be responsible for the costs (including any license or other fees and expenses) associated with Seller, Purchaser or any of their respective Affiliates obtaining any such Governmental Approvals. In connection therewith, Seller and Purchaser shall make and cause their respective Affiliates to make all legally required filings as promptly as practicable in order to facilitate prompt consummation of the transactions contemplated by the Transaction Agreements, shall provide and shall cause their respective Affiliates to provide such information and communications to Governmental Authorities as such Governmental Authorities may request, shall take and shall cause their respective Affiliates to take all steps that are necessary, proper, or advisable to avoid any Action by any Governmental Authority with respect to the transactions contemplated by the Transaction Agreements, shall defend or contest in good faith any Action by any third party (including any Governmental Authority), whether judicial or administrative, challenging any of the Transaction Agreements or the transactions contemplated thereby, or that could otherwise prevent, impede, interfere with, hinder, or delay in any material respect the consummation of the transactions contemplated thereby, including by using their reasonable best efforts to have vacated or reversed any stay or temporary restraining order entered with respect to the transactions contemplated by any of the Transaction Agreements by any Governmental Authority, and shall consent to and comply with any condition imposed by any Governmental Authority on its grant of any such permit, order, consent, approval, or authorization, other than any Burdensome Condition. Each of the parties shall provide to the other party copies of all applications or other communications to Governmental Authorities in connection with this Agreement in advance of the filing or submission thereof. (b) Without limiting the generality of the foregoing, as promptly as practicable after the date hereof, each of Purchaser and Seller shall file with all applicable Insurance Regulators all required requests for approval of the transactions contemplated by the Transaction Agreements, which requests shall include all required exhibits. A reasonable time prior to furnishing any written materials to any Insurance Regulator in connection with the transactions contemplated by the Transaction Agreements, the furnishing party shall provide the other party with a copy thereof, and the other party shall have a reasonable opportunity to provide comments thereon, which comments shall be considered by the furnishing party in good faith. Each party shall give to the other party prompt written notice if it receives any notice or other communication from any Insurance Regulator or other Governmental Authority in connection with the transactions contemplated by the Transaction Agreements and, in the case of any such notice or communication that is in writing, shall promptly furnish the other party with a copy thereof. If any Governmental Authority requires that a hearing be held in connection with any such approval, each party shall use its reasonable best efforts to arrange for such hearing to be held promptly after the notice that such hearing is required has been received by such party. Each party shall give to the other party reasonable prior written notice of the time and place

61 when any meetings, telephone calls, or other conferences may be held by it with any Governmental Authority in connection with the transactions contemplated by the Transaction Agreements, and the other party shall have the right to have a representative or representatives attend or otherwise participate in any such meeting, telephone call, or other conference unless prohibited by Applicable Law. (c) Notwithstanding anything herein to the contrary, neither Purchaser nor Seller shall be obligated to take or refrain from taking or to agree to it, its Affiliates or any of their respective Representatives taking or refraining from taking any action or to permit or suffer to exist any restriction, condition, limitation or requirement which, individually or together with all other such actions, restrictions, conditions, limitations or requirements, would constitute a Burdensome Condition. As used in this Agreement, “Burdensome Condition” means any arrangement, condition or restriction (i) in the case of Purchaser, (A) to sell or hold separate or agree to sell, divest or discontinue, before or after the Closing Date, any properties, assets, businesses or licenses of Purchaser or its Affiliates that are material to Purchaser and its Affiliates, taken as a whole, or to the Business, as applicable, or (B) that otherwise is reasonably likely to have a Material Adverse Effect or a material adverse effect on the business, financial condition, operations or results of operations of Purchaser and its Affiliates, taken as a whole; and (ii) in the case of Seller, would require Seller or any of its Affiliates to provide any guarantee or incur any liability with respect to the Business or the Transferred Assets after the Closing Date, or restrict the ability of Seller or any of its Affiliates to conduct their respective businesses after the Closing Date. Section 5.07. Further Assurances. (a) Subject to the terms and conditions herein provided, including Section 5.06, each of the parties hereto shall, and shall cause its Affiliates to, execute such documents and other papers and perform such further acts as may be reasonably required to carry out the provisions hereof and the transactions contemplated hereby and by the other Transaction Agreements. Each such party shall, at or prior to the Closing Date, use its reasonable best efforts to fulfill or obtain the fulfillment of the conditions precedent to the consummation of the transactions contemplated hereby and by the other Transaction Agreements, including the execution and delivery of any documents, certificates, instruments or other papers and the taking of any other actions that are reasonably necessary for the consummation of the transactions contemplated hereby and by the other Transaction Agreements. (b) Subject to the terms and conditions of this Agreement, on and after the Closing Date, Seller and Purchaser shall, and shall cause their respective Affiliates to, take all reasonable actions and execute any additional documents, instruments or conveyances of any kind which may be reasonably necessary to put Purchaser and its Affiliates in full possession and operating control of the Business and to effect fully the separation of the Business from Seller and its Affiliates. Section 5.08. Privacy and Data Security Compliance; Use of Information. Notwithstanding any other provision of this Agreement or any Transaction Agreement to the contrary, none of Seller, Purchaser or any of their respective Affiliates shall be required to take any action that would violate or conflict with, and each such Person shall comply with, all

62 Privacy and Data Security Laws. Notwithstanding any other provision of this Agreement, Seller and Purchaser shall use their respective reasonable best efforts to ensure that all Personal Data about individual insureds and employees on leaves of absence under Group Contracts or other individuals is used, shared, accessed, stored, transmitted, disclosed, or otherwise processed in a manner (including the scope of information) that complies with, and facilitates each party’s compliance with, Privacy and Data Security Laws. For the avoidance of doubt, any Personal Data relating to individual insureds and employees on leaves of absence under Group Contracts accessed by or disclosed to Purchaser or any of its Affiliates pursuant to this Agreement shall be subject to Purchaser’s confidentiality obligations under Section 5.04 and under the Administrative Services Agreement. Section 5.09. Non-Solicitation of Employees. (a) For a period of 24 months following the Closing Date, without the prior written consent of Purchaser, neither Seller nor any of its Affiliates shall, whether directly or indirectly, solicit for employment or employ any Transferred Employee or any employee of the Purchaser whose name is set forth on Section 5.09(a) of the Purchaser Disclosure Schedule; provided, that nothing in this Section 5.09(a) shall prohibit Seller or any of its Affiliates from engaging in general solicitations not directed at such Persons (including general media advertisements and the use of a search firm not directed to target Transferred Employees) or from soliciting or employing any such Person whose employment with or engagement by Purchaser or any of its Affiliates has been terminated by Purchaser or its applicable Affiliate at least three months prior to the first such solicitation or employment. (b) For a period of 24 months following the Closing Date, without the prior written consent of Seller, neither Purchaser nor any of its Affiliates shall, whether directly or indirectly, solicit for employment or employ any employee of the Seller whose name is set forth on Section 5.09(b) of the Seller Disclosure Schedule; provided, that nothing in this Section 5.09(b) shall prohibit Purchaser or any of its Affiliates from engaging in general solicitations not directed at such Persons (including general media advertisements and the use of a search firm not directed to target such Persons) or from soliciting or employing any such Person whose employment with or engagement by Seller or any of its Affiliates has been terminated by Seller or its applicable Affiliate at least three months prior to the first such solicitation or employment. (c) For a period of 24 months following the Closing Date (including during the Employee Lease Term), without the prior written consent of Purchaser, neither Seller nor any of its Affiliates shall, whether directly or indirectly, interfere with Purchaser’s obligations under Section 6.01(a) or attempt to retain for employment or rehire any Employee set forth on Section 6.01(a)(i) of the Seller Disclosure Schedule who does not become a Transferred Employee; provided, that nothing in this Section 5.09(c) shall prohibit Seller or any of its Affiliates from engaging in general solicitations not directed at such Persons (including general media advertisements and the use of a search firm not directed to target such Persons). Section 5.10. Use of Names. (a) At the Closing, Seller shall enter into a royalty-free license agreement with Purchaser substantially in the form attached hereto as Exhibit I (the “Trademark License

63 Agreement”), among other things, permitting Purchaser to use the “Aetna” name and related Trademarks on a transitional basis in connection with the operation of the Business in the United States in accordance with the terms thereof. (b) Except as otherwise contemplated by the Administrative Services Agreement, the Distribution Agreement, the Transition Services Agreement and the Trademark License Agreement in accordance with the terms thereof: (i) following the Closing Date (including in connection with the operation of the Business and the Transferred Assets), Purchaser shall not, and shall cause its Affiliates not to, use any of the names or Trademarks set forth in Section 5.10 of the Seller Disclosure Schedule, any other Trademarks of Seller’s Affiliates that include the name “Aetna,” or any name, Trademark, or acronym that is confusingly similar to, or is based on or incorporates, any of such names or Trademarks (collectively, the “Seller Trademarks”) whether or not in combination with other words, symbols, or other distinctive or non-distinctive elements, and all trade, corporate or business names, trademarks, tag-lines, identifying logos, trade dress, monograms, slogans, service marks, domain names, brand names, and other name or source identifiers that are derivations, translations, adaptations, combinations or variations of the Seller Trademarks or Trademarks of Seller’s Affiliates, or embodying any of the foregoing, whether or not in combination with other words, symbols, or other distinctive or non-distinctive elements; and (ii) Purchaser, for itself and its Affiliates, agrees that any and all rights arising out of the Transferred Assets to the Seller Trademarks or Trademarks of Seller’s Affiliates, whether written or oral, with Seller or its Affiliates, shall terminate on the Closing Date without recourse by Purchaser or any of its Affiliates. Neither Purchaser nor any of its Affiliates shall seek to register in any jurisdiction any trade, corporate, or business name, trademark, tag-line, identifying logo, trade dress, monogram, slogan, service mark, domain name, brand name, or other name or source identifier that is a derivation, translation, adaptation, combination, or variation of the Seller Trademarks or Trademarks of Seller’s Affiliates. Section 5.11. Pre-Closing Management of Specified Portfolio. (a) Monthly Asset Value Statements and Related Adjustments. (i) After the end of each calendar month that occurs between the date hereof and the Closing Date, Seller shall estimate in good faith the Adjusted Required Asset Value and the Accounting Value of the Specified Portfolio as of the end of such month and deliver to Purchaser a statement (each, a “Monthly Asset Value Statement”) specifying such Adjusted Required Asset Value and Accounting Value as of the end of such month, provided that no such Monthly Asset Value Statement shall be so prepared or delivered with respect to the month preceding the month in which the Closing occurs. (ii) If the Accounting Value of the Specified Portfolio set forth in a Monthly Asset Value Statement is less than the Adjusted Required Asset Value set forth in such Monthly Asset Value Statement, Seller shall (or shall cause the Ceding Company or AHLIC to), promptly following the delivery of such Monthly Asset Value Statement to Purchaser pursuant to Section 5.11(a)(i), acquire or, subject to Section 5.11(c) below, designate for

64 inclusion in the Specified Portfolio additional cash or Investment Assets with an aggregate Fair Market Value equal to the amount of such shortfall. (iii) If the Accounting Value of the Specified Portfolio set forth in a Monthly Asset Value Statement is greater than the Adjusted Required Asset Value set forth in such Monthly Asset Value Statement, Seller may, at its option and in its sole discretion, select for removal from the Specified Portfolio cash or Investment Assets that have an aggregate Accounting Value equal to such excess as follows (clauses (A) and (B) below, the “Selection Waterfall”): (A) cash and cash equivalents in the Specified Portfolio will be selected first; and (B) otherwise, Investment Assets will be selected in an order of shortest stated maturity to longest stated maturity, determined in each case in good faith by Seller. (iv) Notwithstanding anything to the contrary in this Agreement, Seller may (and may cause the Ceding Company or AHLIC to) sell any Investment Asset in the Specified Portfolio if Seller determines in good faith that such Investment Asset has become, or is reasonably likely to become, impaired. In the event of any such sale of an impaired asset, Seller shall (or shall cause the Ceding Company or AHLIC to), as promptly as practicable following such sale (with a target of within one Business Day), acquire or designate for inclusion in the Specified Portfolio cash or replacement Investment Assets with an aggregate Fair Market Value equal to the Accounting Value of the Investment Asset sold in such sale, determined prior to any adjustment as a result of the impairment. For the avoidance of doubt, the Capital Gain or Loss Adjustment (as defined in clause (b) below) does not apply to sales of Investment Asset pursuant to this Section 5.11(a)(iv), but the Reallocated Asset Value Adjustment (as defined in Section 5.11(c) below) does apply to any Reallocated Investment Asset that replaces such an Investment Asset. (v) Any changes to the Specified Portfolio contemplated by this Section 5.11(a) will be effected in accordance with Pre-Closing Investment Guidelines. (b) Discretionary Turnover Allowance. (i) Between the date hereof and the Closing Date, Seller may, at its option and in its sole discretion, sell: (A) any bond in the Specified Portfolio that has an option adjusted duration of 3.00 years or less as of the close of business on the Business Day immediately prior to the date on which it is sold,

65 determined in accordance with the OAD model provided by Bloomberg L.P.’s Portfolio & Risk Analytics solution (PORT); and (B) an additional (x) 5% of the aggregate Specified Portfolio (where such percentage is determined by reference to the Accounting Value of the Specified Portfolio as of the Reference Date and sales are measured by Accounting Value of the sold Investment Assets as of the applicable sale dates) during the period between the Reference Date through December 31, 2017; and (y) if the Closing has not occurred on or prior to December 31, 2017, 1% of the Specified Portfolio (where such percentage is determined by reference to the Accounting Value of the Specified Portfolio as of the beginning of each applicable month and sales are measured by Accounting Value of the sold Investment Assets as of the applicable sale dates) during each calendar month, or portion thereof, that between December 31, 2017 and the Closing (this Section 5.11(b)(i) collectively, the “Discretionary Turnover Allowance”); provided, however, that the sales described in (A) and (B) above may not, in the aggregate, exceed 10% of the Specified Portfolio through November 30, 2017, plus 2% of the Specified Portfolio for every calendar month after November 2017. (ii) On the date that any Investment Asset in the Specified Portfolio is sold pursuant to this Section 5.11(b), the Adjusted Required Asset Value as of such date will, in addition to any adjustment to the Required Asset Value required under the Transaction Accounting Principles to account for any change in the interest maintenance reserve of the Ceding Company or AHLIC, as applicable, resulting from such sale, be adjusted as set forth below (each of the adjustments described in (A) and (B) below, a “Capital Gain or Loss Adjustment”): (A) if the sale of the Investment Asset generates a (statutory basis) capital gain (calculated as the excess, if any, of the FMV Ex- Accrued of such Investment Asset as of the applicable date of sale over the Book Value of such Investment Asset as of such date), the Adjusted Required Asset Value as of such date will be increased by the amount of such capital gain, less the amount of any interest maintenance reserve of the Ceding Company or AHLIC, as applicable, generated by the sale of such asset in accordance with the Transaction Accounting Principles; and (B) if the sale of the Investment Asset generates a (statutory basis) capital loss (calculated as the excess, if any, of the Book Value of such Investment Asset as of the applicable date of sale over the

66 FMV Ex-Accrued of such Investment Asset as of such date), the Adjusted Required Asset Value as of such date will be decreased by an amount equal to (A) the absolute value of such capital loss minus (B) the absolute value of any decrease in interest maintenance reserve of the Ceding Company or AHLIC, as applicable, resulting from the sale of such asset in accordance with the Transaction Accounting Principles. (iii) In the event that Seller elects to sell any Investment Asset pursuant to this Section 5.11(b), Seller shall, as promptly as reasonably practicable (with a target of within one Business Day) reinvest the gross proceeds it receives from such sale (less the amount of such gross proceeds that is attributable to accrued but unpaid interest on such Investment Asset) in the Specified Portfolio by either acquiring one or more new Investment Assets or, subject to Section 5.11(c) below, selecting for inclusion in the Specified Portfolio one or more Reallocated Investment Assets, in each case that have an aggregate FMV Ex-Accrued equal to the amount of such gross proceeds (less the amount of such gross proceeds that is attributable to accrued but unpaid interest on such Investment Asset). (iv) Any changes to the Specified Portfolio contemplated by this Section 5.11(b) will be effected in accordance with the Pre-Closing Investment Guidelines. (c) Reallocated Investment Assets. If, between the date of this Agreement and the Closing Date, any Reallocated Investment Asset is designated for inclusion in the Specified Portfolio pursuant to Section 5.11(a) or Section 5.11(b), then the following adjustment shall be made to the Adjusted Required Asset Value as of the date of such designation (each of the adjustments described in (i) and (ii) below, a “Reallocated Asset Value Adjustment”): (i) if the FMV Ex-Accrued of the Reallocated Investment Asset as of such date exceeds the Book Value of such Reallocated Investment Assets as of such date, the Adjusted Required Asset Value shall be decreased by the amount of such excess; and (ii) if the FMV Ex-Accrued of the Reallocated Investment Asset as of such date is less than the Book Value of such Reallocated Investment Asset as of such date, the Adjusted Required Asset Value shall be increased by the amount of such shortfall. Section 5.12. Properties. (a) Schedule VI hereto sets forth all real property at which Employees of the Business use space for the current operation and conduct of the Business (collectively, the “Properties”). The Properties are separated on Schedule VI into the following two (2) categories: (1) the Properties that Seller intends, and agrees to cooperate as required in Section 5.12(b) to enable, Purchaser and such Employees to have the right to occupy or use (in the case

67 of the Subleases, on a co-location basis with Seller, its Affiliates and their respective employees) from and after the day immediately following the expiration or termination of the Employee Lease Term pursuant to the Portland Location Assignment Agreement, the Subleases and the Hartford License Agreement (collectively, the “Occupied Properties”); and (2) the Properties that Purchaser and such Employees will not have the right to occupy or use from and after the day immediately following the expiration of the Employee Lease Term (collectively, the “Non- Occupied Properties”). Purchaser acknowledges and agrees that all Employees at the Non- Occupied Properties shall vacate the Non-Occupied Properties from and after the day immediately following the expiration of the Employee Lease Term and Purchaser shall cause such Employees’ job location to either be a home-office or an alternative real estate solution other than the Non-Occupied Properties. The Employees’ job location between the Closing Date and the expiration of the Employee Lease Term shall remain at the Properties pursuant to the Employee Leasing Agreement. (b) Seller and Purchaser shall, and shall cause their respective Affiliates to, use commercially reasonable efforts to obtain, on or prior to December 31, 2017, the required consent of (i) the landlord of the Portland Location to the assignment of the Assigned Lease pursuant to the Portland Location Assignment Agreement and (ii) the respective landlords of the other Occupied Properties to the subleasing of such locations to Purchaser pursuant to the Subleases, in each case, on the terms and subject to the conditions set forth herein and therein (collectively, the “Lease Consents”). Seller and Purchaser shall cooperate with each other as may be reasonably required to obtain the Lease Consents. (c) If any such Lease Consent is not obtained on or prior to December 31, 2017, then, (i) the Portland Location Assignment Agreement and/or any applicable Sublease to which such Lease Consent was not obtained shall not become effective as of the expiration or termination of the Employee Lease Term and (ii) Purchaser shall, and shall cause its Affiliates to, obtain alternative office space, at its sole cost and expense, and vacate the applicable Occupied Properties for which a Lease Consent has not been obtained prior to the expiration of the Employee Lease Term for such applicable Occupied Properties as provided for in this Section 5.12(c). Section 5.13. Non-Competition. During the period beginning on the Closing Date and ending on the date that is three years and six months after the Closing Date (the “Restricted Period”), Seller shall not, and shall cause its Affiliates (together with Seller, the “Restricted Entities”) not to, directly or indirectly, issue or sell in any state or jurisdiction within the United States, any products or services of a type that comprises part of the Business as of the date hereof and that was underwritten, issued, sold, renewed or serviced as part of the Business during the two years prior to the date hereof (the “Competing Businesses”); provided, however, that this Section 5.13 shall not prohibit or in any way prevent or restrict: (a) any Restricted Entity from operating any business other than the Business (including the business described in the proviso included in the definition of “Business”) or from operating the Business from and after the time at which the Business or any portion thereof is recaptured under any coinsurance agreement;

68 (b) any Restricted Entity from providing (i) provider network access or network management services; (ii) medical management, case management, or cost containment services; or (iii) administrative services for short-term disability plans that are provided in conjunction with a self-funded plan sponsor’s medical benefits coverage or plan that is administered or serviced by a Restricted Entity. (c) any Restricted Entity from performing any act or conducting any business expressly required by this Agreement or any other Transaction Agreement; (d) any Restricted Entity from entering into a reinsurance agreement or similar arrangement primarily reinsuring the Competing Business of a ceding company that is not a Restricted Entity, so long as none of the Restricted Entities engages in the issuing, underwriting, selling, distributing, marketing, delivering, cancelling or administering of such underlying reinsured business; (e) any Restricted Entity from (A) making any investment or providing advisory services (or activities related thereto) in a fiduciary or agency capacity and carried out on behalf of clients or other third party beneficiaries in the ordinary course of business, or (B) making passive investments for general insurance accounts or investment management, proprietary investing or trading activities in the ordinary course of its businesses; provided that in no event shall the aggregate ownership interest held by Restricted Entities in any Person engaged in a Competing Business, whether directly or indirectly, equal or exceed 20% of the aggregate voting power or issued and outstanding equity securities of such Person, subject to Sections 5.13(f) and (g) below; (f) the ownership of, any affiliation with, or the conduct of any other activity with respect to, a Person that conducts, either directly or indirectly, a Competing Business (any such person, together with all of its Affiliates, a “Competing Person”) that is the result of (A) the merger, consolidation, share exchange, sale or purchase of assets, scheme of arrangement or similar business combination involving any Restricted Entity with any Competing Person or (B) the acquisition of 20% or more of the voting power or outstanding equity interests in any Competing Person by any Restricted Entity, if, in the case of either (A) or (B), at least 66 2/3% of the total consolidated revenues of such Competing Person in the calendar year prior to such ownership or affiliation was derived from activities that do not constitute Competing Business; provided, however, that such Restricted Entity may proceed with such acquisition of a Competing Person that derived in excess of 33 1/3% of its total consolidated revenues in its most recent fiscal year from activities that constitute Competing Business only if such Restricted Entity divests, within 24 months of its acquisition, a sufficient portion of such Competing Person such that the total consolidated revenues from activities that constitute Competing Business that remain with any such Competing Person after such divestment over the last four full fiscal quarters prior to such acquisition are not greater than 33 1/3% of its consolidated revenues for such period; or (g) subject to the foregoing clause (f), any Restricted Entity from foreclosing on collateral of or acquiring any of the outstanding capital stock or other interests in any person that has outstanding indebtedness to any Restricted Entity, or engaging in any activities otherwise

69 prohibited by this Section 5.13 in connection with any such Person as a result of the acquisition of such capital stock or other interests in connection with a debt previously contracted. ARTICLE VI. EMPLOYEE MATTERS Section 6.01. Employee Matters. (a) Except as set forth in Section 6.01(b), Purchaser or its Affiliate shall, not more than 30 Business Days following the Closing Date, extend offers of employment (“Transfer Offers”) to all then-current Employees. Section 6.01(a)(i) of the Seller Disclosure Schedule sets forth, as of the date hereof, a list of then-current Employees, together with such Employees’ (i) current base salary (or wages), (ii) current target incentive compensation opportunities by component, including (1) target annual cash bonus opportunity, (2) commission opportunity, and (3) target long-term incentive opportunity, (iii) recognized years of service, (iv) current work address, (v) remote work arrangement, if any, (vi) exempt or non-exempt status, (vii) hourly or salaried status, (viii) annual paid time off accrual rate, (ix) paid time off carryover amount, (x) current job title and career level, (xi) date of hire, (xii) valid work email address, and (xiii) status as active or on leave. Seller shall promptly update Section 6.01(a)(i) of the Seller Disclosure Schedule between the date hereof and the expiration of the Employee Lease Term to reflect any new hires, transfers, resignations and other employment additions and terminations of Employees which may have occurred subsequent to the date hereof in the ordinary course of business of the Business and shall deliver to Purchaser (A) a Closing version of Section 6.01(a)(i) of the Seller Disclosure Schedule no later than two days prior to the Closing Date, and (B) a final version of Section 6.01(a)(i) of the Seller Disclosure Schedule no later than 10 Business Days prior to the expiration of the Employee Lease Term. Notwithstanding anything to the contrary herein, to the extent an individual is hired or otherwise retained at the direction of Purchaser and added to Section 6.01(a)(i) of the Seller Disclosure Schedule after the date hereof, Purchaser or its Affiliate shall extend a Transfer Offer to such Employee as soon as reasonably practicable following such addition, but not more than the later to occur of (x) 30 Business Days following the Closing Date, and (y) ten Business Days following such addition. Section 6.01(a)(ii) of the Seller Disclosure Schedule sets forth, as of the date hereof, a list of then current Business Employees on a no-name basis by each Business Employee’s current job title. (b) With respect to any Employee identified on Section 6.01(a) of the Seller Disclosure Schedule hereto who is not actively at work upon the expiration of the Employee Lease Term as a result of a leave of absence (including temporary leave for purposes of jury or military duty, maternity or paternity leave, leave under the Family Medical Leave Act of 1993, approved personal leave or disability or medical leave) (each, a “Leave Recipient”), Purchaser shall make an offer of employment in the manner required by this Section 6.01, contingent on such Leave Recipient’s return to active status within six months following the expiration of the Employee Lease Term or such longer period as required by Applicable Law; provided that, notwithstanding anything in this Agreement to the contrary, Purchaser shall not be required to make an offer of employment to any such Employee (and shall have no obligation of any nature to hire or employ any such Employee) who is receiving long-term disability benefits. When a Leave Recipient who has accepted the offer returns to active status pursuant to the terms hereof

70 and commences active employment with Purchaser or its Affiliates, such Leave Recipient shall be considered a Transferred Employee. Purchaser shall take, or cause its Affiliates to take, all reasonably necessary steps to sponsor or transfer sponsorship of, the work permits for all Employees who are foreign nationals listed in Section 3.10(j) of the Seller Disclosure Schedule on or after the expiration of the Employee Lease Term. Seller shall cooperate as reasonably necessary to effect Purchaser’s or its Affiliates’ sponsorship or transfer of sponsorship of all such foreign national Employees, in each case, to the extent permitted by Applicable Law. Each such foreign national Employee who accepted an offer of employment from Purchaser or an Affiliate pursuant to the terms hereof shall be considered a Transferred Employee on the later of the Transfer Date or the date such Employee obtains the necessary authorization to work for Purchaser and its Affiliates and commences active employment with Purchaser and its Affiliates. (c) Purchaser or its Affiliate shall set forth in the Transfer Offers the proposed terms of employment (or service) for the Employees and, as of the expiration of the Employee Lease Term and for a period of 12 months immediately following the expiration of the Employee Lease Term (or such earlier date on which such Employee’s employment with Purchaser or its Affiliate terminates), Purchaser or its Affiliate shall provide each Transferred Employee with the following terms of employment (or service): (i) base salary (or wages) no less than the base salary (or wages) provided to such Employee by Seller or its Affiliates immediately prior to the Closing Date, or, if later, as of the Employee’s date of hire; (ii) annual incentive opportunities no less than those provided by Seller or its Affiliates immediately prior to the Closing Date, or, if later, as of the Employee’s date of hire, (iii) a long-term incentive compensation opportunity (whether paid in cash or equity) at a similar range and participation rate to that provided to such Employee by Seller or its Affiliates immediately prior to the Closing Date or, if later, as of the Employee’s date of hire; (iv) commission opportunities that are no less than those provided to such Employee by Seller or its Affiliates immediately prior to the Closing Date or, if later, as of the Employee’s date of hire, including, with respect to each individual set forth on Section 6.01(c) of the Seller Disclosure Schedule (each, a “Listed Sales Employee”), guaranteed commission opportunities consistent with the terms of the retention letter with each such Listed Sales Employee set forth on Section 3.10(a) of the Seller Disclosure Schedule, but in each case to be paid consistent with Purchaser’s or its Affiliate’s standard payroll cycle; (iii) employee retirement and welfare (including paid time off) benefits, in each case, substantially similar to those provided to similarly-situated employees of Purchaser or its Affiliate; and (iv) with respect to Employees whose job location is a home-office as of the Closing Date, the ability to continue to work from such home-office, and with respect to all other Employees, a job location that does not increase such Employee’s commute by more than 30 miles when compared to the commute from such Employee’s residence to the job location to which such Employee reports immediately prior to the expiration of the Closing Date, or if later, as of the Employee’s date of hire, or provide the Employee the ability to work from a home-office. Without limiting the foregoing, Purchaser hereby acknowledges and agrees that if the Employee Lease Term extends past Lessee’s regularly scheduled long-term incentive grant date in the first quarter of calendar year 2018, Purchaser shall, during the first “open window” trading period following the expiration of the Employee Lease Term, grant an award to each Transferred Employee who is eligible to earn a long-term incentive award for calendar year 2018. Employment or service, as applicable, pursuant to a Transfer Offer shall be contingent upon such Employee (i) being employed by (or providing on-going services with) Seller or any of its Subsidiaries immediately prior to the

71 expiration of the Employee Lease Term, (ii) satisfying required professional licensure requirements (to the extent applicable), (iii) successfully completing a background check, I-9 form/eVerify process, and all applicable Purchaser new hire documentation and (iv) with respect to Employees who are foreign nationals, obtaining the necessary authorization to work for Purchaser or its Affiliates within six (6) months of the expiration of the Employee Lease Term. All employment offers shall be for employment at-will and nothing in this Article VI shall require Purchaser or any of its Affiliates to continue to employ any Transferred Employee for any specified period of time following the expiration of the Employee Lease Term. Except as set forth in Section 6.01(b), each Employee who accepts Purchaser’s Transfer Offer shall be a “Transferred Employee” at 12:00:01 a.m. on the first day following the expiration of the Employee Lease Term. Effective as of the date they become Transferred Employees (the “Transfer Date”), such Transferred Employees shall cease to be employees of Seller and its Affiliates and shall cease any further participation in (and shall cease to accrue benefits under) Employee Benefit Plans, subject to the terms and conditions of the Employee Benefit Plans and Applicable Law. (d) As of the expiration of the Employee Lease Term, in no event shall any Employee be entitled to accrue any benefits under the Employee Benefit Plans with respect to services rendered or compensation paid on or after the expiration of the Employee Lease Term, subject to the terms and conditions of the Employee Benefit Plans and Applicable Law. (e) Notwithstanding anything in this Agreement to the contrary, any Transferred Employee who incurs a termination of employment during the 12-month period immediately following the expiration of the Employee Lease Term shall be entitled to receive severance payments and benefits that are no less favorable than the severance payments and benefits provided to similarly-situated employees of Purchaser or its Affiliates under the Purchaser severance plan as in effect immediately prior to the date hereof and set forth on Section 6.01(e) of the Seller Disclosure Schedule; provided, however, that in lieu of the thirty (30) day paid notice period applicable to similarly-situated employees of Purchaser, Transferred Employees will be entitled to a nine (9) week paid non-working period with benefits continuation during such period. (f) Notwithstanding anything in this Agreement to the contrary, Purchaser or its Affiliate shall be solely responsible for all Liabilities arising from, related to or based upon the termination of any Employee who is terminated by Seller or its respective Affiliates on or after the expiration of the Employee Lease Term in the event such employee is not offered employment or service with Purchaser in accordance with the provisions of this Section 6.01. Purchaser or its Affiliate shall be solely responsible for providing all notices required under the Worker Adjustment and Retraining Notification Act, 29 U.S.C. § 2109 et seq., or the regulations promulgated thereunder (the “WARN Act”) (including comparable state, local or other Applicable Laws) and for taking all remedial measures, including, without limitation, the payment of all amounts, penalties, liabilities, costs and expenses if such notices are not provided, with respect to any obligations under the WARN Act (including comparable state, local or other Applicable Laws) arising out of or resulting from any termination of employment of any Transferred Employees by Purchaser and its Affiliates on or after the expiration of the Employee Lease Term.

72 (g) Purchaser shall cause its Affiliate to: (i) permit each Transferred Employee participating in each Employee Benefit Plan that is a defined contribution plan with a qualified cash or deferred arrangement within the meaning of Section 401(k) of the Code (the “Seller 401(k) Plan”) to effect, and (ii) cause its defined contribution plan that includes a qualified cash or deferred arrangement within the meaning of Section 401(k) of the Code (the “Purchaser 401(k) Plan”) to accept, in accordance with Applicable Law, a “direct rollover” (within the meaning of Section 401(a)(31) of the Code) of his or her account balances (including earnings thereon through the date of transfer) under the Seller 401(k) Plan if such rollover to the Purchaser 401(k) Plan is elected in accordance with Applicable Law by such Transferred Employee. (h) Subject to any reimbursement or other obligations of Purchaser or its Affiliates agreed upon pursuant to the Employee Leasing Agreement, Seller shall retain responsibility for all liabilities under and with respect to, and claims incurred under, the Employee Benefit Plans (including those relating to Transferred Employees and their covered dependents). Purchaser or its Affiliate shall be responsible for all liabilities under and with respect to, and claims incurred under, any employee benefit plans, programs, policies and arrangements maintained by Purchaser or its Affiliates (including those relating to Transferred Employees and their covered dependents). (i) Unless Seller or one of its Affiliates is required under Applicable Law to make a payment in settlement of accrued paid time off of a Transferred Employee, (i) Purchaser or its Affiliate shall assume, recognize and provide each Transferred Employee up to forty (40) hours of the Transferred Employee’s earned but unused paid time-off as of the expiration of the Employee Lease Term as determined under Seller’s policy in effect as of the expiration of the Employee Lease Term and (ii) Seller or one of its Affiliates shall make a payment in settlement of accrued paid time off of any such Transferred Employee in excess of forty (40) hours in accordance with Seller’s paid time off policy and Applicable Law. (j) Purchaser or its Affiliate shall assume and pay, the accrued but unpaid annual cash bonuses with respect to performance in the calendar year ending December 31, 2017. In respect thereof, the following shall be accrued on the Initial Closing Statement: (i) accruals for ten-twelfths (10/12) of such annual cash bonuses, assuming maximum (140%) performance, and (ii) accruals representing the matching contribution that would have been made under Seller 401(k) Plan with respect to the bonus amounts accrued pursuant to Section 6.01(j)(i). In no event shall the amount of such payment by Purchaser to the Transferred Employees in the aggregate be less than the aggregate amount set forth with respect to such bonuses in the Initial Closing Statement as described in Section 6.01(j)(i). (k) Purchaser shall, or shall cause one of its Affiliates to, make available to the Transferred Employees a flex spending account plan for medical and dependent care expenses under a new or existing plan established or maintained under Section 125 and Section 129 of the Code (the “Purchaser FSA”), effective as of the expiration of the Employee Lease Term and in accordance with this Section 6.01(k). If the Employee Lease Term ends after December 31, 2017, Purchaser, or one of its Affiliates, shall credit the applicable account under the Purchaser FSA of each Transferred Employee participating in the Seller Employee Benefit Plan maintained pursuant to Section 125 and Section 129 of the Code (the “Seller FSA”) with an amount equal to

73 the balance of such Transferred Employee’s account under the Seller FSA immediately prior to the expiration of the Employee Lease Term, in accordance with the following: (i) If the aggregate amount withheld from Transferred Employees’ compensation under the Seller FSA for 2018 exceeds the aggregate amount of reimbursements paid to Transferred Employees prior to the expiration of the Employee Lease Term under the Seller FSA for claims incurred in 2018, Seller shall transfer (or cause to be transferred) to Purchaser within 30 days after the expiration of the Employee Lease Term a cash payment equal to such excess, if any. (ii) If the aggregate amount of reimbursements paid to Transferred Employees prior to the expiration of the Employee Lease Term under the Seller FSA for claims incurred in 2018 exceeds the aggregate amount withheld from Transferred Employees’ compensation under the Seller FSA for 2018 prior to the expiration of the Employee Lease Term, Purchaser shall transfer (or cause to be transferred) to Seller within 30 days after the expiration of the Employee Lease Term a cash payment equal to such excess, if any. (iii) In each case, Purchaser shall assume and be solely responsible for all claims for reimbursement by Transferred Employees for 2018 that have not been paid in full as of the expiration of the Employee Lease Term, which claims shall be paid pursuant to and under the terms of the Purchaser FSA, and Purchaser shall indemnify and hold harmless Seller and its Affiliates from any and all claims by or with respect to Transferred Employees for reimbursement under the Seller FSA that have not been paid in full as of the expiration of the Employee Lease Term; provided, however, that the foregoing indemnification shall not apply to any claims that were adjudicated under the terms of the Seller FSA on or prior to the expiration of the Employee Lease Term. Purchaser agrees to cause the Purchaser FSA to honor through the end of the calendar year in which the Employee Lease Term expires the elections made by each Transferred Employee under the Seller FSA in respect of the flexible spending reimbursement accounts under the Purchaser FSA that are in effect immediately prior to the expiration of the Employee Lease Term, subject to each Transferred Employee’s ability to adjust such elections pursuant to the terms of the Purchaser FSA. For the avoidance of doubt, except as provided herein, (A) in no event shall Seller or any of its Affiliates have any liability or obligation under the Purchaser FSA, and (B) any Transferred Employee who elects coverage under a high deductible health plan may be ineligible to make continuing elections under the Purchaser health care FSA pursuant to the terms of such plans. For the avoidance of doubt, if the Employee Lease Term ends on December 31, 2017, Purchaser shall have no obligation to provide credits as described in this Section 6.01(k).

74 (l) In respect of each Employee who becomes a Transferred Employee, Seller and Purchaser shall adopt the “standard procedure” for preparing and filing IRS Forms W-2 (Wage and Tax Statements), as described in Revenue Procedure 2004-53. Under this procedure, Purchaser, as successor employer, shall provide, as applicable, all required Forms W-2 to all Employees who become Transferred Employees reflecting only wages paid and Taxes withheld by Purchaser and its Affiliates as the successor employer. In addition, Seller and Purchaser shall adopt the “standard procedure” of Revenue Procedure 2004-53 for purposes of filing IRS Forms W-4 (Employee’s Withholding Allowance Certificate) and W-5 (Earned Income Credit Advance Payment Certificate). (m) Purchaser or one of its Affiliates shall grant during the first “open window” trading period following the expiration of the Employee Lease Term new awards, payable in cash or in stock (each, a “New Award”), vesting over two (2) years, to each Transferred Employee who, as a result of the transactions contemplated by this Agreement, forfeits restricted share units, performance share units or stock appreciation rights that were granted pursuant to any Employee Benefit Plan prior to the date hereof and are not vested as of the expiration of the Employee Lease Term (each, a “Seller Forfeited Equity Award”). The value of the New Awards will be no less than the value of the Seller Forfeited Equity Awards, both individually and in the aggregate. Seller shall provide Purchaser with a schedule of the value of each Seller Forfeited Equity Award as soon as practicable following the termination of the Employee Lease Term. (n) Purchaser agrees to cause its Affiliate to (i) provide coverage for the Transferred Employees under its employee benefit plans as of the applicable Transfer Date, (ii) waive any preexisting conditions, waiting periods and actively at work requirements under such plans and (iii) cause such plans to honor any expenses incurred by the Transferred Employees and their beneficiaries under similar Employee Benefit Plans during the portion of the calendar year in which the Transfer Date occurs for purposes of satisfying applicable deductible, co-insurance and maximum out-of-pocket expenses. Transferred Employees shall be given credit under each employee benefit plan, program, policy or arrangement of Purchaser in which the Transferred Employees are eligible to participate for all service with Seller (to the extent such credit was given by the applicable Employee Benefit Plan) for all purposes (except that no benefit accrual will be provided under any defined benefit pension plans), except to the extent it would result in a duplication of benefits. (o) The parties hereto shall coordinate with each other prior to the Closing Date as to the form and content of any material, broad based communication from Purchaser or any of its Affiliates to the Employees. Seller acknowledges, understands and agrees, on behalf of itself and its Affiliates, that Purchaser shall, from the date hereof, be allowed to approach and meet with all Employees. Seller and its Affiliates shall permit Purchaser reasonable access to all Employees; provided, that such access shall not interfere with the operations of the Business, and that when on Seller premises, Purchaser shall abide by any Seller security protocols. In no event shall Purchaser or any of its employees have access to the systems of Seller. (p) Seller, Purchaser and their respective Affiliates shall promptly take all steps necessary to fulfill their obligations, and to cause their applicable employee benefit plans to fulfill the obligations that Seller and Purchaser have agreed to pursuant to this Section 6.01. All transfers of information required by this Section 6.01 shall be made at the time and in the manner

75 (including applicable file format) as reasonably requested by Purchaser or its applicable vendor. In furtherance thereof, Seller shall provide to Purchaser a complete employee data file, in the format and with the elements prescribed by Purchaser, no later than October 23, 2017. (q) Seller shall be solely responsible for and shall discharge all retention bonuses under Business Employee Benefit Plans that become vested at or prior to the termination of the Employee Lease Term (“Seller Retention Bonus Liabilities”). Section 6.02. No Third Party Beneficiaries. Notwithstanding the provisions of this Article VI, this Article VI is not intended to and shall not (a) create any third party rights, (b) amend any Employee Benefit Plan or Business Employee Benefit Plan, (iii) require Purchaser or any of its Affiliates to continue any Business Employee Benefit Plan beyond the time when it otherwise lawfully could be terminated or modified, or (d) require Purchaser or any of its Affiliates to continue to employ any Transferred Employee for any specified period, or (e) provide any Transferred Employee with any rights to continued employment, severance pay or similar benefits following any termination of employment. ARTICLE VII. TAX MATTERS Section 7.01. Allocation of Consideration. In addition to the allocation of the Purchase Price contemplated by Article II, Seller and Purchaser shall further allocate the Purchase Price, as finally determined pursuant to Article II, and any other applicable consideration (the “Allocable Amount”) in accordance with the requirements of Section 1060 of the Code (and the regulations promulgated thereunder) for all Tax purposes; provided that such allocation for Tax purposes shall be consistent with the allocation of the Purchase Price as contemplated by Article II. As soon as practicable following the date on which the Final Closing Statement becomes final and binding on the parties pursuant to Section 2.09(f), Seller shall prepare a schedule reflecting the allocation of the Allocable Amount and shall submit such allocation to Purchaser for review. Purchaser and Seller shall use commercially reasonable efforts to agree on the amount and proper allocation of the Allocable Amount in accordance with Section 1060 of the Code. If Seller and Purchaser have not agreed on the allocation within 90 calendar days after the date on which the Final Closing Statement become final and binding on the parties pursuant to Section 2.09(f), then Purchaser and Seller shall each have the right to deliver notice to the other party of its intent to refer the matter for resolution to the Independent Accountant. Purchaser and Seller will each deliver to the other and to the Independent Accountant a notice setting forth in reasonable detail their proposed allocations. Within 30 days after receipt thereof, the Independent Accountant will deliver the allocation schedule and provide a written description of the basis for its determination of the allocations therein (such allocations, whether agreed to by Purchaser and Seller or determined by the Independent Accountant (the “Final Allocation”) shall be final, binding and conclusive on Purchaser and Seller and the parties will report, and will cause their respective Affiliates to report, the federal, state, local and other Tax consequences of the transactions, including the filing of Internal Revenue Service Form 8594, in a manner consistent with such Final Allocation). One-half of all fees, costs and expenses of retaining the Independent Accountant shall be borne by Seller and one-half of such fees, costs and expenses of

76 retaining the Independent Accountant shall be borne by Purchaser. Each party will bear the costs of its own counsel, witnesses (if any) and employees. Section 7.02. Transfer Taxes. Any Transfer Taxes shall be borne fifty percent (50%) by Seller and fifty percent (50%) by Purchaser. Seller and Purchaser shall cooperate in (a) determining the amount of Transfer Taxes, (b) obtaining any relief, exemption or refund of any such Transfer Tax, (c) preparing and timely filing any and all required Tax Returns for or with respect to such Transfer Taxes with any and all appropriate Tax authorities, (d) promptly providing the other party with evidence that such Transfer Taxes have been paid, and (e) promptly reimbursing the other party for fifty percent (50%) of such Transfer Taxes, as applicable. “Transfer Taxes” means any and all sales, use, stamp, documentary, filing, recording, transfer, goods and services, provincial sales, harmonized sales, excise, real estate, stock transfer, intangible property transfer, personal property transfer, gross receipts, registration, securities transactions, conveyance and notarial Taxes, and similar fees, Taxes and governmental charges (together with any interest, penalty, addition to Tax, and additional amount imposed in respect thereof) arising out of or in connection with the transactions contemplated by this Agreement. Section 7.03. Cooperation and Exchange of Information. Seller and Purchaser shall provide each other with such cooperation and information as either of them or their respective Affiliates may reasonably request of the other in filing any Tax Return, amended Tax Return or claim for Tax refund, determining a liability for Taxes or a right to a Tax refund, or participating in or conducting any contest in respect of Taxes (a “Tax Contest”). Such cooperation and information shall include providing copies of relevant Tax Returns or portions thereof, together with accompanying schedules, related work papers and documents relating to rulings or other determinations by Tax Authorities. Each party and its Affiliates shall make its employees available on a basis mutually convenient to both parties to provide explanations of any documents or information provided hereunder. Each of Seller and Purchaser shall retain all Tax Returns, schedules and work papers, records and other documents in its possession relating to Tax matters of the Business for each Tax period first ending after the Closing Date and for all prior Tax periods until the later of (i) the expiration of the statute of limitations of the Tax period to which such Tax Returns and other documents relate, without regard to extensions except to the extent notified in writing of such extensions for the respective Tax periods, and (ii) three years following the due date (without extension) for such Tax Returns. Any information obtained under this Section 7.03 shall be kept confidential except as otherwise may be necessary in connection with the filing of Tax Returns or claims for Tax refunds or in conducting a contest or as otherwise may be required by Applicable Law or the rules of any stock exchange. Seller shall promptly notify Purchaser if, as a result of the amendment of any Tax Return, any claim or assessment by any Tax authority or any other cause, the Tax reserves in respect of the Ceded Insurance Contracts no longer accurately reflect the reserves maintained by Seller, the Ceding Company of any of its Affiliates as of the Closing Date (immediately prior to the Closing) with respect to the Ceded Insurance Contracts, and shall provide Purchaser updated information of such reserves. Upon receipt of such information, Purchaser shall provide Seller with a revised Purchase Price allocation in accordance with the principles of Section 7.01. Section 7.04. Miscellaneous. Seller and Purchaser agree to treat all payments (other than interest on a payment) made by either of them to or for the benefit of the other or the other’s Affiliates under this Article VII and under other indemnity provisions of this Agreement as

77 adjustments to the Purchase Price for Tax purposes and that such treatment shall govern for purposes hereof to the extent permissible under Applicable Law. ARTICLE VIII. CONDITIONS TO CLOSING Section 8.01. Conditions to Obligations of Each Party. The respective obligations of each party hereto to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver, at or prior to the Closing, of each of the following conditions: (a) Governmental Consents and Approvals. All consents, approvals, or authorizations of, declarations or filings with, or notices to, any Governmental Authority in connection with the transactions contemplated hereby that are set forth in Section 8.01(a) of the Seller Disclosure Schedule shall have been obtained or made and shall be in full force and effect, and all waiting periods required under Applicable Law with respect thereto shall have expired or been terminated, in each case without the imposition of a Burdensome Condition with respect to the party asserting the failure of this condition. (b) No Injunction or Illegality. There shall be no law or Governmental Order in existence that prohibits the consummation of the transactions contemplated by this Agreement. (c) Reinsurance Consents. Seller shall have received the Munich Consent and the Hannover Consent. Section 8.02. Conditions to Obligations of Purchaser. The obligations of Purchaser under this Agreement are subject to the satisfaction on or prior to the Closing Date of the following conditions, any one or more of which may be waived by Purchaser to the extent permitted by Applicable Law: (a) Representations and Warranties. (i) Each of the Seller Specified Representations that are qualified by materiality or Material Adverse Effect shall be true and correct in all respects, and each of the other Seller Specified Representations that are not so qualified shall be true and correct in all material respects and (ii) each of the representations and warranties of Seller contained in Article III of this Agreement (other than those referenced in subclause (i) above) shall be true and correct in all respects (without regard to materiality or Material Adverse Effect qualifiers), in each case as of the Closing Date with the same force and effect as though made on and as of the Closing Date (except to the extent that any such representations and warranties are given as of a particular date and relate solely to a particular date or period, which representations and warranties shall be true and correct as of such date or period), except in the case of clause (ii) above where the failure to be true and correct would not have, individually or in the aggregate, a Material Adverse Effect.

78 (b) Covenants. Seller and its Affiliates shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by Seller and its Affiliates on or prior to the Closing Date. (c) Closing Deliverables. Seller shall have delivered or caused to be delivered to Purchaser each of the documents required to be delivered by Seller pursuant to Section 2.08(a). Section 8.03. Conditions to Obligations of Seller. The obligations of Seller under this Agreement are subject to the satisfaction on or prior to the Closing Date of the following conditions, any one or more of which may be waived by Seller to the extent permitted by Applicable Law: (a) Representations and Warranties. (i) Each of the Purchaser Specified Representations that are qualified by materiality or Purchaser Material Adverse Effect shall be true and correct in all respects, and each of the other Purchaser Specified Representations that are not so qualified shall be true and correct in all material respects and (ii) each of the representations and warranties of Purchaser contained in Article IV of this Agreement (other than those referenced in subclause (i) above) shall be true and correct in all respects (without regard to materiality or Purchaser Material Adverse Effect qualifiers), in each case as of the Closing Date with the same force and effect as though made on and as of the Closing Date (except to the extent that any such representations and warranties are given as of a particular date and relate solely to a particular date or period, which representations and warranties shall be true and correct as of such date or period), except in the case of clause (ii) above where the failure to be true and correct would not have, individually or in the aggregate, a Purchaser Material Adverse Effect. (b) Covenants. Purchaser shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by Purchaser on or prior to the Closing Date. (c) Triggering Event. Assuming for the purposes of this Section 8.03(c) that the Reinsurance Agreement is in full force and effect at all applicable times prior to the Closing, there shall not have been a Triggering Event (as defined in the Reinsurance Agreement) under the Reinsurance Agreement. (d) Closing Deliverables. Purchaser shall have delivered or caused to be delivered to Seller each of the documents required to be delivered by Purchaser pursuant to Section 2.08(b). ARTICLE IX. TERMINATION PRIOR TO CLOSING Section 9.01. Termination of Agreement. This Agreement may be terminated at any time prior to the Closing: (a) by Seller or Purchaser in writing, if there shall be any order, injunction or decree of any Governmental Authority which prohibits or restrains the parties from consummating the

79 transactions contemplated hereby, and such order, injunction or decree shall have become final and nonappealable; provided that prior to termination under this Section 9.01(a), the party seeking to terminate this Agreement shall have used best efforts to have such order, injunction or decree vacated; (b) by either Seller or Purchaser in writing, if the Closing has not occurred on or before February 1, 2018 (as it may be extended as contemplated below or by Section 11.14, the “Outside Date”), unless the failure of the Closing to occur is the result of a breach of this Agreement by the party seeking to terminate this Agreement; provided that, if on the Outside Date the condition set forth in Section 8.01(a) has not been satisfied then, upon the written notice of Seller to Purchaser, the Outside Date shall be extended to a date and time that is not later than 5:00 p.m., New York City time, on March 31, 2018; (c) by either Seller or Purchaser (but only so long as Seller or Purchaser, as applicable, is not in material breach of its obligations under this Agreement) in writing, if a material breach of any provision of this Agreement that has been committed by the other party would cause the failure of any mutual condition to Closing or any condition to Closing for the benefit of the non-breaching party and such breach is not subsequently waived by the non- breaching party or capable of being cured or is not cured within 20 Business Days after the breaching party receives written notice from the non-breaching party that the non-breaching party intends to terminate this Agreement pursuant to this Section 9.01(c); (d) by Seller if, (i) except for the condition in Section 8.03(c), all of the conditions set forth in Section 8.01, Section 8.02 and Section 8.03 have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, so long as such conditions are capable of being satisfied at the Closing) and (ii) the Closing has not occurred at the then most recent date on which it was otherwise required to occur pursuant to Section 2.06 because the condition set forth in Section 8.03(c) has not been satisfied; or (e) at any time on or prior to the Closing Date, by mutual written consent of Seller and Purchaser. Section 9.02. Termination Procedure. In the event of termination by Purchaser or Seller pursuant to Section 9.01, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement shall be terminated, without further action by any party. If the transactions contemplated by this Agreement are terminated as provided herein: (a) Each party shall, and shall cause its Representatives to, return all documents and other material received from the other party and its Affiliates relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the other party; and (b) all information received by Purchaser or any of its Representatives with respect to the Business shall be treated in accordance with the Confidentiality Agreement and Section 5.04. Section 9.03. Survival. In the event of the termination of this Agreement as provided in Section 9.01, this Agreement shall thereafter become null and void as to all parties, and no party

80 hereto shall have any liability to any other party hereto or their respective Representatives, except as set forth in Section 5.04, this Article IX and Article XI, which shall survive the termination hereof pursuant to this Article IX; provided, however, that nothing in this Agreement shall relieve any party hereto from liability for (x) any willful and material breach of this Agreement prior to such termination or (y) fraud in the event that such party is finally determined by a court of competent jurisdiction to have willfully and knowingly committed a fraud, with specific intent to deceive and mislead any other party, regarding such party’s representations, warranties, covenants or other agreements set forth in this Agreement; provided, further, that any claim for fraud may only be brought against the party that committed such fraud. For purposes hereof, “willful and material breach” means a material breach by a party of the applicable provision of this Agreement as a result of an action or failure to act by such Person that it actually knew would result in a breach of this Agreement. ARTICLE X. INDEMNIFICATION Section 10.01. Survival. (a) The representations and warranties of Seller and Purchaser contained in this Agreement shall survive the Closing solely for purposes of this Article X and shall terminate and expire on the date that is 18 months following the Closing Date; provided, that the Seller Specified Representations and the Purchaser Specified Representations and the representations and warranties of Seller set forth in Section 3.17 shall survive until the date that is 60 days following the expiration of the applicable statute of limitations and the representations and warranties of Seller set forth in Section 3.18(d) or Section 3.19 will terminate and be of no further force and effect from and after the Closing. Any claim for indemnification in respect of any representation or warranty that is not asserted by notice given as required herein prior to the expiration of the specified period of survival shall not be valid and any right to indemnification is hereby irrevocably waived after the expiration of such period of survival. Any claim properly made for an Indemnifiable Loss in respect of such a breach asserted within such period of survival as herein provided will be timely made for purposes hereof. (b) To the extent that it is to be performed after the Closing, each covenant in this Agreement will, for purposes of this Article X, survive and remain in effect in accordance with its terms plus a period of six months thereafter, after which no claim for indemnification with respect thereto may be brought hereunder. All covenants in this Agreement that by their terms are required to be fully performed prior to the Closing will, for purposes of this Article X, survive and remain in effect until the date that is 18 months following the Closing Date, after which time no claim for indemnification with respect thereto may be brought hereunder; provided, however, that the covenants set forth in Section 5.11 will terminate and be of no further force and effect from and after the Closing. Section 10.02. Indemnification. (a) Seller shall indemnify, defend and hold harmless Purchaser, its Affiliates and their respective directors, officers and employees, successors and, in connection with a sale of all

81 or substantially all of the group benefits business of Purchaser and its Affiliates, assignees (provided, that in the case of any such sale during the 18-month period after the Closing, Seller shall have provided its consent to such assignment) (collectively, the “Purchaser Indemnified Persons”) from and against any and all Indemnifiable Losses asserted against, imposed upon or incurred or suffered by any Purchaser Indemnified Person resulting from or arising out of: (i) any inaccuracy in or breach of any representation or warranty of Seller made in this Agreement; (ii) any breach or non-fulfillment of any agreement or covenant of Seller under this Agreement; or (iii) any Excluded Liabilities including Excluded Taxes. (b) Purchaser shall indemnify, defend and hold harmless Seller, its Affiliates and their respective directors, officers and employees (collectively, the “Seller Indemnified Persons”) from and against any and all Indemnifiable Losses asserted against, imposed upon or incurred or suffered by any Seller Indemnified Person resulting from or arising out of: (i) any inaccuracy in or breach of any representation or warranty of Purchaser made in this Agreement; (ii) any breach or non-fulfillment of any agreement or covenant of Purchaser under this Agreement; (iii) any Assumed Liability; or (iv) the operation of the Business from and after the Closing Date (except to the extent such Indemnifiable Loss is subject to indemnification by Seller of a Purchaser Indemnified Person pursuant to Section 10.02(a)). (c) For purposes of determining whether any representation and warranty (other than the representations and warranties set forth in Section 3.06(a) and Section 3.22) has any inaccuracy or been breached and the amount of any Indemnifiable Losses under this Article X, each representation and warranty contained in this Agreement shall be read without regard to any materiality or Material Adverse Effect qualifier contained therein. Section 10.03. Certain Limitations. (a) Except with respect to Indemnifiable Losses resulting from Excluded Taxes or from any inaccuracy in or breach of a representation or warranty set forth in Section 3.17, no party shall be obligated to indemnify and hold harmless its respective Indemnitees under Section 10.02(a)(i) (in the case of Seller, and other than with respect to an inaccuracy in or breach of any Seller Specified Representation) or Section 10.02(b)(i) (in the case of Purchaser, and other than with respect to an inaccuracy in or breach of any Purchaser Specified Representation) (i) with respect to any claim or series of claims arising out of substantially similar facts and circumstances, unless such claim or series of claims involves Indemnifiable Losses in excess of $100,000 (the “Threshold Amount”) (nor shall any claim that does not exceed the Threshold

82 Amount be applied to or considered for purposes of calculating the amount of Indemnifiable Losses for which the Indemnitor is responsible under clause (ii) below) and (ii) unless and until the aggregate amount of all Indemnifiable Losses of the Indemnitees under Section 10.02(a)(i) or such Section 10.02(b)(i), as the case may be, exceeds $14,500,000 for all Indemnifiable Losses (the “Deductible”), at which point such Indemnitor shall be liable to its respective Indemnitees for the value of the Indemnitee’s claims under Section 10.02(a)(i) (other than with respect to a breach of any Seller Specified Representation) or Section 10.02(b)(i) (other than with respect to a breach of any Purchaser Specified Representation), as the case may be, that is in excess of the Deductible, subject to the limitations set forth in this Article X; provided, however, that any Indemnifiable Losses of the Purchaser Indemnified Persons resulting from or arising out of any inaccuracy in or breach of any representation or warranty set forth in Section 3.03 shall not be subject to the Deductible, and the Threshold Amount for such Indemnifiable Losses shall be $50,000; provided further that, for the avoidance of doubt, any such Indemnifiable Losses shall be subject to the Threshold Amount and the maximum aggregate liability set forth in the following sentence prior to the proviso set forth therein. The maximum aggregate liability of Seller, on the one hand, and Purchaser on the other hand, to their respective Indemnitees for any and all Indemnifiable Losses under Section 10.02(a)(i), in the case of Seller (other than with respect to a breach of any Seller Specified Representation), or Sections 10.02(b)(i), in the case of Purchaser (other than with respect to a breach of any Purchaser Specified Representation), shall be $174,000,000; provided, that the maximum aggregate liability of Seller to all Purchaser Indemnified Persons for any or all Indemnifiable Losses under this Agreement shall not exceed the Purchase Price. The limitations in this Section 10.03(a) shall not apply to claims made under Section 10.02(a)(iii), Section 10.02(b)(iii) or Section 10.02(b)(iv). (b) Each Indemnitee shall use commercially reasonable efforts to mitigate all Indemnifiable Losses for which indemnification may be sought hereunder; provided that the costs and expenses of such mitigation shall constitute Indemnifiable Losses hereunder. (c) Notwithstanding anything to the contrary herein, any Indemnifiable Losses resulting from or arising out of any breach of any representation or warranty of Seller made in this Agreement in respect of Taxes, including under Section 3.17, shall be limited to Taxes attributable to Pre-Closing Periods. Section 10.04. Definitions. As used in this Agreement: (i) “Indemnitee” means any Person entitled to indemnification under this Agreement; (ii) “Indemnitor” means any Person required to provide indemnification under this Agreement; (iii) “Indemnifiable Losses” means any and all damages, losses, Liabilities, obligations, costs and expenses (including reasonable attorneys’ and other professional fees and expenses); provided, that any Indemnity Payment (x) shall in no event include any amounts constituting consequential or punitive damages, or any damages calculated based on a loss of future revenue, income or profits, relating to the breach or alleged breach of this

83 Agreement; provided, however, that notwithstanding the foregoing or anything to the contrary contained in this Agreement, Indemnifiable Losses shall include recoveries for lost profits (including diminution in value used by a trier of fact in determining lost profits) if and only if (A) such damages for lost profits are recoverable under the laws of the State of New York; (B) the Indemnitee satisfies all elements necessary for proof of such damages for lost profits under such laws; and (C) such lost profits can be demonstrated by reference to the Actuarial Report and, with respect to the reduction or elimination of any profits contemplated by the Actuarial Report, shall in no event exceed the present value ascribed to any such remaining profits contemplated by the Actuarial Report as of the date of the Indemnifiable Loss giving rise to the related claim, calculated based on the assumptions on which the Actuarial Report was prepared and discounted using a 9% discount rate; provided, further, that the Purchaser Indemnified Persons may recover lost profits only to the extent such lost profits are attributable to the Business; and (y) shall be net of any amounts actually recovered by the Indemnitee for the Indemnifiable Losses for which such Indemnity Payment is made under any insurance policy, reinsurance agreement, warranty or indemnity or otherwise from any Person other than a party hereto (net of any actual costs, expenses or increases in premiums incurred as a result of obtaining such proceeds), and the Indemnitee shall promptly reimburse the Indemnitor for any such amount that is received by it from any such other Person with respect to an Indemnifiable Losses after any indemnification with respect thereto has actually been paid pursuant to this Agreement; (iv) “Indemnity Payment” means any amount of Indemnifiable Losses required to be paid pursuant to this Agreement; and (v) “Third Party Claim” means any claim, action, suit, or proceeding made or brought by any Person that is not a party to this Agreement and not an Affiliate of such party to this Agreement. Section 10.05. Procedures for Third Party Claims. (a) If any Indemnitee receives notice of assertion or commencement of any Third Party Claim against such Indemnitee in respect of which an Indemnitor may be obligated to provide indemnification under this Agreement, the Indemnitee shall give such Indemnitor reasonably prompt written notice (but in no event later than 30 days after becoming aware of such Third Party Claim) thereof and such notice shall include a reasonable description of the claim based on the facts known at the time and any documents relating to the claim and an estimate of the Indemnifiable Loss and shall reference the specific sections of this Agreement that form the basis of such claim to the extent reasonably ascertainable; provided, that no delay on the part of the Indemnitee in notifying any Indemnitor shall relieve the Indemnitor from any obligation hereunder unless (and then solely to the extent that) the Indemnitor is actually prejudiced by such delay (except that the Indemnitor shall not be liable for any expenses incurred during the period in which the Indemnitee failed to give such notice). Thereafter, the Indemnitee

84 shall deliver to the Indemnitor, within five Business Days after the Indemnitee’s receipt thereof, copies of all notices and documents (including court papers) received by the Indemnitee relating to the Third Party Claim. (b) The Indemnitor shall be entitled to participate in the defense of any Third Party Claim and, if it so chooses, to assume the defense thereof with counsel selected by the Indemnitor. Should the Indemnitor so elect to assume the defense of a Third Party Claim, the Indemnitor shall not as long as it conducts such defense be liable to the Indemnitee for legal expenses incurred by the Indemnitee in connection with the defense thereof subsequent to the Indemnitor notifying the Indemnitee in writing of its election to assume such defense. If the Indemnitor assumes such defense, the Indemnitee shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnitor, it being understood that the Indemnitor shall control such defense. The Indemnitor shall be liable for the reasonable fees and expenses of counsel employed by the Indemnitee (A) for any period during which the Indemnitor has not assumed the defense thereof (other than during any period in which the Indemnitee shall have not yet given notice of the Third Party Claim as provided above) or (B) if the Third Party Claim involves conflicts of interest for the Indemnitee and the Indemnitor (in the reasonable opinion of counsel to the Indemnitee) that would make representation by the same counsel inappropriate, in which event the Indemnitor shall be responsible for only one counsel for the Indemnitee. If the Indemnitor chooses to defend any Third Party Claim, the other party hereto shall cooperate in the defense thereof. Such cooperation shall include the retention and (upon the Indemnitor’s request) the provision to the Indemnitor of records and information that are relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder; provided, in each case, that such other party shall not be obligated to provide such records, information or access to Indemnitor if doing so would violate Applicable Law or jeopardize the protection of an attorney- client privilege. Whether or not the Indemnitor shall have assumed the defense of a Third Party Claim, the Indemnitee shall not admit any liability with respect to, or pay, settle, compromise or discharge, such Third Party Claim without the Indemnitor’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed). If the Indemnitor has assumed the defense of a Third Party Claim, the Indemnitor may only pay, settle, compromise or discharge a Third Party Claim with the Indemnitee’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed); provided, that the Indemnitor may pay, settle, compromise or discharge such a Third Party Claim without the written consent of the Indemnitee if such settlement (i) includes a release of the Indemnitee from all Liability in respect of such Third Party Claim, (ii) does not subject the Indemnitee to any injunctive relief or other equitable remedy, (iii) does not include a statement or admission of fault, culpability or failure to act by or on behalf of the Indemnitee and (iv) does not impose any financial cost on the Indemnitee (other than by application of the limitations set forth in Section 10.03(a)). If the Indemnitor submits to the Indemnitee a bona fide settlement offer with respect to a Third Party Claim that has been accepted by all Persons bringing such Third Party Claim and otherwise satisfies the requirements set forth in the proviso of the immediately preceding sentence and the Indemnitee refuses to consent to such settlement, then thereafter the Indemnitor’s liability to the Indemnitee with respect to such Third Party Claim shall not exceed the Indemnitor’s portion of the settlement amount included in such settlement offer.

85 (c) Notwithstanding anything in this Agreement to the contrary, Seller shall have the sole right to represent the interests of the Business and settle all issues in its sole discretion, and to employ counsel of its choice at its expense, in any audit or other examination or administrative or court proceeding relating to Taxes for all taxable periods (or portions thereof) ending on or before the Closing Date; provided, that Seller shall not pay, discharge, settle, compromise, litigate or otherwise dispose of any item subject to such Tax proceedings in a manner that will adversely affect Purchaser or any of its Affiliates without obtaining the prior written consent of Purchaser, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing and subject to Seller’s rights set forth in the immediately preceding sentence, Purchaser shall be entitled, at its expense, to participate in the conduct of any Tax audit and any judicial or administrative proceeding relating to any such Tax audit that may adversely affect Purchaser or any of its Affiliates. Section 10.06. Direct Claims. The Indemnitor will have a period of 30 days within which to respond in writing to any claim by an Indemnitee on account of an Indemnifiable Loss that does not result from a Third Party Claim. If the Indemnitor does not so respond within such 30 day period, the Indemnitor will be deemed to have rejected such claim, in which event the Indemnitee will be entitled to pursue such remedies as may be available to the Indemnitee. Section 10.07. Sole Remedy. The parties hereto acknowledge and agree that, except as (a) set forth in Section 11.14, (b) as expressly contemplated by Section 2.09, (c) for any remedy expressly contemplated by any other Transaction Agreement with respect to a claim made under such Transaction Agreement and (d) under the circumstances described in Section 9.03(y), if the Closing occurs, their sole and exclusive remedy following the Closing with respect to any and all claims arising out of or related to the transactions contemplated by this Agreement shall be pursuant to the provisions set forth in this Article X. Section 10.08. Certain Other Matters. (a) Upon making any Indemnity Payment, Indemnitor will, to the extent of such Indemnity Payment, be subrogated to all rights of Indemnitee against any third Person (other than any Tax Authority) in respect of the Indemnifiable Loss to which the Indemnity Payment related. Without limiting the generality or effect of any other provision hereof, each such Indemnitee and Indemnitor will duly execute upon request all instruments reasonably necessary to evidence and perfect the above-described subrogation rights. (b) The rights and remedies of any party in respect of any inaccuracy or breach of any representation, warranty, covenant or agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts or circumstances upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement as to which there is no inaccuracy or breach. The representations, warranties and covenants of Seller set forth herein (as such representations and warranties are qualified in accordance with the introductory paragraph of Article III), and the Purchaser Indemnified Persons’ rights to indemnification with respect thereto, shall not be affected or deemed waived by reason of (and the Purchaser Indemnified Persons shall be deemed to have relied upon such representations and warranties notwithstanding) (i) any investigation made by or on behalf of any of the Purchaser Indemnified Persons (including by any of its

86 Representatives) or by reason of the fact that any of the Purchaser Indemnified Persons or any of such Representatives knew or should have known that any such representation or warranty is, was or might be inaccurate, regardless of whether such investigation was made or such knowledge was obtained before or after the execution and delivery of this Agreement or (ii) Purchaser’s waiver of any condition set forth in Article VIII. The representations, warranties and covenants of Purchaser set forth herein (as such representations and warranties are qualified in accordance with the introductory paragraph of Article IV), and the Seller Indemnified Persons’ rights to indemnification with respect thereto, shall not be affected or deemed waived by reason of (and the Seller Indemnified Persons shall be deemed to have relied upon such representations and warranties notwithstanding) (i) any investigation made by or on behalf of any of the Seller Indemnified Persons (including by any of its Representatives) or by reason of the fact that any of the Seller Indemnified Persons or any of such Representatives knew or should have known that any such representation or warranty is, was or might be inaccurate, regardless of whether such investigation was made or such knowledge was obtained before or after the execution and delivery of this Agreement or (ii) Seller’s waiver of any condition set forth in Article VIII. ARTICLE XI. GENERAL PROVISIONS Section 11.01. Publicity. Except as may otherwise be required by Applicable Law, regulation or obligation pursuant to any listing agreement with any national securities exchange, no press release or public announcement, including any presentation to the investment community (other than pro forma financial statements and dilution or accretion analyses included in shareholder presentations), concerning this Agreement or the transactions contemplated hereby shall be made by Seller, on the one hand, or Purchaser, on the other hand, prior to the Closing Date without advance approval thereof by the other party, such approval not to be unreasonably withheld. The parties hereto shall cooperate with each other in making any press release or public announcement concerning the Business on or prior to the Closing Date. Section 11.02. Expenses. Regardless of whether any or all of the transactions contemplated by this Agreement are consummated, and except as otherwise expressly provided herein or in any Transaction Agreement, Purchaser and its Affiliates, on the one hand, and Seller and its Affiliates, on the other hand, shall each bear their respective direct and indirect fees, costs and expenses incurred in connection with the negotiation and preparation of this Agreement, the Transaction Agreements and the consummation of the transactions contemplated hereby or thereby, including all fees and expenses of their respective Representatives. Section 11.03. Notices. All notices, requests, consents, claims, demands and other communications under this Agreement and the other Transaction Agreements shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by electronic mail (followed by delivery of an original via overnight courier service) or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties hereto at the following respective addresses (or at such other address for a party hereto as shall be specified in a notice given in accordance with this Section 11.03):

87 (a) If to Purchaser: Hartford Life and Accident Insurance Company c/o The Hartford Financial Services Group, Inc. One Hartford Plaza Hartford, CT 06155 Attention: Chief Financial Officer, General Counsel Facsimile: (855) 388-6397 Email address: beth.bombara@thehartford.com, david.robinson@thehartford.com With a concurrent copy (which shall not constitute notice) to: Mayer Brown LLP 1221 Avenue of the Americas New York, NY 10020 Attention: Stephen G. Rooney, David W. Alberts Facsimile: (212) 849-5632; (212) 849-5611 Email address: srooney@mayerbrown.com; dalberts@mayerbrown.com (b) If to Seller: Aetna Inc. 151 Farmington Avenue Hartford, CT 06156 Attention: General Counsel Facsimile: (212) 457-0301 With a concurrent copy (which shall not constitute notice) to: Willkie Farr & Gallagher LLP 787 Seventh Avenue New York, NY 10019 Attention: Michael Groll Rajab S. Abbassi Facsimile: (212) 728-8111 Email address: mgroll@willkie.com rabbassi@willkie.com Any party may, by notice given in accordance with this Section 11.03 to the other parties, designate another address or person for receipt of notices hereunder, provided that notice of such a change shall be effective upon receipt.

88 Section 11.04. Entire Agreement. Except as otherwise expressly provided in the Transaction Agreements, this Agreement and the other Transaction Agreements constitute the entire agreement of the parties hereto with respect to the subject matter of the Transaction Agreements and supersede all prior agreements and undertakings, both written and oral, other than the Confidentiality Agreement to the extent not in conflict with this Agreement, between or on behalf of Seller and its Affiliates, on the one hand, and Purchaser and its Affiliates, on the other hand, with respect to the subject matter of the Transaction Agreements. Section 11.05. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any Applicable Law or as a matter of public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the greatest extent possible. If any provision of this Agreement is determined by a court of competent jurisdiction to be so broad as to be unenforceable, that provision shall be interpreted to be only so broad as it is enforceable. Section 11.06. Assignment. This Agreement may not be assigned, in whole or in part, by operation of law or otherwise without the prior written consent of the parties hereto. Any attempted assignment in violation of this Section 11.06 shall be void. This Agreement shall be binding upon, shall inure to the benefit of, and shall be enforceable by the parties hereto and their successors and permitted assigns. Section 11.07. Waivers and Amendments. No provision of this Agreement or any other Transaction Agreements may be amended, supplemented or modified except by a written instrument signed by all of the parties thereto. No provision of this Agreement or any other Transaction Agreements may be waived except by a written instrument signed by the party against whom the waiver is to be effective. Section 11.08. Disclosure Schedules. Matters reflected in any Section of this Agreement, including any section or subsection of the Seller Disclosure Schedule or Purchaser Disclosure Schedule, are not necessarily limited to matters required by this Agreement to be so reflected. Such additional matters are set forth for informational purposes and do not necessarily include other matters of a similar nature. No reference to or disclosure of any item or other matter in any Section or Schedule of this Agreement, including any section or subsection of the Seller Disclosure Schedule or Purchaser Disclosure Schedule, shall be construed as an admission or indication that such item or other matter is material or that such item or other matter is required to be referred to or disclosed in this Agreement, the Seller Disclosure Schedule or Purchaser Disclosure Schedule. Without limiting the foregoing, no such reference to or disclosure of a possible breach or violation of any contract, Applicable Law or Governmental Order shall be construed as an admission or indication that breach or violation exists or has actually occurred.

89 Section 11.09. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO SUCH STATE’S PRINCIPLES OF CONFLICT OF LAW THAT COULD COMPEL THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION. (b) Each party hereto irrevocably and unconditionally submits to the exclusive jurisdiction of any federal court located in New York County in the State of New York, over any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby; provided, however, that, if said court determines that it does not have subject matter jurisdiction, then said action, suit or proceeding may be brought in the Supreme Court of the State of New York for New York County. Each party hereto agrees that service of any process, summons, notice or document by U.S. registered mail addressed to such party shall be effective service of process for any action, suit or proceeding brought against such party in any such court. Purchaser hereby designates the individual listed in Section 11.03(a) to whom notice may be given on behalf of Purchaser as its true and lawful agent upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of Seller. Seller hereby designates the individual listed in Section 11.03(b) to whom notice may be given on behalf of Seller as its true and lawful agent upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of Purchaser. In the event either party decides to change its designation of agent, it shall provide written notice to the other party. Each party hereto irrevocably and unconditionally waives any objection to the laying of venue of any such action, suit or proceeding brought in any such court and any claim that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Each party hereto agrees that any final, nonappealable judgment in any such action, suit or proceeding brought in any such court shall be conclusive and binding upon such party and may be enforced in any other courts to whose jurisdiction such party may be subject, by suit upon such judgment. (c) EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH OF THE PARTIES HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.09. Section 11.10. Rules of Construction. Interpretation of this Agreement and the other Transaction Agreements (except as specifically provided in any such other Transaction Agreements, in which case such specified rules of construction shall govern with respect to such other Transaction Agreements) shall be governed by the following rules of construction: (a) words in the singular shall be held to include the plural and vice versa, and words of one gender

90 shall be held to include the other gender as the context requires; (b) references to the terms Preamble, Recitals, Article, Section, paragraph, Schedule and Exhibit are references to the Preamble, Recitals, Articles, Sections, paragraphs, Schedules and Exhibits to this Agreement unless otherwise specified; (c) references to “$” mean, and all payments required to be made under this Agreement shall be required to be made in, U.S. dollars; (d) the word “including” and words of similar import means “including without limitation,” unless otherwise specified; (e) the word “or” shall not be exclusive; (f) the words “herein,” “hereof,” “hereunder” or “hereby” and similar terms are to be deemed to refer to this Agreement as a whole and not to any specific Section; (g) the headings are for reference purposes only and shall not affect in any way the meaning or interpretation of the Transaction Agreements; (h) the Transaction Agreements shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted; (i) if a word or phrase is defined, the other grammatical forms of such word or phrase have a corresponding meaning; (j) references to any statute, listing rule, rule, standard, regulation or other law include a reference to the corresponding rules and regulations; (k) references to any section of any statute, listing rule, rule, standard, regulation or other law include any successor or amendment to such section; (l) references to any Person include such Person’s predecessors or successors, whether by merger, consolidation, amalgamation, reorganization or otherwise; and (m) references to any contract (including this Agreement) or organizational document are to the contract or organizational document as amended, modified, supplemented or replaced from time to time, unless otherwise stated. Section 11.11. Certain Limitations. (a) Notwithstanding anything to the contrary contained in this Agreement, the other Transaction Agreements, the Seller Disclosure Schedule or any of the Schedules or Exhibits hereto or thereto, Purchaser acknowledges and agrees that neither Seller nor any of its Representative makes or has made, and Purchaser has not relied on, any inducement or promise to Purchaser except as specifically made in this Agreement or any representation or warranty to Purchaser, oral or written, express or implied, other than as expressly set forth in Article III. Without limiting the generality of the foregoing, other than as expressly set forth in Article III, no Person has made any representation or warranty to Purchaser with respect to the Business, the Transferred Assets (including the Assigned Contracts), the Assumed Liabilities or any other matter, including with respect to (i) merchantability, suitability or fitness for any particular purpose, (ii) the operation of the Business by Purchaser after the Closing, (iii) the probable success or profitability of the Business after the Closing or (iv) any information, documents or material made available to Purchaser or its Representatives in any “data rooms,” information memoranda, management presentations, functional “break-out” discussions or in any other form or forum in connection with the transactions contemplated by this Agreement, including any estimation, valuation, appraisal, projection or forecast with respect to the Business. With respect to any such estimation, valuation, appraisal, projection or forecast (including the confidential information memoranda prepared by or on behalf of Seller in connection with the transactions contemplated by this Agreement or the any actuarial reports provided to Purchaser), Purchaser acknowledges that: (i) there are uncertainties inherent in attempting to make such estimations, valuations, appraisals, projections and forecasts; (ii) it is familiar with such uncertainties; (iii) it is not acting and has not acted in reliance on any such estimation valuation, appraisal, projection

91 or forecast delivered by or on behalf of Seller to Purchaser; (iv) such estimations, valuations, appraisals, projections and forecasts are not and shall not be deemed to be representations or warranties of Seller or any of its Affiliates and (v) it shall have no claim against any Person with respect to any such valuation, appraisal, projection or forecast. (b) Seller makes no express or implied representation or warranty hereby or otherwise under this Agreement: (i) as to the future experience, success or profitability of the Business, whether or not conducted in a manner similar to the manner in which the Business was conducted prior to the Closing; (ii) that the reserves held by or on behalf of the Business or the assets supporting such reserves have been or will be adequate or sufficient for the purposes for which they were established; (iii) that the reinsurance recoverables taken into account in determining the amount of such reserves will be collectible or whether such reserves were calculated, established or determined in accordance with any actuarial, statutory or other standard; or (iv) concerning any financial statement “line item” or asset, liability or equity amount that would be affected by any of the foregoing. (c) Purchaser further acknowledges and agrees that it: (i) has made its own inquiry and investigation into and, based thereon, has formed an independent judgment concerning the Business, the Transferred Assets (including the Assigned Contracts) and the Assumed Liabilities; (ii) has been provided adequate access to such information as it has deemed necessary to enable it to form such independent judgment; (iii) has had such time as it deems necessary and appropriate fully and completely to review and analyze such information, documents and other materials; and (iv) has been provided an opportunity to ask questions of Seller with respect to such information, documents and other materials and has received answers to such questions that it considers satisfactory. Purchaser further acknowledges and agrees that neither Seller nor any of its Affiliates has made any representations or warranties, express or implied, as to the accuracy or completeness of, and that Purchaser and its Affiliates have made their investment decision with respect to the acquisition of the Transferred Assets without reliance upon, such information, documents and other materials other than the representations and warranties expressly set forth in this Agreement. Section 11.12. No Third Party Beneficiaries. Nothing in this Agreement is intended or shall be construed to give any Person (including the employees of Seller or Purchaser or any Affiliate of Seller or Purchaser), other than the parties hereto, their successors and permitted assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. Section 11.13. Execution in Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page to any Transaction Agreement by facsimile or other means of electronic transmission utilizing reasonable image scan technology shall be as effective as delivery of a manually executed counterpart of any such Agreement. Section 11.14. Equitable Remedies. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that,

92 without the necessity of posting bond or other undertaking, the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Agreement, this being in addition (subject to the terms of this Agreement) to any other remedy to which such party is entitled at law or in equity. In the event that any Action is brought in equity to enforce the provisions of this Agreement, no party hereto shall allege, and each party hereto hereby waives any defense or counterclaim, that there is an adequate remedy at law. If, prior to the Outside Date, any party hereto brings any Action in accordance with this Section 11.14 to enforce specifically the performance of the terms and provisions hereof by the other party, the Outside Date shall be automatically extended (i) for the period during which such action is pending, plus 10 Business Days or (ii) by such other time period established by the court presiding over such action, as the case may be. (The remainder of this page is intentionally left blank)

[Signature Page to Master Transaction Agreement] IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written. AETNA INC. By: /s/ Bjorn Thaler ___________________ Name: Bjorn Thaler Title: Authorized Signatory HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY By: /s/ Michael Concannon _____________ Name: Michael Concannon Title: Authorized Signatory